SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [ ]

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[ ]	Preliminary Proxy Statement	[ ]	Soliciting Material Under Rule 14a-12
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials

Ruby Tuesday Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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August 28, 2013

Dear Shareholders:

     You are cordially invited to attend the 2013 Annual Meeting of Shareholders of Ruby Tuesday, Inc. on Wednesday, October 9, 2013, at 11:00 a.m., Eastern Daylight Time, at our Restaurant Support Center at 150 West Church Avenue, Maryville, Tennessee 37801. The Notice of Annual Meeting of Shareholders and Proxy Statement accompanying this letter describe the specific business to be acted upon. At this year’s meeting, you will have the opportunity to vote on the election of three Class III directors; to approve, on an advisory basis, our executive compensation; to approve the amendment and restatement of the Ruby Tuesday, Inc. 2003 Stock Incentive Plan; and to ratify the selection of our independent registered public accounting firm, KPMG LLP.

     We sincerely hope that you will be able to attend the meeting in person, and we look forward to seeing you. Whether or not you expect to be present, please promptly vote and submit your proxy by telephone, over the Internet or, if you receive paper copies of the proxy materials, by following the instructions on the proxy card. If you attend the meeting, you may revoke your proxy and vote your own shares.

Sincerely,

RUBY TUESDAY, INC.

James J. (J.J.) Buettgen
President and Chief Executive Officer

150 West Church Avenue • Maryville, Tennessee 37801 • (865) 379-5700 • Facsimile (865) 379-6826

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
OF RUBY TUESDAY, INC.

Date:	Wednesday, October 9, 2013

Time:	11:00 a.m. Eastern Daylight Time

Place:	Ruby Tuesday, Inc. Restaurant Support Center
150 West Church Avenue
Maryville, Tennessee 37801

Record Date:	August 12, 2013

Voting Matters:

1.	To elect three Class III directors for a term of three years to the Board of Directors;
2.	To approve an advisory resolution on executive compensation;
3.	To approve the amendment and restatement of the Ruby Tuesday, Inc. 2003 Stock Incentive Plan;
4.	To ratify the selection of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 3, 2014; and
5.	To transact any other business that may properly come before the Annual Meeting or any adjournment(s) thereof.

Only shareholders of record at the close of business on August 12, 2013 are entitled to notice of, and to vote at, the Annual Meeting.

The mailing address of the Company’s principal executive office is 150 West Church Avenue, Maryville, Tennessee 37801, and the telephone number is (865) 379-5700.

It is important that your shares are represented at the Annual Meeting. Even if you plan to attend the meeting, we ask that you please promptly vote and submit your proxy either by telephone or over the Internet. If you received a paper copy of proxy materials by mail, please complete, date, sign and mail the enclosed proxy in the envelope provided. If you attend the Annual Meeting, you may revoke your proxy and vote your own shares.

By Order of the Board of Directors,

Scarlett May
Senior Vice President, Chief Legal Officer and Secretary

August 28, 2013
Maryville, Tennessee

Important Notice Regarding the Internet Availability of Proxy Materials
for the Annual Meeting to be Held on October 9, 2013:

The Company’s Proxy Statement for the Annual Meeting of Shareholders, the proxy card, and Annual Report for fiscal year 2013 are available on the following website: https://materials.proxyvote.com/781182

Notice of Annual Meeting

RUBY TUESDAY, INC.
PROXY STATEMENT FOR 2013 ANNUAL MEETING OF SHAREHOLDERS
TABLE OF CONTENTS

PROXY SUMMARY	1
GENERAL INFORMATION	1
INTERNET AVAILABILITY OF PROXY MATERIALS	3
BENEFICIAL OWNERSHIP OF COMMON STOCK	3
PROPOSAL ONE: ELECTION OF DIRECTORS	5
Introduction	5
Election Process	5
Director Nominations	5
Qualifications for All Directors	6
DIRECTOR AND DIRECTOR NOMINEE
INFORMATION	7
Director Nominees:
Class III – Term Expiring 2016	7
Class II – Term Expiring 2015	8
Class I – Term Expiring 2014	10
Directors’ Independence	10
The Board’s Role in Risk Oversight	10
Board Leadership Structure	11
Committees of the Board of Directors	12
Policy with Regard to Directors’ Attendance at the
Annual Meeting of Shareholders	13
Policy by Which a Presiding Director is Chosen to
Chair Executive Sessions of Non-Management
Directors	13
Procedure for Shareholder Communication
with Directors	13
Anti-Hedging Policy	14
Section 16(a) Beneficial Ownership
Reporting Compliance	14
Directors’ Fees and Attendance	14
Director Share Ownership Policy	16
2013 DIRECTOR COMPENSATION	16
CORPORATE GOVERNANCE	17
COMPENSATION DISCUSSION AND ANALYSIS	18
Executive Summary	18
Responsibility for Setting Executive
Compensation Philosophy	21
Overall Compensation Philosophy	24
Key Components of Compensation	27
Executive Stock Ownership Requirements	33
Ruby Tuesday, Inc. Severance Pay Plan	33
Executive Compensation Clawback Policy	34
Other Benefits	34
Deductibility of Executive Compensation	35
Analysis of Risk Associated with Executive
Compensation Plans	35
COMPENSATION COMMITTEE REPORT	36
2013 SUMMARY COMPENSATION TABLE	36
GRANTS OF PLAN-BASED AWARDS IN
FISCAL YEAR 2013	38
OUTSTANDING EQUITY AWARDS AT
FISCAL YEAR-END FOR 2013	40
OPTION EXERCISES AND STOCK VESTED IN
FISCAL YEAR 2013	41
2013 NONQUALIFIED DEFERRED
COMPENSATION	41
PENSION BENEFITS FOR FISCAL YEAR 2013	42
Executive Supplemental Pension Plan	43
Retirement Plan	43
POTENTIAL PAYMENTS UPON TERMINATION
OR CHANGE IN CONTROL	44
Severance Plan	44
Deferred Compensation	45
Equity Awards and Performance-Based
Cash Incentives	46
Pension Benefits	48
Retiree Health Insurance Plan	48
Life Insurance	48
Disability	48
SECURITIES AUTHORIZED FOR ISSUANCE
UNDER EQUITY COMPENSATION PLANS	48
PROPOSAL TWO: ADVISORY RESOLUTION ON
EXECUTIVE COMPENSATION	49
PROPOSAL THREE: APPROVAL OF AN
AMENDMENT TO THE STOCK
INCENTIVE PLAN	49
General Description of the Stock Incentive Plan	50
Terms of the Stock Incentive Plan	51
Federal Income Tax Consequences	54
Awards to be Granted	55
Shareholder Approval	56
RELATED PERSON TRANSACTIONS	56
AUDIT COMMITTEE MATTERS	56
Audit Committee Report	56
Audit Committee Charter	57
Independence of Audit Committee Members	57
PROPOSAL FOUR: RATIFICATION OF
INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM	57
Accountants’ Fees and Expenses	58
Audit Committee Policy for the Engagement of the
Independent Auditor for Audit and Permitted
Non-Audit Services	58
Determination of Auditor Independence	58
SHAREHOLDER PROPOSALS	59
GENERAL	59
ANNEX A	Annex A

Table of Contents

RUBY TUESDAY, INC.
PROXY STATEMENT FOR 2013 ANNUAL MEETING OF SHAREHOLDERS

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

	For More Information	Board Recommendation
Proposal One: Election of Directors	Page 5	✓ For Each Nominee
Proposal Two: Advisory resolution on	Page 49	✓ For
executive compensation
Proposal Three: Amendment to the Stock	Page 49	✓ For
Incentive Plan
Proposal Four: Ratification of independent	Page 57	✓ For
registered public accounting firm

Director and Director Nominee Information

						Committee
						Memberships
					Class
		Director			Term				Other Public
Name	Age	Since	Occupation	Independent	Expiring	AC	EC	G	Company Boards
James J.			President and Chief		Class III 2016
Buettgen	53	2012	Executive Officer
Nominee			Ruby Tuesday, Inc.
F. Lane Cardwell, Jr.			President		Class II 2015
	61	2012	Cardwell Hospitality	✓		✓		✓
			Advisory
Kevin T. Clayton	50	2006	President and Chief		Class II 2015			C
			Executive Officer	✓			✓
			Clayton Homes, Inc.
Matthew A.			Co-Managing Member		Class III 2016
Drapkin	40	2011	Becker Drapkin	✓			✓	✓
Nominee			Management
Bernard Lanigan, Jr. Nominee	65	2001	Chairman and Chief
			Executive Officer	✓	Class III	C		✓	Texas Industries, Inc.
			Southeast Asset		2016
			Advisors, Inc.
			President and Chief
Jeffrey J.	57	2012	Executive Officer	✓	Class II	✓		✓	Einstein Noah Restaurant Group
O’Neill			Einstein Noah		2015
			Restaurant Group
Stephen I. Sadove			Chairman and Chief		Class I 2014				Saks Incorporated; Colgate-Palmolive Co.
	62	2002	Executive Officer	✓			C	✓
			Saks Incorporated
AC	Audit Committee
EC	Executive Compensation Committee
G	Governance Committee
✓	Member
C	Chair

GENERAL INFORMATION

The following Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Ruby Tuesday, Inc. (the “Board” or “Board of Directors”), a Georgia corporation (the “Company”), of proxies to be used in voting at the Annual Meeting of Shareholders of the Company to be held on Wednesday, October 9, 2013, at 11:00 a.m. Eastern Daylight Time, at the Company’s Restaurant Support Center at 150 West Church Avenue, Maryville, Tennessee 37801 and at any adjournment(s) thereof (the “Annual Meeting”). This Proxy Statement and accompanying proxy and/or the Notice of Internet Availability were first mailed to shareholders on or about August 28, 2013.

2013 Proxy Statement	1

Any shareholder returning a proxy has the power to revoke it prior to the Annual Meeting, either by giving the Secretary of the Company written notice of revocation, by returning a later-dated proxy, or by expressing at the Annual Meeting a desire to vote in person. All shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised, will be voted in the manner specified therein. If a proxy is returned and no specification is made, the proxy will be voted (i) in favor of the election of the three nominees for Class III directors named in this Proxy Statement; (ii) for the approval, on an advisory basis, of the compensation of the Named Executives (as defined below); (iii) for the approval of the amendment and restatement of the Ruby Tuesday, Inc. 2003 Stock Incentive Plan; (iv) in favor of the ratification of the selection of KPMG LLP (“KPMG”) to serve as the Company’s independent registered public accounting firm (the “Auditors”) for the fiscal year ending June 3, 2014; and (v) in accordance with the best judgment of the proxy holders on any other matter that may properly come before the Annual Meeting.

If you participate in the Company’s Salary Deferral Plan (the “401(k) Plan”), your proxy card will also serve as a voting instruction card for the 401(k) Plan Trustee. If you do not provide voting instructions with respect to the shares held in the 401(k) Plan to the 401(k) Plan Trustee, those shares will not be voted. If you participate in the 401(k) Plan or maintain accounts in more than one name, you may receive more than one Notice of Internet Availability. To be sure that all shares are counted, you must vote and submit the proxy either by telephone or over the Internet or sign and return every proxy card you receive.

The entire cost of soliciting these proxies will be borne by the Company. The Company will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. If necessary, we may use some of our employees to solicit proxies from the shareholders personally or by telephone. We have also engaged Morrow & Co., LLC to assist in the solicitation of proxies for a fee of approximately $17,500, plus reimbursement for out-of-pocket expenses. Please contact Morrow & Co., LLC, our solicitation agent, at the phone number or address listed below with any questions regarding the Annual Meeting.

Morrow & Co., LLC
470 West Avenue - 3rd Floor
Stamford, CT 06902
Banks and Brokerage Firms, please call (203) 658-9400
Shareholders, please call (855) 223-1287

August 12, 2013 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and, accordingly, only holders of Common Stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting. The presence in person or by proxy of shareholders of record holding a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. All shares represented by a valid proxy are counted as shares present for determination of a quorum. The number of shares of outstanding Common Stock on August 12, 2013 was 61,394,767, each of which is entitled to one vote at the Annual Meeting.

So long as a quorum is present, the number of votes cast in favor must exceed the votes against in order to (i) elect each of the director nominees named in Proposal One; (ii) approve, on an advisory basis, the compensation of the Named Executives (as defined below); (iii) ratify the selection of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending June 3, 2014; and (iv) approve any other business that may properly come before the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business but will have no effect on the outcome of the voting on the election of directors, the advisory vote on executive compensation, the ratification of the selection of the independent registered public accounting firm, or any other business that may properly come before the Annual Meeting. With respect to the proposal regarding the amendment and restatement of the Ruby Tuesday, Inc. 2003 Stock Incentive Plan, the New York Stock Exchange (“NYSE”) Listed Company Manual requires that, to approve the amendment, the number of votes cast in favor of the amendment must constitute a majority of votes cast, including abstentions but not including broker non-votes.

2	2013 Proxy Statement

INTERNET AVAILABILITY OF PROXY MATERIALS

Under rules recently adopted by the U.S. Securities and Exchange Commission (the “SEC”), the Company is furnishing proxy materials to shareholders primarily via the Internet instead of mailing printed copies of those materials to each shareholder. On or about August 28, 2013, the Company mailed to shareholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability containing instructions on how to access our proxy materials, including the Proxy Statement and the Company’s Annual Report. The Notice of Internet Availability also instructs shareholders on how to access the proxy card to vote through the Internet or by telephone.

This process is designed to expedite shareholders’ receipt of proxy materials, lower the cost of the Annual Meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive the Company’s proxy materials electronically, you will continue to receive these materials via electronic mail unless you elect otherwise.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information as of August 12, 2013 (except as otherwise noted) regarding the amount of Common Stock beneficially owned by all persons known to the Company to beneficially own more than 5% of the outstanding Common Stock, each director and director nominee of the Company, each Named Executive (as defined below), and all directors and executive officers of the Company as a group. An asterisk (*) indicates beneficial ownership of less than 1% of the outstanding Common Stock. Unless otherwise indicated, the address for each person listed is c/o Ruby Tuesday, Inc., 150 West Church Avenue, Maryville, Tennessee 37801.

Name or Group	Number of Shares	Percent of
	Beneficially Owned (1)	Class (2)
Five Percent Shareholders
FMR LLC and	7,200,000	11.3%
Edward C. Johnson, III (3)
BlackRock, Inc. (4)	5,444,958	8.6%
Dimensional Fund Advisors LP (5)	4,528,337	7.1%
Carlson Capital, L.P. (6)	2,987,100	4.9%
Directors and Named Executive Officers
James J. Buettgen (7)	605,985	*
F. Lane Cardwell, Jr. (8)	29,415	*
Kevin T. Clayton (9)	88,403	*
Matthew A. Drapkin (10)	1,472,673	2.4%
Bernard Lanigan, Jr. (11)	233,314	*
Jeffrey J. O’Neill (12)	10,473	*
Stephen I. Sadove (13)	122,763	*
Michael O. Moore (14)	26,886	*
Robert F. LeBoeuf (15)	86,154	*
Scarlett A. May (16)	88,375	*
All directors and executive officers as	3,030,861	4.9%
a group (13 persons) (17)
Former Directors and Named Executive Officers
Samuel E. Beall, III (18)	706,033	1.1%
Claire L. Arnold (19)	275,379	*
Steven R. Becker (20)	1,462,200	2.4%
James A. Haslam, III	-	*
Dr. Donald Ratajczak (21)	105,000	*
Kimberly S. Grant (22)	243,239	*
Daniel P. Dillon, Jr.	-	*

--------------------

(1)	The amounts shown include: (i) shares subject to currently exercisable options and options exercisable within 60 days after August 12, 2013; (ii) unvested restricted shares that are subject to service criteria; and (iii) shares held in the 401(k) Plan. Unless otherwise noted, each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him or her.

2013 Proxy Statement	3

The amounts shown do not include share equivalent units credited to the accounts of the named persons and group under the Company’s Deferred Compensation Plan (the “Predecessor Plan”) which, as of August 12, 2013, were as follows: Ms. Grant, 9,661; Mr. LeBoeuf, 1,095, and all current and former directors and executive officers as a group, 10,820. These units represent deferred compensation obligations of the Company payable in shares of Common Stock upon separation of employment either in a lump sum or in installments, as determined by the Company in its capacity as plan administrator.

(2)	“Percent of Class” has been calculated by taking into account all shares as to which the indicated person has sole or shared voting or investment power (including unvested restricted shares and shares subject to currently exercisable options and options exercisable within 60 days after August 12, 2013), without regard to any disclaimers of beneficial ownership by the person indicated. Except for the five percent shareholders whose holdings are reflective as of the dates shown below, percentage of ownership is based on 61,394,767 shares of Common Stock outstanding as of August 12, 2013.

(3)	The information presented is based solely on the Schedule 13G/A filed with the SEC by FMR LLC and Edward C. Johnson, III, reporting beneficial ownership as of December 31, 2012, and the percentage beneficially owned was determined based on the shares outstanding as of that date. The address of FMR LLC is 82 Devonshire Street, Boston, MA 02109.

(4)	The information presented is based solely on the Schedule 13G/A filed with the SEC by BlackRock, Inc. reporting beneficial ownership as of December 31, 2012, and the percentage beneficially owned was determined based on the shares outstanding as of that date. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(5)	The information presented is based solely on the Schedule 13G/A filed with the SEC reporting beneficial ownership as of December 31, 2012, and the percentage beneficially owned was determined based on the shares outstanding as of that date. The address of Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746.

(6)	The information presented is based solely on the Schedule 13D/A jointly filed with the SEC reporting beneficial ownership as of April 25, 2013 (and the percentage beneficially owned based on shares outstanding as of that date) by Carlson Capital, L.P., Asgard Investment Corp., Asgard Investment Corp. II, Clint D. Carlson, Double Black Diamond Offshore Ltd., and Black Diamond Offshore Ltd. The mailing address of Carlson Capital, L.P. is 2100 McKinney Avenue, Dallas, TX 75201.

(7)	The total amount for Mr. Buettgen includes 605,985 unvested restricted shares.

(8)	The total amount for Mr. Cardwell includes 10,473 unvested restricted shares.

(9)	The total amount for Mr. Clayton includes 13,394 unvested restricted shares and options exercisable within 60 days after August 12, 2013 to purchase 11,702 shares.

(10)	The total amount includes: (i) 10,473 unvested restricted shares owned solely by Mr. Drapkin and (ii) 1,451,226 shares deemed beneficially owned indirectly by Mr. Drapkin and our former director, Mr. Becker, who is Co-Managing Member of Becker Drapkin, L.P.

(11)	The total amount includes 134,000 shares held by Conifer Partners II, LLC, of which Mr. Lanigan has shared voting and investment power; 12,830 shares held in a family limited partnership; 13,394 unvested restricted shares; and options exercisable within 60 days after August 12, 2013 to purchase 11,702 shares.

(12)	The total amount for Mr. O’Neill includes 10,473 unvested restricted shares.

(13)	The total amount for Mr. Sadove includes 77,705 shares held in a guarantor retained annuity trust and 13,394 unvested restricted shares.

(14)	The total amount for Mr. Moore includes 26,886 unvested restricted shares.

(15)	The total amount for Mr. LeBoeuf includes 23,304 unvested restricted shares and options exercisable within 60 days after August 12, 2013 to purchase 44,358 shares.

(16)	The total amount for Ms. May includes 24,628 unvested restricted shares and options exercisable within 60 days after August 12, 2013 to purchase 37,353 shares.

(17)	The total amount includes 937,770 unvested restricted shares and options exercisable within 60 days after August 12, 2013 to purchase 148,432 shares. Including former directors and executive officers, there were 937,770 unvested restricted shares, 26,256 shares held in the 401(k) Plan, and options exercisable within 60 days after August 12, 2013 to purchase 974,387 shares.

(18)	The total amount for Mr. Beall includes 23,251 shares held in the 401(k) Plan and options exercisable within 60 days after August 12, 2013 to purchase 682,782 shares. Mr. Beall’s shares are not included in the total for all directors and executive officers as a group as he was not an executive officer as of August 12, 2013.

(19)	The total amount includes 98,700 shares owned by Ms. Arnold’s spouse, all of which are pledged as security. Ms. Arnold retired from our Board as of the October 2012 shareholder meeting. Consequently, Ms. Arnold’s shares are not included in the total for all directors and executive officers as a group as she was not a director as of August 12, 2013.

(20)	The total amount includes 1,451,226 shares deemed beneficially owned by both Mr. Becker and Mr. Drapkin indirectly. Mr. Becker’s shares are not included in the total for all directors and executive officers as a group as he was not a director as of August 12, 2013.

(21)	The total amount includes 13,500 shares held in an individual retirement account by Dr. Ratajczak. Dr. Ratajczak’s shares are not included in the total for all directors and executive officers as a group as he was not a director as of August 12, 2013.

(22)	The total amount for Ms. Grant includes 3,005 shares held in the 401(k) Plan and options exercisable within 60 days after August 12, 2013 to purchase 143,173 shares. Ms. Grant’s shares are not included in the total for all directors and executive officers as a group as she was not an executive officer as of August 12, 2013.

4	2013 Proxy Statement

PROPOSAL ONE: ELECTION OF DIRECTORS

Introduction

Our Board has undergone significant change over the past year – both in terms of its structure and its make-up. After 40 years of service, our Founder, Chairman, and Chief Executive Officer, Samuel E. Beall, III, stepped down in November, 2012, and the Company appointed James J. Buettgen as its new Chief Executive Officer. In conjunction with that transition, the Board split the roles of Chief Executive Officer and Chairman of the Board. Matthew A. Drapkin, formerly the Company’s Lead Independent Director (“Lead Director”), then assumed the role of Chairman.

In addition, James A. Haslam, III, Dr. Donald Ratajczak, and Claire L. Arnold retired from the Board last year, and Steven R. Becker resigned his directorship. The Board also added two industry veterans: F. Lane Cardwell, Jr. and Jeffrey J. O’Neill. In connection with his appointment as Chief Executive Officer, Mr. Buettgen was appointed to serve as a member of the Board.

We believe separating the roles of Chairman and Chief Executive Officer, as well as adding significant industry experience, makes our Board stronger and better suited to enhance shareholder value going forward. These changes enable the Board to effectively advise the Company through the leadership transition, critically evaluate the Company’s strategic goals and incent management to attain those goals, and properly safeguard shareholder interests. Management therefore recommends that you vote in favor of retaining Messrs. Buettgen, Drapkin, and Lanigan on the Board to maintain the structure and personnel it believes are appropriate for the Company at this point in its history.

Election Process

The Company’s Articles of Incorporation provide for three classes of directors with staggered, three-year terms of office. The Articles of Incorporation require that, upon the expiration of the term of office for a class of directors, the nominees for that class will be elected for a term of three years to serve until the election and qualification of their successors or until their earlier resignation, death, or removal from office. The Company’s Articles of Incorporation and its Bylaws provide that the Board shall consist of not less than three nor more than 12 directors and authorize the exact number to be fixed from time to time by resolution of a majority of the Board or by the affirmative vote of the holders of at least 80% of all outstanding shares entitled to vote in the election of directors, voting together as a single class. The terms of office of the Class III directors expire at the Annual Meeting. The Board has nominated James J. Buettgen, Matthew A. Drapkin, and Bernard Lanigan, Jr. to serve in Class III of the Board for a term of three years. The Class I directors and the Class II directors have one year and two years, respectively, remaining on their terms of office.

It is intended that persons named in the accompanying form of proxy will vote for the three nominees listed below unless instructed to vote against a particular nominee. Although the Board does not expect that any of the nominees identified herein will be unavailable for election, in the event a vacancy in the slate of nominees occurs, the shares represented by proxies in the accompanying form may be voted for the election of a substitute nominee selected by the persons named in the proxy.

Director Nominations

The Governance Committee is responsible for identifying individuals qualified to become Board members and recommending director nominees to the Board. In addition, the Company’s Articles of Incorporation provide that any shareholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors so long as written notice of such shareholder’s intent to make such nomination has been given (i) no later than 90 days in advance of the Annual Meeting, or (ii) with respect to any election to be held at a special meeting of shareholders for the election of directors, no later than the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders.

Each notice of intent to nominate one or more persons for the election of directors must set forth, in addition to such information as may be required by the Bylaws, (i) the name and address of the shareholder making the nomination and the person or persons being nominated; (ii) a representation that the shareholder is a holder of record of shares of Common Stock entitled to vote at the Annual Meeting and that the shareholder intends to appear either in person or by proxy at the Annual Meeting to nominate the person or persons described in the notice; (iii) a description of any arrangements or understandings between the shareholder, each nominee and any person or persons pursuant to which the shareholder intends to make the nomination; (iv) such other

2013 Proxy Statement	5

information regarding each nominee as would be required by the proxy rules of the SEC if the nominee were to be nominated by the Board; and (v) the consent of each nominee to serve as a director of the Company.

The Governance Committee has adopted a formal policy and procedure with regard to the consideration of any director candidates recommended by shareholders. Consistent with these procedures, the Governance Committee will consider director candidates recommended by the Company’s shareholders. Recommendations may be sent to the Governance Committee, c/o Secretary, Ruby Tuesday, Inc., 150 West Church Avenue, Maryville, Tennessee 37801.

The Governance Committee identifies potential nominees for director through a variety of business contacts including current directors, community leaders, and shareholders. To the extent necessary, the Governance Committee may retain professional search firms and other advisors to identify potential candidates.

Qualifications for All Directors

In considering potential candidates for election to the Board, the Governance Committee observes the following guidelines, among other considerations: (i) the composition of the Board must include a majority of independent directors; (ii) each director nominee shall be selected without regard to sex, race, religion or national origin; (iii) each director nominee should be an individual of the highest character and integrity and have an inquiring mind, vision, and the ability to work well with others; (iv) each director nominee should be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director; (v) each director nominee should possess substantial and significant experience that would be of particular importance to the Company in the performance of the duties of a director; (vi) each director nominee should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director, including, without limitation, consistent attendance at Board of Directors and committee meetings and advance review of Board and committee materials; and (vii) each director nominee should have the capacity and desire to represent the balanced, best interests of the shareholders as a whole and not primarily a special interest group or constituency.

If the Governance Committee determines that a potential candidate may be qualified to serve on the Board, at least one member of the Governance Committee, as well as the Chairman of the Board and Chief Executive Officer will interview such candidate. The Governance Committee then determines whether to recommend to the Board that a candidate be nominated for approval by the shareholders. The Governance Committee evaluates potential candidates recommended by shareholders in the same manner.

With respect to nominating existing directors, the Governance Committee reviews relevant information available to it, including the most recent individual director evaluations for such candidates, the number of meetings attended, his or her level of participation, biographical information, professional qualifications, and overall contributions to the Company.

The Board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background, and professional experiences in evaluating candidates for Board membership.

Qualifications, Attributes, Experience, and Skills of the Board as a Whole

The Board has identified the following qualifications, attributes, experiences, and skills that are important to be represented on the Board as a whole, in consideration of the Company’s current and future goals as identified in its strategic framework for fiscal year 2013 and its three-year goals:

  Management, leadership and strategy;
  Financial expertise;
  Marketing and consumer experience; and
  Risk assessment and capital management.
6	2013 Proxy Statement

DIRECTOR AND DIRECTOR NOMINEE INFORMATION

Information about the directors and director nominees is below including the specific qualifications, attributes, experiences and skills described above.

Director Nominees: Class III – Term Expiring 2016

JAMES J. BUETTGEN
Age: 53 Director Since: 2012

Mr. Buettgen joined the Company in December 2012 as President and Chief Executive Officer. Prior to joining the Company, Mr. Buettgen served as Senior Vice President, Chief Marketing Officer of Darden Restaurants, Inc. (“Darden”) from June 2011 to November 2012 and as Senior Vice President, New Business Development of Darden from May 2007 to June 2011. Additionally, Mr. Buettgen served as President of Darden’s former Smokey Bones Barbeque & Grill concept from November 2004 to May 2007. Prior to his tenure at Darden, among other positions, Mr. Buettgen served as Senior Vice President of Marketing and Brand Development for Brinker International, Inc.; Senior Vice President of Marketing and Sales for Disneyland Resorts, a division of the Walt Disney Company; Senior Vice President of Marketing for Hollywood Entertainment Group; and held various marketing positions with General Mills, Inc. Mr. Buettgen has a M.B.A. in Marketing Management from the University of California at Los Angeles and a B.S. in Finance from Miami University.

Skills and Qualifications:

  Management, leadership and strategy – Leadership experience as President and Chief Executive Officer of the Company and previous leadership of casual dining concept.
  Marketing and consumer experience – Extensive experience in marketing, strategic planning and consumer research for major restaurant and entertainment companies.
  Risk assessment and capital management – Experience as Chief Executive Officer in overseeing business risk and designing and implementing strategies to increase shareholder value.
MATTHEW A. DRAPKIN

Age: 40
Director Since: 2011
Chairman of the Board
Committees: Executive Compensation,
Governance
Former Directorships Held Within
Last Five Years: Hot Topic, Inc.;
Glu Mobile, Inc.; Plato Learning, Inc.; Alloy, Inc.

Mr. Drapkin has been a partner at Becker Drapkin Management since December 2009. Previously, he served as head of research, special situations and private equity at ENSO Capital, a New York-based hedge fund, from March 2008 to October 2009. From January 2003 to March 2008, Mr. Drapkin worked at MacAndrews & Forbes, a private investment firm, where he served as the Senior Vice President, Corporate Development, responsible for sourcing, evaluating, and executing investment opportunities. Prior to MacAndrews & Forbes, Mr. Drapkin was the general manager of several Condé Nast Internet sites and an investment banker at Goldman Sachs. Mr. Drapkin has a J.D. from Columbia University School of Law, a B.A. in American History from Princeton University and an M.B.A., Finance from Columbia University School of Business.

Skills and Qualifications:

  Management, leadership and strategy – Leadership experience through management of a small-cap investment fund.
  Financial expertise – Extensive financial experience in both public and private companies which provides our Board with valuable expertise in corporate finance, strategic planning, and capital and credit markets.
  Marketing and consumer experience – Knowledge and experience in retailing from service as a director at Hot Topic, Inc.; marketing experience as a director at Alloy, Inc.
  Risk assessment and capital management – Provides the Board with experience in capital allocation, shareholder value and financial risk.
2013 Proxy Statement	7

BERNARD LANIGAN, JR.
Age: 65 Director Since: 2001 Committees: Audit (Chair), Governance Public Directorships: Texas Industries, Inc.

Mr. Lanigan founded and has served as Chairman and Chief Executive Officer of Southeast Asset Advisors, Inc., a registered investment advisor and wealth management company, since 1991. Also, Mr. Lanigan founded and has served as Chairman of Lanigan & Associates, P.C., Certified Public Accountants and Consultants, since 1974. Mr. Lanigan also serves on the board of directors of several private companies and foundations and is Managing Director of Conifer Advisors, LLC which manages various entities that invest in private equity as well as public companies. Mr. Lanigan is a graduate of Furman University and is a Certified Public Accountant.

Skills and Qualifications:

  Management, leadership and strategy – More than 40 years of leadership experience through founding, establishment, and management of companies that provide investment and wealth management, accounting, tax and financial consulting services. Serves on another public company board as well as served on numerous private company boards.
  Financial expertise – Certified public accountant for 40 years with experience in valuations, accounting, investments and wealth management, mergers and acquisitions and investment banking.
  Marketing and consumer experience – Thorough understanding of the casual dining industry and our customer base.
  Risk assessment and capital management – Extensive knowledge of and experience in accounting, tax, financial markets, capital allocation, shareholder value and financial risk.

Directors Continuing in Office: Class II – Term Expiring 2015

F. LANE CARDWELL, JR.
Age: 61 Director Since: 2012 Committees: Audit, Governance Former Directorships Held Within Last Five Years: P.F. Chang’s China Bistro, Inc.; Famous Dave’s of America, Inc.

Mr. Cardwell is the President of Cardwell Hospitality Advisory. He previously served as the President of P.F. Chang’s China Bistro (“P.F. Chang’s”) from March 2011 until the company was taken private in mid-2012. Prior to that, he was the President and Chief Executive Officer of Boston Market from June 2009 to October 2010. Mr. Cardwell was the President of Cardwell Hospitality Advisory from June 1999 to June 2009, serving on several public and private boards during that time. Mr. Cardwell was on the board of P.F. Chang’s from 1999 to 2009, and then again from 2010 to 2012. He also served on the board of Famous Dave’s of America, Inc. and was interim President and Chief Executive Officer from December 2007 until April 2008. He previously served as President and Chief Executive Officer of Eatzi’s Market and Bakery from 1996 to 1999. Prior to joining Eatzi’s, Mr. Cardwell was Executive Vice President and Chief Administrative Officer and a member of the board of directors of Brinker International, Inc. Mr. Cardwell also serves on the board of directors of a private family dining company. Mr. Cardwell has an M.B.A. in Finance from the University of North Texas and a B.B.A. in Marketing from Southern Methodist University.

Skills and Qualifications:

  Management, leadership and strategy – Over 30 years of executive leadership experience in the restaurant industry as president and chief executive officer of other restaurant companies.
  Financial expertise – Extensive financial experience including service on the audit committees of public and private companies.
  Marketing and consumer experience – Possesses extensive experience in restaurant marketing, competitive positioning and new concept development.
  Risk assessment and capital management – Experience leading publicly-traded and privately-held restaurant companies; broad corporate governance experience from his service on the board and board committees of other public and private companies.
8	2013 Proxy Statement

KEVIN T. CLAYTON
Age: 50 Director Since: 2006 Committees: Executive Compensation, Governance (Chair)

Mr. Clayton has served as President and Chief Executive Officer of Clayton Homes, Inc. (a Berkshire Hathaway Company) since 1999. Prior to serving as President and Chief Executive Officer, Mr. Clayton served as Chief Operating Officer of Clayton Homes, Inc. from 1997 to 1999 and as Vice President of Clayton Homes, Inc. and President of Vanderbilt Mortgage and Finance, Inc. from 1995 until 1997. Mr. Clayton has an M.B.A. from the University of Tennessee and a B.S./B.A. from James Madison University.

Skills and Qualifications:

  Management, leadership and strategy – Chief executive officer experience through his leadership roles with Clayton Homes, Inc., which was a publicly-traded company prior to Berkshire Hathaway’s acquisition of the company in 1999.
  Financial expertise – Possesses in-depth knowledge and experience in the areas of finance, lending and credit markets.
  Marketing and consumer experience – Extensive sales and marketing experience in the housing industry including the retail sales of manufactured and modular homes.
  Risk assessment and capital management – Provides the Board with additional insight into issues involving capital allocation, shareholder value and business risk.
JEFFREY J. O’NEILL
Age: 57 Director Since: 2012 Committees: Audit, Governance Public Directorships: Einstein Noah Restaurant Group

Mr. O’Neill has served as President and Chief Executive Officer of Einstein Noah Restaurant Group (“Einstein Noah”) since December 2008. In May 2005, Mr. O’Neill joined Priszm Income Fund in Toronto, Canada and served as its President and Chief Operating Officer until being named Chief Executive Officer in January 2008. Priszm Income Fund owned and operated 465 quick service and quick casual restaurants (KFC, Taco Bell, and Pizza Hut) across seven Canadian provinces. From March 1999 until January 2003, Mr. O’Neill served as President of Pepsi-Cola Canada and from February 2003 through March 2005 he was Vice President of Sales for Quaker Foods USA. Mr. O’Neill holds an Honors Bachelor of Commerce Degree from the University of Ottawa.

Skills and Qualifications:

  Management, leadership and strategy – Chief executive officer experience through his leadership roles with Einstein Noah, Priszm Income Fund, Quaker Foods and Pepsi-Cola Canada.
  Financial expertise – Responsible for all aspects of profit and loss management including quarterly reporting and responsibilities related to a publicly-traded bagel/bakery chain restaurant company focused in the fast-casual segment.
  Marketing and consumer experience – Possesses extensive experience in marketing, strategic planning and consumer research.
  Risk assessment and capital management – Extensive experience in overseeing business risk and designing and implementing strategies to increase shareholder value.
2013 Proxy Statement	9

Director Continuing in Office: Class I – Term Expiring 2014

STEPHEN I. SADOVE
Age: 62 Director Since: 2002 Committees: Executive Compensation (Chair), Governance Public Directorships: Saks Incorporated; Colgate-Palmolive Co.

Mr. Sadove has served as Chief Executive Officer of Saks Incorporated (“Saks”) since January 2006 and assumed the position of Chairman of the Saks Board in May 2007. Before becoming Chief Executive Officer, Mr. Sadove served Saks as Vice Chairman from January 2002 to March 2004 and served as Vice Chairman and Chief Operating Officer from March 2004 to January 2006. Prior to his position with Saks, Mr. Sadove served as Senior Vice President of Bristol-Myers Squibb Company (“Bristol-Myers”) and President of Bristol-Myers Worldwide Beauty Care and Nutritionals from 1996 to January 2002. Mr. Sadove has an M.B.A. with distinction from Harvard Business School and a B.A. with honors from Hamilton College.

Skills and Qualifications:

  Management, leadership and strategy – Chief executive officer experience through leadership role at Saks. Cumulative leadership roles with several well-known consumer products and retail companies for over 25 years.
  Financial expertise – Has overseen and managed operating budgets for various companies throughout his career and has ultimate responsibility for the execution of the financial plans in his current role as Chairman of the Board and Chief Executive Officer of Saks.
  Marketing and consumer experience – Extensive understanding of consumer products and consumer behavior. Also possesses over 25 years of marketing experience and currently instrumental in shaping the marketing initiatives at Saks Fifth Avenue.
  Risk assessment and capital management – Provides the Board with additional insight into issues involving capital allocation, shareholder value, and business risk.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE THREE NOMINEES FOR CLASS III DIRECTORS NAMED ABOVE.

Directors’ Independence

As required by NYSE corporate governance standards, at all times a majority of the members of the Company’s Board are “independent” within the meaning of NYSE rules. To assist it in making the annual affirmative determination of each director’s independence, the Board has adopted Categorical Standards of Director Independence (“Categorical Standards”) which are posted on our website at http://rubytuesday.com/investors/governance. A director will be considered “independent” only if he or she meets the requirements of the Categorical Standards and the criteria for independence set forth from time to time by the NYSE corporate governance standards.

The Board has affirmatively determined that all of the Company’s directors, with the exception of Mr. Buettgen, are “independent” under the Categorical Standards and the NYSE corporate governance standards. Mr. Buettgen is disqualified from being “independent” because he is also an executive officer of the Company. Each member of the Board’s Audit, Executive Compensation, and Governance Committees is “independent” as required by the respective charters of each Committee and the NYSE corporate governance standards.

The Board’s Role in Risk Oversight

The Board is responsible for oversight of the various risks facing the Company. Risks are considered in virtually every business decision and as part of our culture and business strategy. The Board recognizes that appropriate risk-taking is essential for the Company to remain competitive and achieve its long-term goals.

The Board has implemented the following risk oversight framework:

  know the major risks inherent in the Company’s business and strategy;
  evaluate risk management processes;
  encourage open and regular communication about risks between management and the Board; and
  cultivate a culture of integrity and risk awareness.
10	2013 Proxy Statement

While the Board oversees risk, Company management is responsible for managing risk. We have strong internal processes to identify, manage and mitigate risk and communicate appropriately with the Board. These processes include quarterly risk assessment updates to the directors, regular management disclosure committee meetings, our Code of Business Conduct and Ethics and Code of Ethical Conduct for Financial Professionals, thorough quality assurance standards and systems, and a comprehensive internal and external audit process. Management communicates routinely with the Board, Board Committees and individual directors on the significant risks identified and how they are being managed, and directors are free to communicate directly with Internal Audit and senior management.

The Board implements its risk oversight function both as a whole and through Committees. Board committees meet regularly and report back to the full Board. The particular role each Committee plays in carrying out the risk oversight function is as follows:

  The Audit Committee oversees the risks related to the Company’s financial statements, the financial reporting process, accounting and legal matters. The Audit Committee oversees the internal audit function and the Company’s ethics programs, including the Code of Business Conduct and Ethics, Code of Ethical Conduct for Financial Professionals, and the Company’s Whistleblower Policy. The Audit Committee receives a quarterly analysis from the Vice President, Internal Audit and the Vice President, Finance and Treasurer on potential risks to the enterprise; an assessment of the potential severity of such risks; and actions identified to manage or mitigate such risk. The Audit Committee members meet separately with the Company’s Chief Legal Officer; Vice President, Internal Audit; and representatives of the Company’s independent accounting firm.
  The Executive Compensation Committee (the “Compensation Committee”) evaluates the risks and rewards associated with the Company’s compensation philosophy and programs.
  The Governance Committee oversees and evaluates Company policies pertaining to ethics compliance and governance risks, and monitors evolving legislation and trends in these areas.

Board Leadership Structure

Our current Board leadership structure is comprised of a Chairman, our Chief Executive Officer, and five other independent directors. Mr. Beall served as Chairman and Chief Executive Officer until he stepped down in November 2012. Mr. Drapkin, who had served as Lead Director since July 25, 2012, succeeded Mr. Beall as Chairman. At that time, Mr. Buettgen was appointed Chief Executive Officer.

The Chairman of the Board presides over Board meetings, presides over annual meetings of shareholders, consults and advises the Board and its committees on the business and affairs of the Company, and performs other responsibilities as may be assigned by the Board from time to time. The Chief Executive Officer is in charge of both overseeing the Company’s day-to-day operations and establishing and leading the execution of the Company’s long-term strategic objectives, subject to the overall direction and supervision of the Board and its committees.1

The Board believes that this leadership structure – separate Chairman of the Board and Chief Executive Officer positions, active and strong non-employee directors with substantial industry experience, and focused committees led by independent directors – is appropriate at this time in the Company’s history.

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[1]	Prior to splitting the Chairman and Chief Executive Officer positions, the Lead Director presided at all meetings of the Board at which the Chairman was not present. The Lead Director could call, and lead, non-management director and independent director sessions. The Lead Director served as a liaison and facilitated communication between the Chairman and the independent directors. The Lead Director advised the Chairman on the Board’s informational needs, Board meeting agendas, and the schedule of Board meetings. In fiscal year 2013, the Lead Director, Mr. Drapkin, was actively involved in the search for, and recruitment of, our new Chief Executive Officer.

2013 Proxy Statement	11

Committees of the Board of Directors

The Board is responsible for the overall affairs of the Company. To assist the Board in carrying out this responsibility, the Board has delegated certain authority to three standing committees as follows:

Audit Committee
Bernard Lanigan, Jr., Chair F. Lane Cardwell, Jr. Jeffrey J. O’Neill

The Audit Committee maintains communications with the Company’s independent registered public accounting firm as to the nature of the Auditors’ services, fees and such other matters as the Auditors believe may require the Board’s attention. The Audit Committee reviews the Company’s system of internal control over financial reporting and procedures and makes recommendations to the Board regarding them. The responsibilities of the Audit Committee are more fully described in its charter, a copy of which is posted on our website at http://rubytuesday.com/investors/governance. The Audit Committee met two times telephonically and four times at regularly scheduled meetings during fiscal year 2013. The Board has determined that each member of the Audit Committee is independent as independence for audit committee members is defined under the NYSE corporate governance requirements and the SEC rules. All of the members of the Audit Committee have significant experience in financial matters and are “financially literate” as defined in Section 303A of the NYSE Listed Company Manual as such qualifications are interpreted by the Board in its business judgment. In addition, the Board has determined that at least one member of the Audit Committee, Mr. Lanigan, is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

Executive Compensation Committee
Stephen I. Sadove, Chair Kevin T. Clayton Matthew A. Drapkin

The Compensation Committee is responsible for setting the Company’s philosophy regarding executive compensation. The responsibilities of the Compensation Committee are more fully described in its charter, a copy of which is posted on our website at http://rubytuesday.com/investors/governance. The processes utilized by the Compensation Committee in fulfilling its responsibilities are more fully discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement.

The Compensation Committee has retained a nationally known firm, Pearl Meyer & Partners, LLC (“Pearl Meyer”), as its independent compensation consultant. The Compensation Committee requests that Pearl Meyer provide information related to the Company’s compensation practices and the compensation practices of its Peer Group, as defined in the “Compensation Discussion and Analysis” section of this Proxy Statement. The scope of Pearl Meyer’s engagement and any fees paid for its services are approved by the Compensation Committee. Management works with Pearl Meyer to provide necessary information about the Company in order to complete the compensation surveys requested by the Compensation Committee. Pearl Meyer does not provide any other services to the Company. Further discussion of Pearl Meyer’s role in the Company’s compensation programs is contained within the “Compensation Discussion and Analysis” section of this Proxy Statement. The Compensation Committee evaluated its engagement with Pearl Meyer and has determined, based on its own assessment, that Pearl Meyer is independent as described in Section 303A.05(c)(iv) of the NYSE Listed Company Manual.

The Compensation Committee met four times at regularly scheduled meetings during fiscal year 2013. The Board has determined that each member of the Compensation Committee is independent as independence for compensation committee members is defined under the NYSE corporate governance requirements. Each member of the Compensation Committee qualifies as a “non-employee director” as defined under Rule 16b-3 under the Securities Exchange Act of 1934 and as an “outside director” as defined in Section 162(m) of the Internal Revenue Code.2

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[2]	Compensation Committee Interlocks and Insider Participation. Prior to his retirement from the Board in July, 2012, Mr. Haslam was the President and Chief Executive Officer of Pilot Travel Centers, LLC and Chief Executive Officer of Pilot Corporation (each a privately-held company). At that time, the Company’s Chief Executive Officer, Mr. Beall was a member of the Board of Directors of Pilot Travel Centers, LLC and of Pilot Corporation. Mr. Beall was not on the compensation committee of either entity and did not participate in the determination of Mr. Haslam’s compensation from Pilot Travel Centers, LLC or Pilot Corporation.

12	2013 Proxy Statement

Governance Committee
Kevin T. Clayton, Chair F. Lane Cardwell, Jr. Matthew A. Drapkin Bernard Lanigan, Jr. Jeffrey J. O’Neill Stephen I. Sadove

The Governance Committee (i) identifies individuals qualified to become Board members and recommends director nominees to the Board; (ii) recommends director nominees to the Board to serve on each committee of the Board; (iii) recommends to the Board any changes to the Corporate Governance Guidelines and Code of Business Conduct and Ethics applicable to the Company; and (iv) leads the Board in its performance review of the Board, each committee of the Board, individual directors, and management. The responsibilities of the Governance Committee are more fully described in its charter, a copy of which is posted on our website at http://rubytuesday.com/investors/governance. The Governance Committee met three times during fiscal year 2013. The Board has determined that each member of the Governance Committee is independent as independence for nominating committee members is defined under the NYSE corporate governance requirements.

Search Committee
Claire L. Arnold F. Lane Cardwell Kevin T. Clayton Matthew A. Drapkin Bernard Lanigan, Jr. Jeffrey J. O’Neill Stephen I. Sadove

While not a standing committee, the Board formed a special search committee (the “Search Committee”) to identify and recruit a new Chief Executive Officer after Mr. Beall announced his decision to step down. These Board members, all of whom are independent from the Company, provided a critical blend of viewpoints. Mr. Sadove, who has long been the chairman of the Company’s Compensation Committee, is the Chief Executive Officer of a publicly traded company and has a distinguished marketing background. His experience gave the Search Committee an important perspective regarding the desired skill set for the incoming Chief Executive Officer, as well as the strategy for presenting a competitive compensation package. Mr. Drapkin, who at the time was the Company’s Lead Director, provided the perspective of a larger shareholder regarding the best strategy for achieving long-term value for shareholders. In addition, Mr. Drapkin was to be the Chairman of the Board once Mr. Beall stepped down and would therefore be working closely with the new President and Chief Executive Officer. Ms. Arnold and Mr. Clayton, each with extensive business backgrounds, chaired the Governance Committee, which is charged with identifying the Company’s talent needs. They provided valuable input from a governance perspective.

The Search Committee met regularly in person and telephonically. With the assistance of an executive recruiting consultant, the Search Committee reviewed internal and external candidates. After identifying Mr. Buettgen as its preferred candidate, the Search Committee prepared and presented a compelling offer and negotiated the terms of Mr. Buettgen’s appointment. The Search Committee dissolved upon Mr. Buettgen’s appointment.

Policy with Regard to Directors’ Attendance at the Annual Meeting of Shareholders

The Board has adopted a policy requiring that, absent unusual circumstances, members of the Board are expected to attend each annual meeting of the shareholders of the Company. All members of the fiscal year 2013 Board attended the 2012 Annual Meeting of Shareholders.

Policy by Which a Presiding Director is Chosen to Chair Executive Sessions of Non-Management Directors

Before December 2012, the Lead Director served as the chair of the executive sessions of the non-management directors. The non-management directors met without management present in executive session twice prior to December 2012. In December 2012, the roles of Chairman and Chief Executive Officer were separated. Mr. Drapkin, who previously served as Lead Director, became Chairman. The position of Lead Director no longer exists on the Board.

Procedure for Shareholder Communication with Directors

All interested parties may send communications to the Board, to individual directors, or to the non-management directors as a group by mail c/o Secretary, Ruby Tuesday, Inc., 150 West Church Avenue, Maryville, Tennessee 37801. All interested parties may also send communications to the Board as a group by electronic mail in care of the Secretary at boardofdirectors@rubytuesday.com. Communications addressed to the non-management members of the Board are reviewed by the Secretary and directed to the appropriate director or directors for their consideration. The Secretary may not filter out any direct communications from being presented to the non-management members of the Board without instruction from directors. The Secretary

2013 Proxy Statement	13

maintains a record of all communications received that were addressed to one or more directors, including those determined to be inappropriate communications. Such record includes the names of the addressee (if other than the Board as a group), the disposition by the Secretary, and in the case of communications determined to be inappropriate, a brief description of the nature of the communication. The Secretary will provide a copy of the record upon the request of any member of the Board.

Anti-Hedging Policy

The Company prohibits directors and executive officers from purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of the Company’s stock, including prepaid variable forward contracts, equity swaps, collars, and exchange funds.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s executive officers, directors, and shareholders of greater than ten percent of outstanding shares (“Reporting Persons”) to file certain reports with respect to beneficial ownership of the Company’s equity securities (“Section 16 Reports”). Based solely on the Company’s review of the Section 16 Reports, including any amendments to them, and, where applicable, any written representation from any Reporting Persons that they were not required to file a Form 5, all Section 16(a) filing requirements applicable to the Reporting Persons during and with respect to fiscal year 2013 have been complied with on a timely basis.

Directors’ Fees and Attendance

During fiscal year 2013, the Board met seven times, including three telephonic meetings and four regularly scheduled meetings. Each director attended at least 94% of the aggregate total meetings of the Board and committees of which he or she was a member that were held during the fiscal year.

In fiscal year 2013, the Compensation Committee evaluated director compensation relative to the Company’s fiscal year 2012 executive compensation Peer Group and approved certain changes to director compensation in order to align director pay with the Company’s compensation philosophy of compensating executives at the 50th percentile of the Peer Group. Directors who are employees of the Company receive no directors’ fees. Currently, all non-employee directors receive a quarterly retainer as shown in the below table.

Quarterly
		Quarterly					Chairman
	Quarterly	Audit	Quarterly	Quarterly	Quarterly	Quarterly	of the
Quarterly	Meeting	Committee	Audit	Compensation	Compensation	Governance	Board
Retainer	Attendance	Members	Committee	Committee	Committee	Committee	Retainer
($)	Fee($) (1)	($)	Chair ($)	Members ($)	Chair ($)	Chair ($)	($) (2)
16,250	6,250	2,500	5,000	1,875	5,000	1,250	6,250

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(1)	The meeting fee for July 2012 and October 2012 was $4,500.

(2)	When Mr. Beall stepped down, our Lead Director became the Chairman of the Board. Because we split the Chief Executive Officer and Chairman positions, the Company does not currently use a Lead Director.

Non-employee directors serving on the Audit Committee, the Compensation Committee, or the Governance Committee (other than the Chairs of such committees) do not receive any fee for attending committee meetings. Non-employee directors who undertake special projects for the Company or attend special meetings are entitled to fees ranging from $2,500 to $5,000 per day of service, except that they will not be entitled to fees for special meetings that occur on the same day as a meeting of the Board.

All non-employee directors are permitted to participate in the Ruby Tuesday, Inc. Stock Incentive and Deferred Compensation Plan for Directors (“Directors’ Plan”), which is designed to provide incentives to eligible directors that are aligned with the interests of shareholders, to encourage share ownership by eligible directors, and to provide a means of recruiting and retaining qualified director candidates.

14	2013 Proxy Statement

The Directors’ Plan was amended on January 5, 2012 to reduce the annual award value from $110,000 to $80,000 (the “Second Amendment”). The Second Amendment also revised the vesting terms associated with director grants by providing for a one-year vesting schedule attributable to awards of stock options or restricted stock except when the annual meeting of shareholders occurs prior to the one-year anniversary of such awards. In that case, the vesting of such awards shall occur on the date of the next regularly scheduled annual meeting of shareholders.

The Directors’ Plan was amended again on October 10, 2012, to reduce the annual equity award value from $80,000 to $73,000 in order to manage the potentially dilutive effect of a larger-value award of Company stock at a time when the stock price was at historically low levels. In addition, the amendment provided for adjustments to future awards based on changes in the Consumer Price Index all Urban Consumers, US City Average for All Items, not seasonally adjusted (the “CPI-U”).

The Directors’ Plan permits non-employee directors to defer all or a portion (in 25% increments) of their retainers, and any additional meeting and committee fees, to a deferred compensation account. A director’s deferred compensation account is credited as of the last day of each fiscal quarter with an assumed rate of income equal to 90-day U.S. Treasury Bills, based on the weighted average balance of that account during the respective fiscal quarter. Unless a director otherwise timely elects, amounts credited to a director’s deferred compensation account generally will be distributed starting on the earlier of (a) the first day of the calendar month after the director’s 70th birthday or (b) the first January 15 or July 15 following when the director ceases to be a member of the Board.

The Directors’ Plan provides that each non-employee director will be granted a restricted stock award, an award of stock options, or a blend of both as of the date of each annual meeting of the shareholders of the Company, if the director is elected, re-elected, or otherwise continues to serve on the Board following such annual meeting of the shareholders of the Company.

Any shares subject to restricted stock awards granted pursuant to this annual equity grant will be granted on the date of the annual meeting of shareholders and will be valued at fair market value, defined by the Directors’ Plan to be the closing price of our Common Stock on the last trading day prior to the grant date as reported by the NYSE. Under the Second Amendment, the shares granted shall vest on the earlier of the day immediately preceding the first anniversary of the grant date for that award or the next regularly scheduled annual meeting of shareholders, provided the director remains a director on such vesting date. The shares may vest earlier in the event of death, disability, the director attaining age 70, certain involuntary departures, or a change in control. Otherwise, any unvested shares shall be forfeited if a director ceases to be a director.

Any options granted pursuant to this annual equity grant are valued using a commonly accepted option valuation technique and have an exercise price equal to the closing price of our Common Stock as of the trading day before the date of the annual meeting of shareholders. Pursuant to the Second Amendment, each annual stock option shall have a maximum term of ten years (or any shorter period as specified in an award) but shall expire no later than 90 days following a director’s voluntary resignation or involuntary termination other than for Cause (as defined in the Directors’ Plan) and no later than 15 days following a director’s termination for Cause. As amended, the Directors’ Plan provides that awards of stock options shall vest on the earlier of the first anniversary of the date the option award is granted or the next regularly scheduled annual meeting of shareholders. Options may vest earlier upon the occurrence of events similar to those described for restricted stock awards.

On April 10, 2013, the Board approved an amendment and restatement of the Ruby Tuesday, Inc. 2003 Stock Incentive Plan. The amended and restated plan provides for a ten-year sunset on the plan and changed the plan’s name to the Ruby Tuesday, Inc. Stock Incentive Plan.3 It also provides for non-employee director participation, enabling the Company to draw on the plan’s previously-approved shares in making non-employee director awards. The amendments prohibit non-employee director grant values from exceeding $300,000, but the amendments do not change the current level of the director awards. As discussed above, non-employee directors are currently eligible to receive equity compensation from the Directors’ Plan, but that plan has nearly exhausted its allocated shares. Rather than seek a reload of shares for that plan, the Board has chosen to expand the Ruby Tuesday, Inc. 2003 Stock Incentive Plan to allow grants to non-employee directors in order to better manage dilution of Company shares. While the sunset provision and name change do not require

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[3]	This proxy refers to the Ruby Tuesday, Inc. 2003 Stock Incentive Plan that is currently in effect as the “Stock Incentive Plan.” It refers to the document that was amended by the April, 2013, amendments as the “Ruby Tuesday, Inc. 2003 Stock Incentive Plan.”

2013 Proxy Statement	15

shareholder approval, the inclusion of non-employee directors must be approved by the shareholders and is the subject of Proposal Three. The Company anticipates that future non-employee director equity awards will be consistent with the values provided in the Directors’ Plan. Should the amendment and restatement to the Ruby Tuesday, Inc. 2003 Stock Incentive Plan be approved by the shareholders, the Company anticipates that the Directors’ Plan will be terminated in fiscal year 2014 and future grants to directors will be made under the Stock Incentive Plan at the level approved by the Board in October 2012: restricted stock valued at $73,000 plus an adjustment based on the CPI-U.

Director Share Ownership Policy

Shares of Common Stock purchased through the exercise of the annual options generally may not be transferred during any period of time, prior to the director’s death, if he or she has not attained his or her target ownership level. A director will be treated as having attained the target ownership level if he or she owns a number of shares of Common Stock with a fair market value equal to or exceeding $250,000. For purposes of determining the target ownership level only, “fair market value” under the Directors’ Plan means the highest closing price of Common Stock for any day during the 30-day period ending on the date of each annual meeting.

2013 DIRECTOR COMPENSATION

Name(1)	Fees Earned or Paid in Cash ($)(2)		Stock Awards ($)(4)	Total ($)(5)
Claire L. Arnold	69,000		-	69,000
Steven R. Becker	45,250		-	45,250
F. Lane Cardwell, Jr.	78,250		72,997	151,247
Kevin T. Clayton	106,500		72,997	179,497
Matthew A. Drapkin	144,000		72,997	216,997
James A. Haslam, III	27,000		-	27,000
Bernard Lanigan, Jr.	105,250		72,997	178,247
Jeffrey J. O’Neill	78,250		72,997	151,247
Dr. Donald Ratajczak	146,118	(3)	-	146,118
Stephen I. Sadove	136,500		72,997	209,497

--------------------

(1)	Ms. Arnold and Dr. Ratajczak retired, and Mr. Becker resigned, from the Board on October 10, 2012. Mr. Haslam retired from the Board on July 25, 2012.

(2)	Includes fees paid to members of a search committee that was formed to identify and recommend Mr. Beall’s replacement as Chief Executive Officer as follows:

Search Committee
Name	Fees Earned ($)
Claire L. Arnold	25,000 *
Steven R. Becker	-
F. Lane Cardwell, Jr.	5,000
Kevin T. Clayton	10,000
Matthew A. Drapkin	30,000
James A. Haslam, III	-
Bernard Lanigan, Jr.	5,000
Jeffrey J. O’Neill	5,000
Dr. Donald Ratajczak	-
Stephen I. Sadove	30,000

*	Represents amount earned by Ms. Arnold that was donated directly by the Company to a charity on her behalf.

(3)	Includes $99,618 of deferred fees that were earned by Dr. Ratajczak in prior fiscal years and paid to him during fiscal year 2013 in connection with his retirement.

(4)	Represents the grant date fair value of the equity awards as determined in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company calculates the grant date fair value of restricted shares as the closing price of Common Stock on the date prior to the grant date. The restricted shares awarded in fiscal year 2013 have a grant date fair value of $6.97 per share. Additionally, the assumptions used in calculating the grant date fair value of these awards are disclosed in Note 12 of the Company’s Annual Report on Form 10-K for the fiscal year ended June 4, 2013.

16	2013 Proxy Statement

Outstanding stock award data as of June 4, 2013 is as follows:

Number of Unvested
Name	Stock Awards
Claire L. Arnold	-
Steven R. Becker	-
F. Lane Cardwell, Jr.	10,473
Kevin T. Clayton	13,394
Matthew A. Drapkin	10,473
James A. Haslam, III	-
Bernard Lanigan, Jr.	13,394
Jeffrey J. O’Neill	10,473
Dr. Donald Ratajczak	-
Stephen I. Sadove	13,394

(5)	No stock options were awarded to the Company’s directors in fiscal year 2013. The directors’ outstanding stock option awards as of June 4, 2013 are as follows:

	Number of Options	Number of Options
Name	Exercisable	Unexercisable
Claire L. Arnold	-	-
Steven R. Becker	-	-
F. Lane Cardwell	-	-
Kevin T. Clayton	11,702	-
Matthew A. Drapkin	-	-
James A. Haslam, III	-	-
Bernard Lanigan, Jr.	11,702	-
Jeffrey J. O’Neill	-	-
Dr. Donald Ratajczak	-	-
Stephen I. Sadove	-	-

CORPORATE GOVERNANCE

The Company is committed to the highest standards of integrity and corporate governance. We believe that our corporate governance policies and practices meet or exceed the requirements of the Sarbanes-Oxley Act of 2002, the rules of the SEC, and the NYSE listing standards regarding corporate governance and other applicable corporate governance requirements. In particular:

  the Board has separated the roles of Chairman of the Board and Chief Executive Officer;
  the Board has adopted Categorical Standards of Director Independence;
–	the Board has determined that all of the non-management directors are independent, and that all Board committees are composed of directors who are independent, as independence of directors is defined under the NYSE corporate governance requirements and under the Company’s Categorical Standards;
–	the Board has determined that all of the members of the Audit Committee are independent as independence for audit committee members is defined under the NYSE corporate governance requirements and under the Company’s Categorical Standards;
–	each member of the Compensation Committee qualifies as a “non-employee director” (as defined under Rule 16b-3 under the Securities Exchange Act of 1934) and as an “outside director” (as defined in Section 162(m) of the Internal Revenue Code), and the Board has determined that all members of the Compensation Committee are independent under the NYSE corporate governance requirements and under the Company’s Categorical Standards; further, the Compensation Committee utilizes the services of a consultant whom the Committee has expressly determined to be independent as independence for compensation committee advisors is defined under the NYSE corporate governance requirements;

  the Board has established a Governance Committee comprised of independent directors, which adopted its own charter;
  the Board has adopted Corporate Governance Guidelines;
  the Board has adopted a Code of Business Conduct and Ethics applicable to all of the Company’s employees, including our executive officers; and
  the Board has represented that it will not, without prior shareholder approval, issue any series of preferred stock for any defensive or anti-takeover purpose, for the purpose of implementing any shareholder rights plan or with features specifically intended to make any attempted acquisition of the Company more difficult or costly.

2013 Proxy Statement	17

The Company’s Audit Committee Charter, Executive Compensation Committee Charter, Governance Committee Charter, Code of Business Conduct and Ethics, Corporate Governance Guidelines, Categorical Standards for Director Independence, Whistleblower Policy, and Code of Ethical Conduct for Financial Professionals can be found on our website at http://rubytuesday.com/investors/governance. These materials are also available in print, without charge, upon request directed to the Secretary, Ruby Tuesday, Inc., 150 West Church Avenue, Maryville, Tennessee 37801.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion provides information concerning the compensation of the Company’s Chief Executive Officer, former Chief Executive Officer, Chief Financial Officer and each of the four other executive officers of the Company who were the most highly compensated in fiscal year 2013, including two former executive officers who have separated employment with the Company (collectively, these persons are hereinafter referred to as the “Named Executives”). For fiscal year 2013, the Named Executives were:

Name	Title
James J. Buettgen (“J.J. Buettgen”)	President and Chief Executive Officer (“President, CEO”)
Michael O. Moore (“M.O. Moore”)	Executive Vice President, Chief Financial Officer and Assistant Secretary (“EVP, CFO”)
Kimberly S. Grant (“K.S. Grant”)(1)	Former President Ruby Tuesday Concept, Chief Operations Officer (“Former PRT, Ops”)
Robert F. LeBoeuf (“R.F. LeBoeuf”)	Senior Vice President, Chief People Officer (“SVP, CPO”)
Scarlett A. May (“S.A. May”)	Senior Vice President, Chief Legal Officer and Secretary (“SVP, CLO”)
Samuel E. Beall, III (“S.E. Beall”)(2)	Founder, Former Chairman of the Board, Chief Executive Officer and President (“Former Chairman, CEO, President”)
Daniel P. Dillon, Jr. (“D.P. Dillon”)(3)	Former Executive Vice President, Chief Branding Officer (“Former EVP, CBO”)

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(1)	Ms. Grant separated employment with the Company on June 7, 2013, just after the start of fiscal year 2014. Her compensation made her one of the top five most highly compensated executives during fiscal year 2013.

(2)	Mr. Beall stepped down from the Company on November 30, 2012; however, because he served as the Company’s principal executive officer during part of fiscal year 2013, the Company is required to treat him as a Named Executive.

(3)	Mr. Dillon separated employment with the Company on February 14, 2013. His compensation would have made him one of the top five most highly compensated executives during fiscal year 2013; therefore he is included as a Named Executive.

Executive Summary

Fiscal year 2013 marked a historic year of transition for the Company. At the beginning of the fiscal year, our Founder, Chairman of the Board, Chief Executive Officer and President announced his intention to step down from the Company after more than 40 years of service. Since that time, there have been significant transitions in our executive team and on our Board. We believe these transitions have yielded an organization that remains committed to our core principles and values but possesses a renewed focus, energy and enthusiasm for serving our guests, supporting our employees and delivering returns to our shareholders.

Board Transitions

Since the start of fiscal year 2013, we had the following transitions among our Board:

  Mr. Haslam, Ms. Arnold, and Dr. Ratajczak retired and Mr. Becker resigned;
  Mr. O’Neill, Mr. Cardwell, and Mr. Buettgen joined;
  Mr. Beall, our Chairman, stepped down; and
  Mr. Drapkin was appointed the Chairman of the Board.

With regard to our new members, Mr. O’Neill has more than 25 years of experience in the food and beverage industry and has served as the Chief Executive Officer of Einstein Noah Restaurant Group since 2008; and Mr. Cardwell has more than 34 years of experience in the restaurant industry, most recently having served as the President of P.F. Chang’s China Bistro from 2011 to 2012. The Company believes the current Board has the right mix of skills and experience to effectively guide the Company moving forward.

18	2013 Proxy Statement

Executive Transitions

Since the start of fiscal year 2013, we had the following transitions among our executive leadership team:

  Mr. Beall, our Founder, Chairman of the Board, Chief Executive Officer and President stepped down after 40 years of service;
  Mr. Dillon and Ms. Grant separated from the Company;
  Mr. Buettgen joined the Company as Chief Executive Officer; and
  Todd Burrowes joined the Company as President Ruby Tuesday Concept, Chief Operations Officer.

After Mr. Beall announced his intention to step down, the Board formed a Search Committee to review and evaluate internal and external candidates to serve as Chief Executive Officer. The Search Committee included, among others, the Company’s Lead Director as well as the chairs of the Compensation and Governance Committees. The Search Committee, in conjunction with the full Board and management, evaluated the Company, its performance, and the potential internal candidates. The Search Committee concluded that the search should focus on external candidates and that the critical criteria for a new Chief Executive Officer should be expertise in restaurant marketing and branding. After identifying a number of candidates through its own work and utilizing the assistance of an executive recruiting consultant, the Committee became confident that Mr. Buettgen was the ideal candidate. The Board then developed a compelling compensation offer intended to (i) provide a competitive annual compensation opportunity, (ii) restore certain benefits that were forfeited upon leaving his current employer, (iii) provide an inducement for him to join the Company, and (iv) incent him to maximize shareholder value. The details of Mr. Buettgen’s compensation arrangement are provided later in this “Compensation Discussion and Analysis” section of this Proxy Statement that includes a separate section entitled “Chief Executive Officer Compensation” along with the required compensation tables.

At the same time the Board began its search for the new Chief Executive Officer, it recognized the need to create the framework for a stable and smooth transition. That framework required a transition agreement with Mr. Beall that kept him engaged in the Company to see it through the search process and help transition to the new Chief Executive Officer. The framework also required incenting our top executives – particularly Ms. Grant and Mr. Dillon – to continue to operate the Company to allow the new Chief Executive Officer maximum flexibility to guide it upon his arrival. As the Board recognized, a management transition can pose risk for senior executives, which is why the Board awarded Ms. Grant and Mr. Dillon sizeable retention bonuses early during the transition process.

Ultimately, the Company decided additional executive transitions were needed. Mr. Dillon separated from the Company in February 2013 and Ms. Grant departed shortly after the start of fiscal year 2014. Because the incentives the Board put in place at the start of the transition process did not create a one-size-fits-all approach to executive separation, the Company had the flexibility to tailor judicious, individually-appropriate separation agreements. Ms. Grant’s separation agreement, which fell within the Ruby Tuesday, Inc. Severance Pay Plan, recognized her long and devoted service to the Company. Mr. Dillon’s separation agreement reflected that he recently joined the Company and was given substantial consideration when he joined only a few years ago.

In addition to Mr. Dillon’s and Ms. Grant’s transitions, the Company added the following executives since the start of fiscal year 2013:

  Todd Burrowes, President Ruby Tuesday Concept, Chief Operations Officer. Mr. Burrowes, who joins the Company from his most recent role as the Executive Vice President of Operations for LongHorn Steakhouse, has more than 25 years of industry experience;
  Jeff Wood, Senior Vice President, Chief Development Officer. Mr. Wood, who joins the Company from his most recent role as the Chief Development Officer of Qdoba Restaurant Corp., has more than 27 years of industry experience; and
  Jill Golder, Senior Vice President, Finance. Ms. Golder, who joins the Company from her most recent role as the Chief Financial Officer of Cooper’s Hawk Winery & Restaurants, has more than 27 years of industry experience.

2013 Proxy Statement	19

These executives, along with our new Vice President, Culinary and Beverage, Executive Chef, who will develop and deploy creative new menu items, and the Company’s enhanced focus on consumer and market insights to better understand consumer behavior and more effectively deploy our marketing and operational resources, will be critical to the Company’s effort to transform Ruby Tuesday into a more broadly appealing, vibrant, and energetic brand. The new leadership outlined above, combined with the seasoned team already onboard, has significant experience in operations, brand management, real estate, marketing spend optimization, and finance, which are all integral in the Company’s efforts to successfully reposition the brand. While the repositioning process can take some time, the leadership team’s experience should compress that timeframe.

Based on significant research and focus group studies, in addition to new menu tests at several restaurants, the Company believes these changes to the Ruby Tuesday brand, in particular the first of several planned new menu offerings which were recently launched, resonate more with its customers. This brand repositioning, which is focused on enhancements to the menu, service, atmosphere, and marketing, should result in improvements in guest counts, same-restaurant sales, and profitability over time.

The Board recognizes that the leadership transition continues and requires strong incentives to fill the executive ranks with high-caliber talent. Going forward, the Board believes that, so long as the Company continues to evaluate each transition prudently but expeditiously, these investments in experience and talent will yield compelling results for shareholders.

Throughout the transitions, the Compensation Committee has continued to position executive compensation closer to the 50th percentile of the Company’s Peer Group, as defined in this “Compensation Discussion and Analysis” section of this Proxy Statement, and incent management to achieve goals directly related to bottom-line results as follows:

  base salaries were maintained at fiscal year 2012 levels for most of the Named Executives;
  target short-term and long-term incentive opportunities have generally remained constant for Named Executives since fiscal year 2011;
  the short-term incentive plan design was changed to focus on same-restaurant sales and Adjusted EBITDA;4 long-term incentive grant values were reduced in an attempt to better align total pay opportunities with the Company’s performance and competitive market practices; and
  the long-term incentive plan design was changed to include a performance-based cash component in order to reduce the dilutive effect on shareholders while rewarding high performance.

Fiscal Year 2013 Performance and Pay Results

While the Company is excited about its future prospects, its financial results for fiscal year 2013 were below expectations. Same-restaurant sales and Adjusted EBITDA results were realized below the pre-set performance goals. These results were partially driven by continued economic weakness within our industry niche and increased television advertising from many of our competitors, both of which we responded to with enhanced promotional offerings to support guest counts.

The Company’s financial results were below the level necessary to earn incentive compensation under the Company’s short-term and long-term incentive programs. Given these results, other than Mr. Buettgen, whose awards were determined by his employment agreement, the Named Executives received no performance-based short-term incentives, no performance-based restricted stock, and no performance-based long-term cash awards. The resulting level of the Named Executives’ compensation was well below the targeted compensation level established at the beginning of the year and reflects the Company’s commitment to aligning pay with Company performance.
____________________

[4]	The specific definitions of “same-restaurant sales” and “Adjusted EBITDA” used by the Company for its incentive compensation goals are provided in the “Annual Cash Incentive Compensation” section of the “Compensation Discussion and Analysis” section of this Proxy Statement.

20	2013 Proxy Statement

Despite financial results below expectations and below the threshold level under the Company’s incentive compensation plans, there were many positive accomplishments since the start of fiscal year 2013, including:

  exiting non-core brands, including Marlin & Rays, Truffles Grill, and Wok Hay;
  embarking on a brand repositioning plan for the Ruby Tuesday concept;
  successfully completing approximately $40 million in additional cost savings;
  successfully completing 24 additional sale-leaseback transactions yielding $54 million in gross proceeds;
  repurchasing $30 million of our stock to provide an immediate return to shareholders; and
  reducing our net debt, which we define as book debt minus cash on hand, by $32 million.

Consideration of 2012 Say-On-Pay Shareholders Vote. At our 2012 Annual Meeting of Shareholders, 85% of votes were cast, on an advisory basis, in favor of the "say-on-pay" vote on executive compensation. As such, the Compensation Committee has concluded that a large majority of our shareholders are satisfied with our existing executive compensation program. Based on this result and our ongoing review of our compensation policies and decisions, we believe that our existing executive compensation program effectively aligns the interests of our Named Executives with the Company’s long term goals. Further, the vote result strengthened the Board’s belief in the value of linking executive compensation to Company performance. As a result, the compensation package offered to our new Chief Executive Officer provides strong incentives to improve shareholder value.

Responsibility for Setting Executive Compensation Philosophy

Compensation Committee

The Compensation Committee is responsible for setting the Company’s philosophy regarding executive compensation and for approving the Company’s executive compensation programs including eligibility, award opportunity levels, plan designs, performance and/or service requirements, and the associated payouts under these programs.

Chief Executive Officer

The Chief Executive Officer, with the assistance of an independent compensation consultant, makes recommendations to the Compensation Committee for specific pay levels for each executive officer, other than himself, and for the key features and design elements of the Company’s executive compensation program. These recommendations are based in part on the Chief Executive Officer’s evaluation of each executive officer’s performance, the Company’s performance, relevant competitive market data, and other information and advice provided by senior management. Mr. Beall made such recommendations during the Compensation Committee’s annual review in July 2012. After his appointment as Chief Executive Officer in December 2012, Mr. Buettgen determined compensation levels for new executive hires in conjunction with the Compensation Committee and our independent compensation consultant. He will also make recommendations to the Compensation Committee for specific executive pay levels, other than his own, during the annual review.

Senior Management

Various members of senior management participate in and support the executive compensation process. For example, the Company’s Senior Vice President, Chief People Officer works directly with the Compensation Committee Chair and Pearl Meyer to coordinate meeting agendas and materials and to provide historical compensation data relevant to the topics being discussed. The Company’s Executive Vice President, Chief Financial Officer and Vice President, Controller provide relevant analysis and information regarding the Company’s historical and pro-forma performance against goals established by the Compensation Committee under various incentive compensation programs. The Company’s Senior Vice President, Chief Legal Officer and Secretary provides relevant legal context and advice and assists with the preparation of required SEC disclosures. No member of senior management is in a position to recommend his or her own compensation or the compensation of other members of senior management.

Independent Consultant

Pearl Meyer provides relevant data and information regarding market practices and trends and, when appropriate, makes recommendations to the Compensation Committee regarding the Company’s compensation philosophy, strategy, plan designs, policies, and related disclosures. Pearl Meyer reports directly to the Compensation Committee, and the Compensation Committee is not beholden to Pearl Meyer’s recommendations. Further, the Compensation Committee has, based on its assessment, determined that

2013 Proxy Statement	21

Pearl Meyer is independent as independence is defined for compensation committee advisors under the NYSE corporate governance requirements. The Compensation Committee regularly meets in executive session with Pearl Meyer and without any members of senior management present.

Chief Executive Officer Compensation

In order to secure the employment of Mr. Buettgen, and to protect the Company’s interests in the event of a separation of employment, we have entered into an employment agreement with Mr. Buettgen (the “Employment Agreement”). The material terms of the Employment Agreement are as follows:

  Base Salary. Base salary of $800,000 per year;
  Annual Cash Incentive Compensation. Eligibility for Annual Cash Incentive Compensation up to a total of 200% of base salary, and for fiscal year 2013 a guaranteed minimum of Target (100% of base salary);
  Long-term Incentive Compensation Initial Award. An Initial Award of $1.6 million (one-third service-based restricted stock, one-third performance-based restricted stock, and one-third performance-based cash incentives) and, for fiscal year 2013, a guarantee of at least Target attainment for performance-based compensation;
  Make-Whole Award. A Make-Whole Award to compensate Mr. Buettgen for foregoing benefits from his former employer in the amount of $2.5 million ($1.4 million of service-based restricted stock and $1.1 million in service-based stock options);
  High-Performance Award. A High-Performance Award of 750,000 shares, with 250,000 shares of service-based restricted stock, 250,000 shares of service-based stock options, and 250,000 shares of performance-based stock options. The performance-based stock options vest only in the event the Company’s stock price appreciates to $14 per share (or more) for a period of 20 consecutive trading days within the first three years of Mr. Buettgen’s employment;
  Relocation. Relocation assistance that, until Mr. Buettgen’s relocation to the Maryville, Tennessee area is complete, includes:
–	access to housing in the Carriage House at the Company’s RT Lodge;
–	reimbursement for travel to and from the Restaurant Support Center;
–	professional moving expenses and reimbursement for some real estate commissions; and
–	if Mr. Buettgen purchases a home in Tennessee before the sale of his Florida home, reimbursement for the lesser of the cost of maintaining (i) his home in Tennessee or (ii) his home in Florida, for up to six months. These expenses include mortgage payments and reasonably incurred incremental costs such as maintenance;

  Employee Benefits. Eligibility to participate in Company-sponsored retirement and health and welfare benefit plans;
  Termination Without Cause or Resignation for Good Reason. Lump-sum payment of 300% of base salary in the event of Termination Without Cause or Resignation for Good Reason, so long as Mr. Buettgen complies with the terms of his Employment Agreement;
  Change In Control. In the event of a Change in Control, (i) the service-based restricted stock and the earned portions of the performance-based restricted stock and cash incentives of the Initial Award shall vest; (ii) the service-based restricted stock and service-based stock option portions of the Make-Whole Award shall vest; and (iii) the service-based restricted stock and service-based stock options of the High-Performance Award shall vest; and
  Leadership Covenants. Mr. Buettgen must:
–	refrain from disclosing confidential and trade secret information;
–	refrain from soliciting Company employees for three years following his termination; and
–	refrain from other employment while employed with the Company.[5]

Under the terms of his Make-Whole Award and High-Performance Award, Mr. Buettgen is prohibited from competing with the Company for a period of 2 years after the vesting of these stock option and restricted stock awards.

Mr. Buettgen is also eligible to participate in the Company’s Executive Supplemental Pension Plan and Deferred Compensation Plan, and is covered by the Company’s executive stock ownership policy and clawback policy, each of which are described further elsewhere in this “Compensation Discussion and Analysis” section of this Proxy Statement.
____________________

[5]	Capitalized terms herein are defined in Mr. Buettgen’s Employment Agreement.

22	2013 Proxy Statement

After an extensive search of internal and external candidates, the Search Committee selected Mr. Buettgen as its primary candidate for the Chief Executive Officer position. Mr. Buettgen is a 20-year veteran of the restaurant industry, having most recently served as the Chief Marketing Officer of Darden. Mr. Buettgen’s unique restaurant marketing and branding skills and experience made him particularly attractive to the Search Committee for the Chief Executive Officer role at Ruby Tuesday. Given Mr. Buettgen’s success and position with Darden, the Search Committee acknowledged that it would take a fully competitive “ongoing” pay package plus certain “transition” arrangements in order to secure his employment.

The following is a summary of the ongoing and transition pay elements provided to Mr. Buettgen in fiscal year 2013 and his target pay opportunity for fiscal year 2014:

			Summary		Fiscal Year
			Compensation		2014
	Ongoing	Transition	Table		Ongoing
Compensation Component	($)(1)	($)(2)	Reported ($)		($)(3)
Base Salary	408,791	-	408,791	(4)	800,000
Annual Incentive
(listed below as “Fiscal year 2013 short-term	-	800,000	800,000	(5)	800,000
incentive” under the First Year Guarantees)
Service-Based Restricted Stock
(listed below as “Service-based restricted	533,337	3,352,497	3,885,834	(6)	375,000
stock” under the Make-Whole Award and the
High-Performance Award)
Service-Based Stock Option
(listed below as “Service-based stock option”	-	2,197,508	2,197,508	(7)	750,000
under the Make-Whole Award and High-
Performance Award)
Performance-Based Restricted Stock
(listed below as “Fiscal year 2013	-	533,337	533,337	(6)	-
performance-based stock award” under the
First Year Guarantees)
Performance Based Cash
(listed below as “Fiscal year 2013	-	533,333	533,333	(5)	375,000
performance-based cash award” under the
First Year Guarantees)
Performance-Based Stock Option
(listed below as “Performance-based stock	-	535,000	535,000	(7)	-
option” under the High-Performance Award)
Relocation Expenses	-	31,595	31,595		-
All Other	87,679	41,574	129,253	(8)	87,679
Total	1,029,807	8,024,844	9,054,651		3,187,679

Percent of fiscal year 2013 reported(9)	11%	89%	100%		35%

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(1)	Reflects what was earned under the on-going compensation components.

(2)	Reflects one-time guaranteed payouts and one-time awards as part of the hire-on package.

(3)	Reflects the target award opportunities for fiscal year 2014 variable pay under the redesigned short-term and long-term incentive program.

(4)	Appears as “Salary” in the 2013 Summary Compensation Table.

(5)	Appears as a portion of “Bonus” in the 2013 Summary Compensation Table.

(6)	Appears as a portion of “Stock Awards” in the 2013 Summary Compensation Table.

(7)	Appears as a portion of “Option Awards” in the 2013 Summary Compensation Table.

(8)	Assumes (a) consistent insurance premium costs in fiscal year 2014; (b) current contractual obligations under Mr. Buettgen’s Employment Agreement; and (c) no additional personal use of the Company aircraft by Mr. Buettgen.

(9)	Reflects the breakdown of fiscal year 2013 disclosed compensation in terms of ongoing and transition-related compensation as well as how the Chief Executive Officer’s target for fiscal year 2014 compares to fiscal year 2013 compensation.

2013 Proxy Statement	23

The following provides additional detail regarding the transition compensation elements of Mr. Buettgen’s compensation for fiscal year 2013:

First Year Guarantees(1)	($)%
Fiscal Year 2013	800,000
Short-Term Incentive
Fiscal Year 2013	533,337
Performance-Based Restricted Stock Award
Fiscal Year 2013	533,333
Performance-Based Cash Award
TOTAL Guarantees	1,866,670	23.3%

Make-Whole Award(2)
Service-Based Restricted Stock	1,399,997
Service-Based Stock Option	1,105,175
TOTAL Make-Whole Award	2,505,172	31.2%

High-Performance Award(3)
Service-Based Restricted Stock	1,952,500
Service-Based Stock Option	1,092,333
Performance-Based Stock Option(4)	535,000
TOTAL High-Performance Award	3,579,833	44.6%

Relocation	31,595	0.4%
All Other	41,574	0.5%
TOTAL Transition Awards	8,024,844

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(1)	Because sustained growth arising from repositioning the brand would likely take longer than the six months remaining in the fiscal year when Mr. Buettgen joined, these awards were intended to reduce performance risk in first year and to mitigate risk of acting too quickly.

(2)	Intended to replace benefits being forfeited upon leaving his former employer.

(3)	Intended as an inducement to join and to provide strong reward opportunities for share price appreciation.

(4)	Reflects the grant date value under a Monte Carlo simulation model.

Overall Compensation Philosophy

The overall objectives of the Company’s compensation program are to attract and retain the best possible executive talent and to motivate the Company’s executives to achieve the goals of the Company’s business strategy through a “pay for performance” compensation structure. Specifically, the Company’s compensation structure seeks to reward executive performance that maximizes financial return to shareholders, prudently invests capital, and achieves certain targets for the Company’s sales and profits.

In any given year, the strategies the Compensation Committee uses to achieve the objectives of attracting, retaining, and properly motivating executive talent can vary. Given the unique leadership transition for the Company – when the Founder stepped down and a new Chief Executive Officer stepped in – the Compensation Committee invested in mid- and long-term value-enhancement: providing a compelling compensation package to induce Mr. Buettgen to join the Company; incentivizing key executives to remain focused on the Company during the transition; and, ultimately, undertaking additional executive transitions as the need arose. The Company believes these investments were the appropriate tactics to attract and retain the best executive talent and motivate those executives to achieve superior performance going forward.

The vehicles used to make these investments are the standard pillars of the Company’s executive compensation packages: base salary, annual cash incentive opportunities, and long-term cash and equity-based opportunities. These components are used to provide a mixture of short-term cash compensation, which is intended as an immediate reward for positive results, and long-term cash and equity incentives, which are intended to reward good decisions and consistent long-term results; align shareholder and executive interests; and provide a retention tool for the Company.

24	2013 Proxy Statement

As part of its overall deliberation process for determining all executive compensation, including Mr. Buettgen’s, the Compensation Committee compares total compensation, as well as each component of compensation, against the practices of similarly situated companies. Pearl Meyer assists the Compensation Committee in identifying those companies against which it should measure the competitiveness of its compensation packages (the “Peer Group”) and compiles and presents data from the Peer Group. In fiscal year 2013, the Compensation Committee requested that Pearl Meyer review the Peer Group. Based on the review and advice from Pearl Meyer, the Compensation Committee revised the Peer Group to include the following 15 publicly-traded restaurant and retail companies:

Ann Inc. Bob Evans Farms, Inc. Brinker International, Inc. Buffalo Wild Wings Inc. CBRL Group, Inc.	The Cheesecake Factory Inc. Chipotle Mexican Grill, Inc. Denny’s Corp. DineEquity, Inc. Fiesta Restaurant Group	Jos A Bank Clothiers Inc. Panera Bread Company Pier 1 Imports Inc. Red Robin Gourmet Burgers Texas Roadhouse, Inc.

The Compensation Committee’s revisions to the Peer Group removed California Pizza Kitchen, Inc.; O’Charley’s, Inc.; P.F. Chang’s China Bistro, Inc.; and Talbots Inc. because those companies are no longer publicly traded. In addition, the Compensation Committee removed Darden Restaurants, Inc. from the Peer Group because its larger size made it an outlier among the remaining peers. The Compensation Committee added Denny’s Corp. and Fiesta Restaurant Group to the Peer Group because they are in line with the Company in terms of size and they reduce revenue dispersion among the Peer Group. Moreover, given the Company’s emphasis on two primary brands – one in the casual segment and one in the fast casual segment – the two additions are also in line with the Company’s relevant market: Denny’s Corp.’s restaurants are in the casual segment and Fiesta Restaurant Group operates two fast-casual concepts.

The companies in the revised Peer Group were selected based on similar business models, the same or similar industries, and comparable annual revenues and market capitalization, and the talent pool from which the Company recruits its executives.

When reviewing and assessing executive compensation levels relative to the Peer Group, the Compensation Committee uses the following general guidelines, which were modified in fiscal year 2012 to reflect the adoption of a pay positioning strategy that seeks to target compensation opportunities at the 50th percentile:

Pay Element	Desired Positioning(1)	Actual Positioning
Base Salary	50th Percentile	Up to 75th percentile for unique skills and/or long tenure
Target Short-Term Incentive	50th Percentile	For achieving target performance expectations (budget)
Target Total Cash (Salary + Target STI)	50th Percentile	Actual total cash compensation will vary based on performance
Target Long-Term Cash and Equity Incentives (LTI)	50th Percentile	For achieving target performance and/or median total shareholder returns
Target Total Direct (Total Cash + Target LTI)	50th Percentile	Actual total direct compensation will vary based on performance

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(1)

Did not apply to Mr. Beall’s compensation in fiscal year 2013. For fiscal year 2013, Mr. Beall’s compensation was governed by the Transition Agreement (as defined below) entered into after the Company announced his intention to step down.

Desired positioning (i) serves as a general guideline for managing overall pay decisions relative to market benchmarks, with individual executive pay decisions also based on a variety of other considerations, such as performance, long-term potential, and tenure; and (ii) yields target pay at the 50th percentile and actual pay that will be either below or above the 50th percentile based on the Company’s financial and stock price performance.

2013 Proxy Statement	25

These guidelines apply to the target compensation levels for achieving target performance goals and reflect the Company’s desired emphasis on superior pay for superior performance. However, if the Company does not achieve its target performance goals, then actual compensation levels will be below target, which was the case for actual compensation in fiscal year 2013.

In addition to the desired positioning of compensation relative to the Peer Group, the Compensation Committee considers a variety of other relevant factors including the executive’s experience, tenure, roles and responsibilities, and the importance of the role relative to the Company’s short-term and long-term success. In considering these factors, the Compensation Committee relies on its overall judgment and does not use a specific formula or weighting of the various factors.

In terms of the mix of compensation elements, the Company seeks to achieve an appropriate balance between fixed and variable compensation and between short-term and long-term incentives, with a goal of having such total compensation being appropriately competitive with respect to our Peer Group. The Named Executives’ target pay mixes for fiscal year 2013 varied. For Mr. LeBoeuf and Ms. May, the target pay mix was approximately 50% fixed (base salary) and 50% variable (short-term and long-term incentives). For Mr. Moore, the target pay mix was approximately 40% fixed and 60% variable. For Ms. Grant, the target pay mix was approximately 30% fixed and 70% variable. And for Mr. Buettgen, the target pay mix was approximately 67% fixed and 33% variable. With the exception of Mr. Buettgen, whose mix was different due to the guarantees provided to induce his acceptance and compensate him for foregone benefits from his previous employer, these target pay mixes are aligned with the Company’s performance-based pay philosophy. They are similar to the target pay mix of the Peer Group, and, as discussed below in the section entitled, “Analysis of Risk Associated with Executive Compensation Plans,” are not believed to encourage “excessive risk taking.”6

In addition to the key components, the Company sponsors an executive retirement plan and a deferred compensation plan and provides certain other benefits to executives of the Company, including an executive severance plan as further discussed below.

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[6]	Mr. Beall announced his departure on the first day of fiscal year 2013. The Company entered into a transition agreement with Mr. Beall (“Transition Agreement”) that provided him with a severance payment consistent with the Ruby Tuesday, Inc. Severance Pay Plan. While the Transition Agreement provided for the potential to earn a pro rata bonus for fiscal year 2013, Mr. Beall was granted no long-term incentive compensation for fiscal year 2013.

26	2013 Proxy Statement

Key Components of Compensation

As noted above, the key components of the Company’s fiscal year 2013 executive compensation packages are base salary, annual cash incentives, and long-term cash and equity incentives.7 These components, along with other elements such as retirement benefits, are discussed more fully below, but can be summarized as follows:

Element	Description
Base Salary	Designed to provide appropriate predictability for executives and give a fixed, liquid component to the compensation package.
Determined by the Compensation Committee with the assistance of an independent consultant and the CEO. CEO pay determined without CEO input.
Other than for the reduction in the CEO base salary between Mr. Buettgen and Mr. Beall and the SVP-CLO increase to reach the 50th percentile, executive base salaries remained at fiscal year 2012 levels.
Annual Cash Incentive Compensation	Designed to incent the accomplishment of predetermined, Board-approved financial and operating goals on an annual basis.
Performance goals and payouts are determined by the Compensation Committee with the assistance of an independent consultant. The specific goals chosen highlight critical strategic objectives for the Company.
Fiscal year 2013 performance goals were: same-restaurant sales; and Adjusted EBITDA.
Long Term Incentive Compensation
Designed to reward positive long-term decisions and retain executive talent with both performance- and service-based awards and long-term payout timelines. For restricted stock, the vesting and holding requirements are as follows:
  1-year vesting minimum for performance awards;
  30-month minimum vesting period for awards without performance criteria; and
  6-month holding requirement for all equity awards.

Performance goals and payouts determined by the Compensation Committee with the assistance of an independent consultant.
Fiscal year 2013 performance goals were: same-restaurant sales; and Adjusted EBITDA.
Benefits	Provides medical, dental, and vision insurance coverage, as well as enhanced life insurance, accident and disability protection. The Company also provides relocation assistance for certain newly-hired executives.
Retirement Benefits	Provides eligible executives a nonqualified, unfunded defined benefit plan that generally requires 5 years of continuous service in a qualifying position. Also provides a deferred compensation plan in lieu of a 401(k) plan. Certain executives participate in a (now closed) tax-qualified, funded, defined-benefit retirement plan.
Perquisite Allowance	The Company maintains one airplane for business travel that is available to executives for personal use with the CEO’s permission provided that the executive reimburses the Company for the expense in advance.
Termination And Change of Control Benefits	Provided to eligible executives if employment is terminated under specific conditions.

Base Salary

A portion of each executive’s compensation is comprised of base salary, because the Compensation Committee believes it is appropriate to provide predictability and a fixed, liquid component in the compensation package. Individual base salaries are based on a number of considerations, including time in the position and individual performance.

Base salaries for executives are set by the Compensation Committee at its meeting typically held in July. Any modifications made at that meeting are implemented retroactively to the first day of the then-current fiscal year. Adjustments to base salaries and salary ranges reflect the Compensation Committee’s assessment of average movement in the competitive market, as well as individual performance. The Compensation Committee is free to set executive base salaries at a level deemed appropriate for the individual executive and his or her position.

____________________

[7]	For Mr. Buettgen, the Company also granted a High-Performance Award to induce sustained stock price appreciation.

2013 Proxy Statement	27

The most recent competitive market study prepared by Pearl Meyer concluded that the Named Executives’ base salaries were largely at the 50th percentile. Accordingly, except for Ms. May, whose salary increase raised her pay to the 50th percentile for her position, no salary increases were provided for fiscal year 2013. The decision to generally hold base salaries constant was intended to achieve positioning of total direct compensation close to the 50th percentile.

Before Mr. Beall’s departure from the Company, his base salary was computed pursuant to recommendations from the Compensation Committee, which took into consideration competitive market data. For fiscal year 2010, Mr. Beall agreed to a decrease in both his base salary and his target annual incentive, despite the increase provided for in his Employment Agreement, which ended in January 2010. For fiscal years 2011, 2012, and 2013, the Compensation Committee decided to keep Mr. Beall’s base salary at the fiscal year 2010 level. The decrease for fiscal year 2010 and the lack of increase for fiscal years 2011, 2012, and 2013 were implemented in order to keep his base salary in line with the Company’s compensation strategy.

Mr. Buettgen’s salary for fiscal year 2013 was similarly computed pursuant to recommendations from the Search Committee. The Search Committee considered the competitive market as well as the need to recruit him from outside the Company. Mr. Buettgen’s Employment Agreement provides for a base salary of $800,000 per fiscal year, which is lower than the $1,100,000 base salary Mr. Beall received in fiscal year 2012 and slightly below the median of the Company’s Peer Group. Mr. Buettgen’s annual base salary is lower than that granted to Mr. Beall, due in part to Mr. Beall’s unique history with the Company and his tenure as its Chief Executive Officer. The lower base salary, however, provides the Compensation Committee flexibility to increase Mr. Buettgen’s performance-based compensation, and it is subject to increase at the Compensation Committee’s discretion.

Annual Cash Incentive Compensation

The Company’s annual incentive plan directly links annual cash incentive payments to the accomplishment of predetermined and Board-approved financial and operating goals. It provides cash compensation to the Named Executives to the extent that these goals are met.

Annual cash incentive plans are established by the Compensation Committee for all executives of the Company, including the Chief Executive Officer and the Named Executives, whose incentives were determined pursuant to the 2010 Executive Incentive Compensation Plan (the “2010 Executive Incentive Plan”). In determining these plans, the Compensation Committee considers each executive’s respective organizational level and responsibilities, as well as competitive market practices.

Corporate performance goals are established by the Compensation Committee near the beginning of each fiscal year. These goals are closely aligned with our overall business strategy of maximizing financial returns to shareholders, prudently investing capital, and increasing the Company’s sales and are designed to emphasize those areas in which the Compensation Committee wishes to incent executive performance. In setting the performance goals, the Compensation Committee attempts to provide targets that are ambitious but achievable. The Compensation Committee retains the discretion to adjust performance metrics based on a number of factors, including infrequently and/or nonrecurring events affecting the Company or its financial statements or changes in law or accounting. In making such adjustments, however, the Compensation Committee considers whether the changes would cause any portion of an award to be nondeductible under Section 162(m) of the Internal Revenue Code, as described more fully in the “Deductibility of Executive Compensation” section of this Proxy Statement. Under the 2010 Executive Incentive Plan, the Compensation Committee retains the discretion to reduce any award by as much as 25% for any reason.

For fiscal year 2013, the performance metrics for executives and certain eligible employees of the Company’s Restaurant Support Center were: (i) same-restaurant sales8 performance and (ii) Adjusted EBITDA9 achievement.

____________________

[8]	We define same-restaurant sales as the year-over-year comparison of sales volumes for restaurants that in the current year have been open at least 18 months, in order to remove the impact of new openings in comparing the operations of existing restaurants.

[9]	The performance goals for fiscal year 2013 defined “Adjusted EBITDA” to mean earnings before interest, taxes, depreciation and amortization as adjusted to disregard the impact of (i) charges from accounting rules adopted or which become effective after the end of the Company’s fiscal year 2012; (ii) charges related to the high-level strategic direction of the Company as recorded in accordance with U.S. generally accepted accounting principles, as follows: executive terminations or retirements; divestiture guarantees; penalties from early retirement of debt; termination, including settlement charges, of any of the Company’s three defined benefit pension plans; any Change in Control (as defined by the Ruby Tuesday, Inc. 1996 Stock

28	2013 Proxy Statement

Bonus Goal Details

Measure and payout by percent of target	Entry (50%)	Entry Plus (75%)	Target (100%)	Target Plus (150%)	Maximum (200%)
2013 same-restaurant sales (50% of value)	-0.5%	0.0%	1.0%	2.0%	3.0%

Measure and payout by percent of target	Entry (25%)	Entry Plus 1 (50%)	Entry Plus 2 (75%)	Target (100%)	Target Plus (125%)	Maximum (150%)
2013 Adjusted EBITDA (50% of value) (in $MM)	$95	$100	$102	$107	$115	$120

The Compensation Committee determined the targets for the performance metrics with the intention that they would be difficult to meet, based on analysis of recent Company performance and the economic environment in general, yet realistically achievable. In the case of the Entry goal for same-restaurant sales in fiscal year 2013, a challenging yet realistically achievable goal was negative. While negative performance goals are not desired, the Compensation Committee believed it was prudent to set a realistically achievable goal in order to incent management to achieve the best results possible in an economically challenging transitory year. For Named Executives, annual incentive compensation awards were based on the following, depending on the structure of the individual executive’s incentive award:

	Percentage of Base Salary
Name	Entry	Entry Plus 1	Entry Plus 2	Target	Target Plus	Maximum
J.J. Buettgen President, CEO	37.5%	62.5%	75%	100%	137.5%	175%
M.O. Moore EVP,CFO	22.5%	37.5%	45%	60%	82.5%	105%
K.S. Grant Former PRT, Ops	30%	50%	60%	80%	110%	140%
R.F. LeBoeuf SVP, CPO	18.75%	31.25%	37.5%	50%	68.75%	87.5%
S.A. May SVP, CLO	18.75%	31.25%	37.5%	50%	68.75%	87.5%
S.E. Beall, III Former Chairman, CEO, President(1)	37.5%	62.5%	75%	100%	137.5%	175%
D.P. Dillon, Jr. Former EVP, CBO	22.5%	37.5%	45%	60%	82.5%	105%

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(1)	The Transition Agreement provided that Mr. Beall was eligible for a cash bonus that was prorated as of the date of separation. The payment of any cash bonus to Mr. Beall was contingent upon satisfaction of the performance goals and his satisfaction of the requirements to receive severance payment under the Transition Agreement.

For fiscal year 2013, the Company reported same-restaurant sales decline of 1%, and Adjusted EBITDA as calculated under the formula set by the Compensation Committee was $91.9 million.

Performance for fiscal year 2013 measured against the performance goals resulted in no payout to the Named Executives, other than Mr. Buettgen. Mr. Buettgen’s Employment Agreement provided for a minimum cash incentive payment at the Target level for fiscal year 2013, yet allowed for a greater incentive payment based on actual performance. To benefit the Company by maximizing the tax deductibility of Mr. Buettgen’s guaranteed

Incentive Plan or the Ruby Tuesday, Inc. 2003 Stock Incentive Plan); and the Chief Executive Officer transition process, including recruiting and relocation fees, duplicate salary costs, bonus accruals for guarantees in excess of bonus levels otherwise earned; (iii) charges due to external events beyond the control of the Company, as follows: terrorist attacks; natural disasters; federal health care legislation; industry-wide food borne illness outbreak or pandemic; and hostile shareholder activism; (iv) savings generated from spending less than ninety percent (90%) of the advertising budget of $134,717,000; and (v) the reclassification of brokerage fees from other restaurant operating costs to interest expense; all as determined by the Compensation Committee for fiscal year 2013.

2013 Proxy Statement	29

fiscal year 2013 cash incentive payment and given the minimum payment requirements, a portion was made before the end of the fiscal year. The remainder of Mr. Buettgen’s cash incentive compensation payment was made in July, 2013.

Long-Term Incentive Compensation

All long-term incentive awards have been granted under the Company’s shareholder-approved 1996 Stock Incentive Plan (the “1996 SIP”) or the Stock Incentive Plan. Both plans permit grants of equity awards and cash incentives to officers and employees. Equity awards are the Company’s primary long-term incentive for executives and are intended both as a reward for positive long-term decisions and as a retention tool for the Company. While the Company has historically favored stock options over restricted stock, the Board has adjusted the mix of stock options, performance- and service-based restricted stock and performance-based cash incentives to best incent executive management. In fiscal year 2013, the Company did not award any stock options, other than to Mr. Buettgen, as part of its long-term incentive compensation. Instead, the long-term incentive compensation granted to the Named Executives (other than Mr. Beall who did not receive equity awards in fiscal year 2013), consisted of a blend of performance-based restricted stock, service-based restricted stock, and performance-based cash incentives.

The Ruby Tuesday, Inc. 2003 Stock Incentive Plan was amended in fiscal year 2012 to provide for, among other things:

  updated performance criteria;
  prohibitions against re-pricing or buyouts of options and so-called reload option grants;
  prohibitions against payment of dividends or dividend equivalent rights until the other equity rights to which they relate vest;
  a six-month holding requirement after the vesting of restricted shares, subject to certain exceptions and a carve out to permit use of some shares to satisfy tax withholding obligations;
  a minimum 30-month vesting period for restricted stock not subject to a performance condition;
  a minimum one-year vesting period for performance-based restricted stock; and
  elimination of the ability to grant cash awards for the purpose of offsetting an award recipient’s tax consequences.

The Ruby Tuesday, Inc. 2003 Stock Incentive Plan was amended again in fiscal year 2013 to change the plan name to the Ruby Tuesday, Inc. Stock Incentive Plan and to provide for a ten-year sunset that is subject to shareholder renewal. These portions do not require shareholder approval and are now part of the plan. The fiscal year 2013 amendments also provide for non-employee director participation in the plan. The portions of the amendment permitting non-employee director participation are subject to shareholder approval, and are the subject of Proposal Three, discussed below.

For equity awards to Named Executives, other than the Chief Executive Officer, in fiscal year 2013 (granted in August 2012), approximately one-third of each Named Executive’s grant value was provided in the form of service-based restricted stock, one-third performance-based restricted stock, and the remaining one-third grant value was delivered in the form of performance-based cash incentives.10 This mix was selected to effectively balance the primary objectives of the long-term incentive program: shareholder alignment, performance linkage, and retention. The Compensation Committee reviews the grant mix each year, and reserves the right to alter the grant mix based on the relevant facts and circumstances leading up to each year’s grant. Such facts and circumstances include the varying weight of the objectives identified above as well as variables such as prevailing economic conditions, the overall pay-for-performance relationship, the number of shares available for grant under the shareholder-approved equity plan, the resulting aggregate grant rate for the Company, and the Company’s ability to set reasonable multi-year performance goals.

In setting the annual long-term incentive grant values, the Compensation Committee considers each executive’s total compensation opportunity relative to the market information provided by Pearl Meyer, as well as factors such as the Company’s performance, the individual’s performance, total equity grants to all participants, the impact on share availability under the shareholder-approved equity plan, and the accounting cost.

____________________

[10]	Under the terms of his Transition Agreement, Mr. Beall was not awarded a long-term incentive grant for fiscal year 2013. Mr. Buettgen’s Employment Agreement calls for the same incentive mix as the other Named Executives.

30	2013 Proxy Statement

Although there was some year over year variation in individual equity award values, the total value of equity awards granted to executives in fiscal year 2013 was consistent with that awarded in fiscal year 2012. The long-term incentive award values for Ms. Grant and Mr. Dillon remained constant. The long-term incentive award value for Mr. LeBoeuf and Ms. May increased. The long-term incentive grant value for Mr. Moore decreased from that awarded to our prior Chief Financial Officer in fiscal year 2012. As with the Compensation Committee’s decisions regarding base salary, the decision to keep long-term incentive awards for fiscal year 2013 roughly the same as for fiscal year 2012 was intended to help position total direct compensation closer to the 50th percentile within the Peer Group.

Name	Target Grant Value ($)	Service-Based Restricted Stock (#)	Performance- Based Restricted Stock (#)	Performance- Based Cash ($)
J.J. Buettgen, President, CEO	1,600,000	68,289	68,289	533,333
M.O. Moore, EVP, CFO	350,000	17,518	17,518	116,667
K.S. Grant, Former PRT, Ops	750,000	37,538	37,538	250,000
R.F. LeBoeuf, SVP, CPO	200,000	10,010	10,010	66,667
S.A. May, SVP, CLO	200,000	10,010	10,010	66,667
S.E. Beall, III, Former Chairman, CEO, President	-	-	-	-
D.P. Dillon, Former EVP, CBO	350,000	17,518	17,518	116,667

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Stock Options. The 2013 stock options were granted to Mr. Buettgen with an exercise price equal to the fair market value of the Company’s stock on the day prior to the grant date, vest at the rate of one-third on December 1, 2013; one-third on December 1, 2014; and one-third on December 1, 2015 or earlier under certain events such as death, disability, or retirement, or a change in control, and expire seven years from the grant date.11 No stock options were awarded in fiscal year 2013, other than those pertaining to Mr. Buettgen’s Employment Agreement.

Service-Based Restricted Stock. The 2013 service-based restricted stock vests 30 months from the first day of the fiscal year (cliff vesting), or earlier under certain events such as death, disability, or attainment of a certain age or satisfaction of the “Rule of 90” under the Company’s Executive Supplemental Pension Plan (the “ESPP”), and is further subject to a six-month holding period. The number of shares was determined by taking one-third of the target grant value and dividing by the closing stock price of the Company’s stock on the day before the grant date.

Performance-Based Restricted Stock and Performance-Based Cash Incentives. For fiscal year 2012, the Company used three metrics with respect to its performance-based restricted stock and cash incentive awards: (i) certain corporate objectives; (ii) same-restaurant sales; and (iii) Adjusted EBITDA. Having achieved the corporate objectives in fiscal year 2012, the Compensation Committee chose to focus on same-restaurant sales and Adjusted EBITDA for the fiscal year 2013 performance metrics. Consequently, the Compensation Committee removed the corporate objectives metric, and the fiscal year 2013 performance metrics were split equally between same-restaurant sales and Adjusted EBITDA. The metrics for the fiscal year 2013 performance-based restricted stock and performance-based cash incentives were the same as the metrics used for the annual bonus, except the percent of target payout for the Target Plus and Maximum levels were lower for the same-restaurant sales component of the long-term incentives.

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[11]	This does not include the stock options granted in the High-Performance Award, which are discussed in their own section below.

2013 Proxy Statement	31

Measure and payout by percent of target	Entry (50%)	Entry Plus (75%)	Target (100%)	Target Plus (125%)	Maximum (150%)
2013 same-restaurant sales (50% of value)	-0.5%	0.0%	1.0%	2.0%	3.0%

Measure and payout by percent of target	Entry (25%)	Entry Plus 1 (50%)	Entry Plus 2 (75%)	Target (100%)	Target Plus (125%)	Maximum (150%)
2013 Adjusted EBITDA (50% of value) (in $MM)	$95	$100	$102	$107	$115	$120

Similar to results for achievement of goals attributable to short-term cash incentive compensation, no performance shares or performance cash incentives were earned in connection with the same-restaurant sales or Adjusted EBITDA performance targets. The same performance measures and goals, which are defined in the “Annual Cash Incentive Compensation” section of the Compensation Discussion and Analysis of this Proxy Statement, were used for the short-term and long-term incentive plans because they reflect the key priorities and desired results for the year. As with the performance goals for the short-term cash incentive compensation, the Entry goal for same-restaurant sales in fiscal year 2013 was negative. While the Compensation Committee does not generally prefer negative goals, it determined that the negative same-restaurant sales Entry goal for fiscal year 2013 was a challenging yet realistically achievable goal that was prudent given the Company’s recent performance. Although the performance-based shares are earned based on the same one-year performance period as the short-term incentive plan, the additional vesting schedule and six-month holding period provides additional performance and retention strength linked to our stock price performance.

Under the terms of his Employment Agreement, Mr. Buettgen was awarded a minimum award at Target level for performance-based restricted stock and performance-based cash incentives for fiscal year 2013.

Retention Equity Awards

In April 2012, the Compensation Committee granted shares of service-based restricted stock with a fair market value as of the date of the award of $1 million to each of Mr. Dillon and Ms. Grant to enhance the retentive effect of their equity compensation. These shares were scheduled to vest in one-third increments beginning on October 4, 2015 and fully vesting on or after October 4, 2017. These restricted stock awards were forfeited upon the separation of Mr. Dillon in February, 2013, and Ms. Grant at the beginning of fiscal year 2014.

Make-Whole Award

To help induce Mr. Buettgen to forgo certain benefits to which he was entitled at his previous employer, his Employment Agreement provides a Make-Whole Award valued at $2,500,000 as of December 1, 2012. This award consists of $1,400,000 in service-based restricted stock that cliff vests after 30 months and is then subject to a six-month holding period. The remaining $1,100,000 consists of service-based stock options that vest in equal annual installments over the next three years and are exercisable for seven years from December 1, 2012.

High-Performance Award

As an incentive to both join the company and achieve superior performance, Mr. Buettgen’s Employment Agreement provides a High-Performance Award. This award consists of (i) 250,000 shares of service-based restricted stock; (ii) 250,000 service-based stock options; and (iii) 250,000 performance-based stock options. The service-based restricted stock cliff vests after 30 months and is further subject to a six-month holding period. The service-based stock options vest in equal amounts in annual installments over three years and are exercisable for seven years after December 1, 2012. Finally, the performance-based stock options are earned in the event the Company’s stock price appreciates to $14 per share (or more) for a period of 20 consecutive trading days within the first three years of Mr. Buettgen’s employment with the Company. In the event the performance-based stock options are earned, they vest immediately and are exercisable until the seventh anniversary of Mr. Buettgen’s start date.

32	2013 Proxy Statement

The High-Performance Award is subject to a non-compete agreement that prohibits Mr. Buettgen from accepting employment or otherwise providing services to certain competitors for a period of two years after his employment with the Company ends.

Executive Stock Ownership Requirements

The Company believes that equity ownership plays a key role in aligning the interests of Company personnel with Company shareholders. To reinforce this philosophy, ownership requirements for Common Stock have been developed for the Company’s top executives. The requirements were most recently amended in July 2013 to provide that certain executive officers must hold the lesser of (i) a specified number of shares or (ii) any number of shares, so long as their aggregate total value is equal to a specified multiple of the executive’s salary. Those requirements are as follows:

Position	Multiple of Base Salary	Number of Shares
Chief Executive Officer	3.0	300,000
President Ruby Tuesday Concept, Chief Operations Officer	1.5	50,000
Executive Vice President, Chief Financial Officer	1.0	30,000
Senior Vice President, Chief People Officer	1.0	30,000
Senior Vice President, Chief Development Officer	1.0	30,000
Senior Vice President, Chief Legal Officer	1.0	30,000
Certain other vice presidents	-	5,000

These objectives may be accomplished through the receipt of awards of restricted shares, the exercise of stock options, other stock incentives, open market purchases by the executive on his or her own behalf or by a spouse or on behalf of children under age 21, or through participation in the Predecessor Plan.

Ruby Tuesday, Inc. Severance Pay Plan

In July 2010, the Company adopted the Ruby Tuesday, Inc. Severance Pay Plan (the “Severance Plan”). As amended, this plan is an ERISA plan designed to provide severance benefits to certain executive-level employees of the Company in the event that their employment is (i) involuntarily terminated, without cause, due to the elimination of their position or an announced corporate downsizing; (ii) voluntarily terminated due to the material reduction of the executive’s base salary or annual rate of bonus potential; or (iii) by mutual agreement with the Company, in each case subject to execution of a Waiver of Rights and certain disqualifying circumstances. The purpose of the Severance Plan is to attract and retain key executive talent and remain competitive with our industry peers.

In fiscal year 2012, the Severance Plan was amended to include a non-compete covenant that will obligate any eligible employee who accepts benefits under the Severance Plan to refrain from performing services of any type for certain of the Company’s competitors for a period of one year from the employee’s last date of employment.

In fiscal year 2013, the Severance Plan was amended to include all employees classified with the title of Vice President and above. Severance benefits under the amended plan are calculated based on a graduated scale using the employee’s title and years of service with the Company.

2013 Proxy Statement	33

Executive Compensation Clawback Policy

In July 2010, the Company adopted an Executive Compensation Clawback Policy for the purpose of recovering any compensation, whether already paid or calculated to be paid, granted to an executive of the Company as a result of material noncompliance with financial reporting requirements that results in a restatement of the Company’s financial results, to the extent that such compensation is attributable to the erroneous financial data in excess of what would have been paid under the accounting restatement. The recovery period pursuant to the policy is up to three years preceding the date on which the Company is required to prepare the accounting restatement.

Other Benefits

Executive Supplemental Pension Plan

Eligible Named Executives of the Company can participate in the ESPP. The ESPP is a nonqualified, unfunded, defined-benefit retirement plan for selected employees. As a condition of entry into the ESPP, future participants generally must complete five years of continuous service in one or more qualifying job positions and must have achieved a minimum salary threshold, as described in the ESPP. Benefits payable under the ESPP are reduced by the amount of benefits payable to a participant in the Retirement Plan.

Under his Employment Agreement, Mr. Buettgen is permitted to participate in the ESPP pursuant to the plan’s terms. If Mr. Buettgen remains employed with the Company on the third anniversary of his start date, he will receive credit under the ESPP for his years of service during his most recent tenure with Darden. This credit only applies to the determination of vesting under the ESPP. It does not count for benefits accrual purposes.

Retirement Plan

The Company sponsors the Morrison Retirement Plan (the “Retirement Plan”). Under the Retirement Plan, participants are entitled to receive benefits based on salary and length of service. The Retirement Plan was frozen as of December 31, 1987, so that no additional benefits have accrued, and no new participants have been permitted since that date. The Retirement Plan is a tax-qualified, funded, defined-benefit plan. Benefits payable under the Retirement Plan reduce the amount of benefits payable to a participant in the ESPP, as described above.

Deferred Compensation Plan

The Company does not offer top executives the opportunity to participate in the 401(k) Plan. Instead, the Company maintains the Predecessor Plan and the 2005 Deferred Compensation Plan (the “Deferred Compensation Plan”) under which eligible employees currently may elect to defer up to 50% of their annual base compensation to a maximum generally of $17,000 annually. Deferrals made prior to 2005 were made under the Predecessor Plan and deferrals in 2005 and later are made under the Deferred Compensation Plan. Effective as of January 1, 2007, the Company ceased making a matching contribution for executives who hold a position of Senior Vice President or above and who participate in the ESPP. Effective January 1, 2009, for other eligible participants, the Company makes a matching contribution according to a sliding scale based on achievement of a same-restaurant sales performance factor and on years of service.

Mr. Buettgen’s Employment Agreement provides that he is eligible to participate in the Deferred Compensation Plan pursuant to the plan’s terms. The Employment Agreement further provides that Mr. Buettgen receive credit for his years of service during his most recent tenure with Darden. This credit applies to the determination of eligibility; vesting; and Company contributions, if any, under the plan.

Long-Term Disability Insurance Program

The Company sponsors a group long-term disability plan for all full-time employees. This plan provides a benefit of 60% of the employee’s income up to a maximum of $10,000 per month. This coverage is paid for by the employee.

Beginning in February 2011, the Company secured additional long-term disability coverage for certain executives who would not receive a benefit of 60% of their income because of the $10,000 maximum benefit. Specifically, the executive coverage provides an initial $5,000 benefit and then the group policy provides up to $10,000 to reach the 60% income replacement goal. The Named Executives have coverage in addition to the

34	2013 Proxy Statement

group policy to reach the 60% income replacement level. The executive long-term disability coverage is delivered through individual policies for which the Company pays the premiums until the coverage terminates at either retirement or separation from service.

Perquisites

In fiscal year 2013, the Company maintained one airplane for business travel by the Company’s employees. In addition to business travel, the Board has expressed a preference for the Chief Executive Officer and his family and, upon the approval of the Chief Executive Officer, other executives and their families, to use the Company’s airplane for personal travel. The Chief Executive Officer and other executives are required to pay the Company in advance of such travel in an amount equal to the incremental cost to the Company for such flights.

Before his appointment as President and Chief Executive Officer, Mr. Buettgen lived and worked in the Orlando, Florida area. Until he relocates to the Maryville, Tennessee area, Mr. Buettgen’s Employment Agreement provides that the Company will reimburse Mr. Buettgen for travel to and from the Company’s headquarters.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits the amount of individual compensation for certain executives that may be deducted by the employer for federal tax purposes in any one fiscal year to $1 million, unless such compensation is “performance-based.” In order to preserve the Company’s ability to deduct certain performance-based compensation under Section 162(m) of the Internal Revenue Code, the Company has previously obtained shareholder approval for the 2010 Executive Incentive Plan and the performance targets contained in the Stock Incentive Plan. While it is possible for the Company to compensate or make awards under incentive plans and otherwise that do not qualify as performance-based compensation that is deductible under Section 162(m), the Compensation Committee, in structuring compensation programs for the Company’s top executive officers, intends to give strong consideration to the deductibility of awards. As noted above, to benefit the Company by maximizing the tax deductibility of Mr. Buettgen’s guaranteed bonus for fiscal year 2013, payment of a portion of it was accelerated so that it occurred before the end of the fiscal year.

Analysis of Risk Associated with Executive Compensation Plans

In setting compensation, the Compensation Committee also considers the risks to shareholders and to achievement of our goals that may be inherent in the compensation program. Although a significant portion of our executives’ compensation is performance-based and “at-risk,” the Company believes that its executive compensation plans are appropriately structured and do not encourage executives to take unnecessary and excessive risks.

The following elements of our executive compensation plans and policies were considered when evaluating whether such plans and policies encourage our executives to take unreasonable risks:

  we set performance goals that we believe are reasonable in light of past performance and market conditions;
  we use a blend of restricted stock and performance cash awards, because restricted stock retains value even in a depressed market so that executives are less likely to take unreasonable risks to get, or keep, options “in-the-money”;
  the service-based vesting over 30 months plus the addition of a six-month holding period for our long-term restricted stock awards, even after achievement of any performance criteria, ensures that our executives’ interests align with those of our shareholders for the long-term performance of the Company;
  assuming achievement of at least a minimum level of performance, payouts under our performance-based plans result in some compensation at levels below full target achievement, rather than an “all-or-nothing” approach;
  our executive stock ownership policy requires our executives to hold certain levels of stock, not options, and restricted stock, which aligns a portion of their personal wealth to the Company’s long-term performance; and
  we adopted a clawback policy in fiscal year 2011 pursuant to which the Company may recover any incentive compensation that was received as a result of a material misstatement of our financial statements. We intend to review our policy once the SEC and NYSE implement rules, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act.
2013 Proxy Statement	35

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” section of this Proxy Statement with management. Based on this review, the Compensation Committee has recommended to the Board of Directors that the “Compensation Discussion and Analysis” section of this Proxy Statement be included in this Proxy Statement for filing with the SEC.

This report is submitted by the Compensation Committee, the current members of which are named below.

Kevin T. Clayton
Matthew A. Drapkin
Stephen I. Sadove (Chair)

2013 SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation paid to or earned by each of the Named Executives during fiscal years 2013, 2012, and 2011.

								Change in
								Pension Value
								and
							Non-Equity	Nonqualified
Name and				Stock		Option	Incentive Plan	Deferred	All Other
Principal		Salary	Bonus	Awards		Awards	Compensation	Compensation	Compensation
Position(1)	Year	($)(2)	($)(3)	($)(4)		($)(4)	($)(5)	Earnings ($)(5)	($)(7)	Total ($)
J.J. Buettgen President, CEO	2013	408,791	1,333,333	4,419,171	(8)	2,732,508	-	-	160,848	9,054,651
M.O. Moore EVP, CFO	2013	375,000	-	116,670	(8)	-	-	-	69,210	560,880
K.S. Grant	2013	465,750	-	250,003	(8)	-	-	56,319	3,402	775,474
Former PRT,	2012	465,750	-	1,312,496		-	155,650	433,879	2,413	2,370,188
Ops(9)	2011	465,750	-	388,004		775,859	-	275,556	1,033	1,906,202
R.F. LeBoeuf SVP, CPO	2013	403,650	-	66,667	(8)	-	-	37,658	6,584	514,559
	2012	403,650	-	62,498	(7)	-	62,956	386,513	5,609	921,226
	2011	403,650	-	80,669	(7)	161,303	-	284,648	3,593	933,863
S.A. May SVP, CLO	2013	325,000	-	66,667	(8)	-	-	72,011	3,603	467,281
S.E. Beall, III Former Chairman, CEO, President	2013	550,000	-	-		-	-	4,276	2,216,884	2,771,160
	2012	1,100,000	-	659,268		1,162,155	566,083	38,113	14,647	3,540,266
	2011	1,100,000	-	1,164,332		2,328,250	-	25,886	14,647	4,633,115
D.P. Dillon, Jr.	2013	292,308	-	116,670	(8)	-	-	-	417,153	826,131
Former EVP,	2012	400,000	-	1,145,829		-	89,167	-	207,714	1,842,710
CBO	2011	332,628	-	135,000		269,949	-	-	426,421	1,163,998

--------------------

(1)	Messrs. Buettgen and Moore and Ms. May were not Named Executives in fiscal years 2012 or 2011.

(2)	Represents actual base salary payments made to the Named Executives in, where applicable, fiscal years 2013, 2012, and 2011. Messrs. Buettgen, Beall and Dillon were not employees of the Company for all of fiscal year 2013. Messrs. Buettgen, Beall and Dillon’s annualized salary for fiscal year 2013 was $800,000, $1,100,000, and $400,000, respectively.

(3)	Represents non-performance-based guaranteed cash payments. In fiscal years 2012 and 2011, no non-performance-based guaranteed cash payments were made to any Named Executive as all cash incentives were performance-based and reflected in the column titled “Non-Equity Incentive Plan Compensation.”

(4)	Represents the grant date fair value of the equity awards as determined in accordance with GAAP. The Company calculates the grant date fair value of stock awards as the closing value of Common Stock on the date prior to the grant date. Mr. Buettgen received stock awards in fiscal year 2013 which had a grant date fair value of $7.81 per share. Messrs. Moore, LeBoeuf, and Dillon and Mses. Grant and May received stock awards in fiscal year 2013 which had a grant date fair value of $6.66 per share. The stock awards awarded in fiscal years 2012 and 2011 have an original grant date fair value of $7.87 and $9.39 per share, respectively. In addition, Ms. Grant and Mr. Dillon received a stock award in fiscal year 2012 which had a grant date fair value of $9.06. The grant date fair value reflected for stock awards is based on those restricted shares that are expected to vest. The Company calculates the grant date fair value of service-based stock options using a Black-Scholes option pricing model and calculates the grant date fair value of performance-based stock options with a market condition using a Monte Carlo simulation. The assumptions used in calculating the grant date fair value of the stock option awards are described below:

36	2013 Proxy Statement

	Interest		Dividend	Expected Term
Grant Date	Rate (%)	Volatility (%)	Yield (%)	(Years)
December 3, 2012	0.3	46.7	0.0	1.5
December 3, 2012	0.5	67.8	0.0	4.0
December 3, 2012	0.6	74.2	0.0	4.5
December 3, 2012	0.7	73.6	0.0	5.0
August 23, 2011	0.6	79.4	0.0	4.0
August 23, 2011	0.8	75.5	0.0	4.5
August 23, 2011	1.0	72.0	0.0	5.0
July 21, 2010	1.3	77.0	0.0	4.0
July 21, 2010	1.5	73.1	0.0	4.5
July 21, 2010	1.7	70.0	0.0	5.0

Additionally, the assumptions used in calculating the grant date fair value of these awards are disclosed in Note 12 of the Company’s Annual Report on Form 10-K for the fiscal year ended June 4, 2013.

(5)	For fiscal year 2012, amounts represent payouts under the 2010 Executive Incentive Plan and the 2003 SIP. For fiscal year 2011, amounts represent payouts under the 2010 Executive Incentive Plan. Further discussion of the 2010 Executive Incentive Plan and non-equity incentive awards for the Named Executives can be found in the “Annual Cash Incentive Compensation” section of the “Compensation Discussion and Analysis” section of this Proxy Statement.

(6)	Represents the actuarial increase during fiscal years 2013, 2012, and 2011 in the pension value provided under pension plans only as the Company does not pay above-market or preferential earnings on non-qualified deferred compensation.

(7)	All Other Compensation is as follows:

	Executive			Personal
	Life	Accidental	Long-Term	Use of	Post-
	Insurance	Death &	Disability	Company	Employment	Relocation-
	Payments	Dismemberment	Premiums	Aircraft	Payments	Related
Name	($)(a)	Premiums ($)	($)	($)	($)(b)	Costs ($)(c)	Total ($)
J.J. Buettgen	4,495	36	-	124,722	-	31,595	160,848
M.O. Moore	-	-	1,689	-	-	67,521	69,210
K.S. Grant	601	432	2,369	-	-	-	3,402
R.F. LeBoeuf	3,161	432	2,991	-	-	-	6,584
S.A. May	812	360	2,431	-	-	-	3,603
S.E. Beall, III	16,452	432	-	-	2,200,000	-	2,216,884
D.P. Dillon, Jr.	-	-	2,569	-	414,584	-	417,153

(a)	The Company maintains an Executive Life Insurance Plan (“ELIP”) which provides participants with a life insurance benefit equal to four times their projected annual base salary at age 60. Under the ELIP, the Company purchases a term life insurance policy in each participant’s name and pays the premium on such policy during the participant’s employment with the Company. At retirement, the participant may choose to assume payment of the premium to continue the coverage. The Company also provides a group Accidental Death & Dismemberment policy for executives who participate in the ELIP. This policy provides for coverage in the amount of four times base salary up to a maximum of $1 million. The Company pays the premiums on this policy until coverage terminates at either retirement or separation from service.

(b)	Post-employment payments represent amounts of two times base salary paid in connection with Mr. Beall’s step down from management and the Board and approximately one times base salary paid in connection with Mr. Dillon’s separation of employment.

(c)	Relocation-related compensation was provided to Messrs. Buettgen and Moore as an incentive for them to join the Company and includes reimbursement for certain costs resulting from that decision.

(8)	Included within the stock awards for fiscal year 2013 are amounts for performance-based restricted shares expected to vest. The amounts earned and the maximum potential payout for the performance-based restricted shares are as follows:

	Included in Table	Maximum Potential
Name	Above ($)	Payout ($)
J.J. Buettgen	533,337	800,010
M.O. Moore	-	175,005
K.S. Grant	-	375,005
R.F. LeBoeuf	-	100,000
S.A. May	-	100,000
D.P. Dillon, Jr.	-	175,005

2013 Proxy Statement	37

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2013

The following table summarizes information about potential payouts of incentive compensation awarded under the 2010 Executive Incentive Plan, stock options, service-based restricted stock granted, performance-based restricted stock and performance-based cash awards to the Named Executives during fiscal year 2013.

All Other	Grant
Stock	All Other	Date Fair
Awards:	Option	Exercise	Value of
Number	Awards:	or Base	Stock
of	Number of	Price of	Closing	and
Estimated Future Payouts	Shares	Securities	Option	Price on	Option
Estimated Future Payouts Under	Under Equity Incentive Plan	of Stock	Underlying	Awards	Date of	Awards
Non-Equity Incentive Plan Awards	Awards	or Units	Options	(11)	Grant	(12)
Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	(#)	(#)	($/Sh)	($/Sh)	($)
Name	Date	($)	($)	(#)	(#)	(#)	(#)
12/03/12	800,000	1,600,000	(1)
12/03/12	533,333	800,000	(2)
J.J.	12/03/12	68,289	102,434	(5)	533,337
Buettgen	12/03/12	497,546	(7)	3,885,834
12/03/12	502,939	(9)	7.81	7.92	2,197,508
12/03/12	250,000	(10)	7.81	7.92	535,000
07/24/12	84,375	225,000	393,750	(3)
M.O.	07/24/12	43,750	116,667	175,001	(4)
Moore	07/24/12	6,569	17,518	26,277	(6)	-
07/24/12	17,518	(8)	116,670
07/24/12	139,725	372,600	652,050	(3)
K.S.	07/24/12	93,750	250,000	375,000	(4)
Grant	07/24/12	14,077	37,538	56,307	(6)	-
07/24/12	37,538	(8)	250,003
07/24/12	75,684	201,825	353,194	(3)
R.F.	07/24/12	25,000	66,667	100,001	(4)
LeBoeuf	07/24/12	3,754	10,010	15,015	(6)	-
07/24/12	10,010	(8)	66,667
07/24/12	60,938	162,500	284,375	(3)
S.A.	07/24/12	25,000	66,667	100,001	(4)
May	07/24/12	3,754	10,010	15,015	(6)	-
07/24/12	10,010	(8)	66,667
S.E.	07/24/12	412,500	1,100,000	1,925,000	(3)
Beall, III
07/24/12	90,000	240,000	420,000	(3)
D.P.	07/24/12	43,750	116,667	175,001	(4)
Dillon, Jr.	07/24/12	6,569	17,518	26,277	(6)	-
07/24/12	17,518	(8)	116,670

--------------------

(1)	Represents the potential payout range as established under Mr. Buettgen’s Employment Agreement. The payout range is from 100% to 200% of base salary for Mr. Buettgen as he is guaranteed a minimum target payout under the terms of his Employment Agreement. Further discussion of the Employment Agreement and non-equity incentive awards for Mr. Buettgen can be found in the “Annual Cash Incentive Compensation” section of the “Compensation Discussion and Analysis” section of this Proxy Statement. The actual fiscal year 2013 payout can be found in the column titled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” section of this Proxy Statement.

(2)	Represents the potential payout range of a performance-based cash award granted to Mr. Buettgen in fiscal year 2013. Award vests based on the attainment of Adjusted EBITDA and same-restaurant sales goals for fiscal year 2013. The combined maximum payout under the performance goals is 150% of the target award. Mr. Buettgen is guaranteed a minimum target payout under the terms of his Employment Agreement. Further discussion of non-equity incentive awards for Mr. Buettgen can be found in the “Annual Cash Incentive Compensation” section of the “Compensation Discussion and Analysis” section of this Proxy Statement. The actual fiscal year 2013 payout can be found in the column titled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” section of this Proxy Statement.

(3)	Represents the potential payout range as established under the 2010 Executive Incentive Plan. The payout range under the 2010 Executive Incentive Plan is from 37.5% to 175% of base salary for Mr. Beall, 30% to 140% of base salary for Ms. Grant; 22.5% to 105% of base salary for Messrs. Moore and Dillon; and 18.8% to 87.5% for Mr. LeBoeuf and Ms. May. Further discussion of the 2010 Executive Incentive Compensation Plan and non-equity incentive awards for the Named Executives can be found in the “Annual Cash Incentive Compensation” section of the “Compensation Discussion and Analysis” section of this Proxy Statement. The actual fiscal year 2013 payout can be found in the column titled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” section of this Proxy Statement.

(4)	Represents the potential payout range of performance-based cash awards granted in fiscal year 2013. Awards vest based on the attainment of Adjusted EBITDA and same-restaurant sales goals for fiscal year 2013. The combined maximum payout under the Adjusted EBITDA performance goal is 150% of the target award. Further discussion of non-equity incentive awards for the Named Executives can be found in the “Annual Cash Incentive Compensation” section of the “Compensation Discussion and Analysis” section of this Proxy Statement. The actual fiscal year 2013 payout can be found in the column titled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” section of this Proxy Statement.

38	2013 Proxy Statement

(5)	Represents the potential payout range of performance-based restricted shares granted to Mr. Buettgen in fiscal year 2013. Award vests based on the attainment of Adjusted EBITDA and same-restaurant sales goals for fiscal year 2013. The combined maximum payout under the performance goals is 150% of the target award; however, the total payout may not exceed the initial number of restricted shares awarded. Mr. Buettgen is guaranteed a minimum target payout under the terms of his Employment Agreement. In addition to the performance conditions, Mr. Buettgen must satisfy a service condition in order for the award to vest. Further details on the vesting criteria of this award can be found in the “Outstanding Equity Awards at Fiscal Year-End For 2013” section of this Proxy Statement.

(6)	Represents the potential payout range of performance-based restricted shares granted in fiscal year 2013. Awards vest based on the attainment of Adjusted EBITDA and same-restaurant sales goals for fiscal year 2013. The combined maximum payout under the performance goals is 150% of the target award; however, the total payout may not exceed the initial number of restricted shares awarded to each Named Executive. In addition to the performance conditions, the Named Executives must satisfy a service condition in order for the award to vest. Further details on the vesting criteria of these awards can be found in the “Outstanding Equity Awards at Fiscal Year-End For 2013” section of this Proxy Statement.

(7)	Amounts represent restricted stock awards which will cliff vest on June 1, 2015. This amount is comprised of the following awards:

Award	Number of Shares
Inducement and High-Performance Award	250,000
Make-Whole Award	179,257
Initial Award	68,289

(8)	Amounts represent restricted stock awards which will cliff vest on January 24, 2015.

(9)	Amount represents nonqualified stock options granted with a seven-year term. The awards vest in three annual installments beginning December 1, 2013. This amount is comprised of the following awards:

Award	Number of Shares
Inducement and High-Performance Award	250,000
Make-Whole Award	259,939

(10)	Amount represents a nonqualified stock option award granted with a seven-year term. The award vests if a share of our Common Stock appreciates to $14 per share (or more) for a period of 20 consecutive trading days on or before December 3, 2015.

(11)	Represents the closing stock price of our Common Stock on November 30, 2012, the last trading day before the grant date.

(12)	Represents the grant date fair value of the equity awards expected to vest. The assumptions used in calculating the grant date fair value of these awards are disclosed in Note 12 to the consolidated financial statements contained within the Company’s Annual Report on Form 10-K for the fiscal year ended June 4, 2013.

2013 Proxy Statement	39

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2013

The following table summarizes information as of June 4, 2013 about the Named Executives’ exercisable stock options, unexercisable stock options, unvested performance-based restricted stock for which the performance criteria have already been measured, and unvested service-based restricted stock.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
J.J. Buettgen		250,000	7.81	12/03/19	250,000	(2)	2,375,000
		84,313	7.81	12/03/19	179,257	(2)	1,702,942
		84,313	7.81	12/03/19	68,289	(2)	648,746
		84,313	7.81	12/03/19				68,289	(3)	648,746
		83,334	7.81	12/03/19
		83,333	7.81	12/03/19
		83,333	7.81	12/03/19
M.O. Moore					17,518	(4)	166,421
								6,569	(5)	62,406
	47,725		9.39	07/21/17	41,321	(6)	392,550
	47,724		9.39	07/21/17	7,942	(7)	75,449
K.S. Grant	47,724		9.39	07/21/17	31,766	(8)	301,777
					110,375	(9)	1,048,563
					37,538	(4)	356,611
								14,077	(5)	133,732
	7,296		6.58	07/07/16	8,591	(6)	81,615
R.F. LeBoeuf	7,296		6.58	07/07/16	1,588	(7)	15,086
	9,922		9.39	07/21/17	6,353	(8)	60,354
	9,922		9.39	07/21/17	10,010	(4)	95,095
	9,922		9.39	07/21/17				3,754	(5)	35,663
	5,276		6.58	07/07/16	6,212	(6)	59,014
	5,276		6.58	07/07/16	1,853	(7)	17,604
S.A. May	5,276		6.58	07/07/16	7,412	(8)	70,414
	7,175		9.39	07/21/17	10,010	(4)	95,095
	7,175		9.39	07/21/17				3,754	(5)	35,663
	7,175		9.39	07/21/17
S.E. Beall, III	101,240		6.58	07/07/16
	105,307		6.58	07/07/16
	143,215		9.39	07/21/17
	143,214		9.39	07/21/17
	143,214		9.39	07/21/17
	84,300		7.87	08/23/18
	84,300		7.87	08/23/18
	84,299		7.87	08/23/18
D.P. Dillon, Jr.								6,569	(5)	62,406

--------------------

(1)	The vesting dates for each unexercisable stock option award are as follows:

Number of
Securities	Vesting Date
250,000	***
84,313	12/01/13
84,313	12/01/14
84,313	12/01/15
83,334	12/01/13
83,333	12/01/14
83,333	12/01/15

***	These stock options will vest only in the event a share of our Common Stock appreciates to $14 per share (or more) for a period of 20 consecutive trading days on or before December 3, 2015.

(2)	Represents service-based restricted shares which will cliff vest on June 1, 2015. The shares presented are further subject to a six-month holding period.

40	2013 Proxy Statement

(3)	Represents performance-based restricted shares that are contingent on same-restaurant sales and Adjusted EBITDA performance for fiscal year 2013. The number of shares displayed reflects the target number of shares that will be earned if the Company meets its threshold fiscal year 2013 EBITDA and same-restaurant sales goals as Mr. Buettgen is guaranteed to receive the target pay out under the terms of his Employment Agreement. The shares presented are further subject to a six-month holding period.

(4)	Represents service-based restricted shares which will cliff vest on January 24, 2015. The shares presented are further subject to a six-month holding period.

(5)	Represents performance-based restricted shares which will vest and pay out based on the attainment of EBITDA and same-restaurant sales goals for fiscal year 2013. The number of shares displayed reflects the threshold number of shares that will be earned if the Company meets its threshold fiscal year 2013 EBITDA and same-restaurant sales goals. On July 23, 2013, the Compensation Committee confirmed that the threshold performance criteria were not achieved and the shares were forfeited.

(6)	Represents service-based restricted shares which cliff vested on August 1, 2013.

(7)	Represents performance-based restricted shares which were earned in fiscal year 2012 and will vest on December 1, 2013 pursuant to a service condition. The service condition will be deemed satisfied and all unvested shares will vest according to fulfillment of the performance conditions if the following occurs and if the Named Executive has provided continuous service through the date of such event: the Named Executive's termination without cause or termination due to death or disability, retirement, a change in control, or a divestiture. The shares presented are further subject to a six-month holding period for all Named Executives.

(8)	Represents service-based restricted shares which will cliff vest on December 1, 2013. The shares presented are further subject to a six-month holding period.

(9)	Represents service-based restricted stock granted on April 4, 2012. The award was to vest in three installments on October 4, 2015, October 4, 2016, and October 4, 2017. Ms. Grant forfeited this award on June 7, 2013 when she left the Company.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2013

The following table presents information regarding exercises of options to purchase shares of Common Stock and stock awards that vested during fiscal year 2013 for each of the Named Executives.

	Option Awards		Stock Awards
			Number of
	Number of		Shares	Value
	Shares Acquired	Value Realized	Acquired on	Realized on
Name	on Exercise (#)	on Exercise ($)	Vesting (#)	Vesting ($)
J.J. Buettgen	-	-	-	-
M.O. Moore	-	-	-	-
K.S. Grant	131,097	158,402	78,622	503,967
R.F. LeBoeuf	8,607	8,521	16,345	104,771
S.A. May	15,203	7,089	11,820	75,766
S.E. Beall, III	265,243	538,462	36,986	240,409
D.P. Dillon, Jr.	-	-	50,425	380,709

2013 NONQUALIFIED DEFERRED COMPENSATION

The following table presents information regarding the Predecessor Plan and the Deferred Compensation Plan account for each of the Named Executives.

	Executive	Aggregate	Aggregate	Aggregate
	Contributions	Earnings in	Withdrawals/	Balance at
	in Last Fiscal	Last Fiscal	Distributions	Last Fiscal
Name	Year ($)(1)	Year ($)	($)	Year-End ($)
J.J. Buettgen	-	-	-	-
M.O. Moore	16,010	635	-	16,644
K.S. Grant	-	26,694	-	97,979
R.F. LeBoeuf	-	2,754	-	10,271
S.A. May	-	11,223	-	45,701
S.E. Beall, III	-	75,171	(53,035)	321,383
D.P. Dillon, Jr.	-	-	-	-

--------------------

(1)	Represents the base salary deferred by each Named Executive during fiscal year 2013. These deferrals are included in the “Salary” column of the “2013 Summary Compensation Table” section of this Proxy Statement.

2013 Proxy Statement	41

Descriptions of the Deferred Compensation Plan and the Predecessor Plan can be found in the “Deferred Compensation Plan” section of the “Compensation Discussion and Analysis” section of this Proxy Statement.

The timing and form of distributions under the Deferred Compensation Plan are determined by the elections of each plan participant. A participant’s election may be different for each annual deferral, and under certain circumstances, a participant may change one or more of his or her annual deferral elections. Under the default rule, deferrals are paid in a lump sum in January immediately following the calendar year in which the participant attains age 55 if a termination of employment occurs prior to that age. Otherwise, benefits under the Deferred Compensation Plan will be paid in the form of a lump sum distribution in the month of January immediately following a termination of employment but no later than the end of January following the year in which the participant attains age 65. As an alternative to the default rule, a participant may elect one of the following payment choices: (i) payment in a lump sum in January of the year of the participant’s choice or, if earlier, in the month of January following the calendar year in which the participant terminates employment, or (ii) payment in annual installments for a period of the participant’s choice not exceeding ten years, commencing in January of the year of the participant’s choice or, if earlier, commencing in the month of January following the calendar year in which the participant terminates employment.

PENSION BENEFITS FOR FISCAL YEAR 2013

The following table shows the present value of accumulated benefits payable to the Named Executives, including the number of years of service credited to each such Named Executive, under the ESPP, and, for Mr. Beall only, the Retirement Plan.

		Number of	Present	Payments
		Years	Value of	During Last
		Credited	Accumulated	Fiscal Year
Name	Plan Name	Service (#)	Benefit ($)	($)
J.J. Buettgen (1)		-	-	-
M.O. Moore (1)		-	-	-
K.S. Grant	Ruby Tuesday, Inc. Executive	21	1,726,671(2)	-
	Supplemental Pension Plan
R.F. LeBoeuf	Ruby Tuesday, Inc. Executive	27	2,192,110	-
	Supplemental Pension Plan
S.A. May		13	528,326
S.E. Beall, III (3)	Ruby Tuesday, Inc. Executive	41	-	8,068,250
	Supplemental Pension Plan
	Retirement Plan	16	310,087	-
D.P. Dillon, Jr. (1)	-	-	-	-

--------------------

Mses. Grant and May and Mr. LeBoeuf have an accumulated benefit under the provisions of the ESPP. Mr. Beall has an accumulated benefit under the provisions of the Retirement Plan. Key actuarial assumptions for the present value of accumulated benefit calculation can be found in Note 10 to the consolidated financial statements of our Annual Report on Form 10-K for the fiscal year ended June 4, 2013.

(1)	Messrs. Buettgen, Dillon and Moore were not participants in a Company-sponsored defined benefit plan during fiscal year 2013.

(2)	The present value of the accumulated benefit for Ms. Grant as of June 4, 2013. Ms. Grant subsequently separated from the Company.

(3)	Mr. Beall received his accumulated benefit under the provisions of the ESPP in a lump-sum payment on June 4, 2013.

Material terms and conditions of the ESPP and Retirement Plan are described below.

42	2013 Proxy Statement

Executive Supplemental Pension Plan

A participant’s accrued benefit in the ESPP equals 2.5% of the participant’s highest five-year average base salary multiplied by the participant’s years and fractional years of continuous service (as defined in the ESPP) but not in excess of 20 years of such service, plus 1% of the participant’s highest five-year average base salary multiplied by the participant’s years and fractional years of continuous service in excess of 20 years, but not in excess of 30 years of such service, less the retirement benefit payable in the form of a single life annuity payable to the participant under the Retirement Plan and less an offset for Social Security benefits calculated based on a full Social Security earnings assumption and an assumption that his or her wages equaled or exceeded the Social Security taxable wage base.

ESPP Benefit = 2.5% x Average Five-Year Base Salary x Years of Continuous Service
(not in excess of 20) + 1.0% x Average Five-Year Base Salary x Years of Continuous
Service (greater than 20 but not in excess of 30) - Retirement Plan Benefit - Social
Security Benefit

Base salary includes commissions, but excludes bonuses and other forms of remuneration other than salary. Benefits become vested after the participant has completed ten years of continuous service. Normal retirement age for purposes of the ESPP is age 60, although a participant may retire with an actuarially reduced benefit as early as age 55. Supplemental early retirement provisions allow designated participants to receive unreduced benefits, enhanced benefits, and/or early commencement of benefit payments, depending on age and service criteria specified in the ESPP. A participant’s receipt of unreduced early retirement benefits is conditioned on not competing with the Company for a period of two years following retirement.

On July 11, 2007, the Compensation Committee approved and adopted the restated and amended ESPP which provided for, among other things, a lump-sum payment option. Accordingly, participants retiring after that date may elect to receive payment of their benefit in the following forms, provided the election is made on a timely basis:

  a lump-sum payment;
  a life annuity providing for monthly payments for the life of the participant;
  a life annuity providing for monthly payments for the life of the participant with a guaranteed term certain of ten years (“10-year certain”) or 20 years (“20-year certain”) as specified by the participant;
  a 100%/50% joint and survivor annuity;
  a 100%/75% joint and survivor annuity; or
  a 100%/100% joint and survivor annuity.

Retirement Plan

A participant’s accrued annual benefit is determined generally by adding (A) and (B) below, as applicable:

(A)	one-fourth% of pay up to that year’s Social Security Wage Base, plus one and one-fourth% of pay over the Social Security Wage Base for each credited year of service (as defined in the Retirement Plan) commencing on or after January 1, 1986; and
(B)	one-fourth% of average pay for the highest consecutive five years from 1976 through 1985, up to $14,400, plus one and one-fourth% of such pay in excess of $14,400, multiplied by the number of credited years of service with the Company up to January 1, 1986.

Normal retirement age for purposes of the Retirement Plan is age 65, although a participant with at least five years of service may retire with a reduced benefit as early as age 55. Generally, benefits are paid in the form of a single life annuity if the participant is unmarried, or a joint and survivor annuity if the participant is married, unless an alternative form of benefit payment is timely selected by the participant from a range of options made available under the Retirement Plan. A participant’s accrued benefit is vested upon completion of five years of service after age 18.

2013 Proxy Statement	43

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The information below describes and quantifies certain payments and benefits that would be provided under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a change in control or termination of employment of each of the Named Executives, assuming a June 4, 2013 termination date or change-in-control date and, where applicable, using a closing price of $9.50 per share for the Company’s Common Stock on that date.

Due to the number of factors that affect the nature and amount of any payments or benefits provided upon the events discussed below, any actual amounts paid or distributed may be different.

Severance Plan

Under the terms of the Severance Plan, the Named Executives are eligible to receive from the Company a lump sum severance payment equal to two times annualized base salary upon (i) involuntary termination, without cause, due to an announced corporate downsizing or elimination of the executive’s position; (ii) voluntary termination due to the material reduction of the executive’s base salary or annual rate of bonus potential; or (iii) separation by mutual agreement with the Company, in each case, subject to certain disqualifying circumstances and execution of a release of claims against the Company. If Ms. Grant,12 Mr. LeBoeuf or Ms. May had experienced a termination pursuant to the Severance Plan, they would have received $931,500, $807,300 and $650,000, respectively, in severance payments. Severance payments for Messrs. Buettgen and Moore are governed by separate agreements, discussed in more detail below, and are not covered by the Severance Plan.

James J. Buettgen

Upon his appointment as President and Chief Executive Officer, Mr. Buettgen entered into an Employment Agreement with the Company. The Employment Agreement provides for severance payments in the event of a termination in lieu of those provided under the Severance Plan. It specifically contemplates three types of severance payments, depending upon the type of termination at issue, which are outlined below. In any scenario, however, Mr. Buettgen would be entitled to any unpaid reimbursements relating to business expenses incurred by him prior to the termination and any benefits to which he is entitled under Company benefit plans.

In the event of termination due to death or disability,13 Mr. Buettgen would be entitled to: (i) any accrued but unpaid base salary; (ii) any earned but unpaid annual bonus with respect to fiscal years completed prior to the termination; and (iii) any cash or equity awards (including his Initial Award, Make-Whole Award, High-Performance Award and any future equity awards) that have vested or would vest according to their terms based on the termination, provided that any unvested cash or equity awards would be forfeited.

In the event of termination for cause14 or resignation without good reason,15 Mr. Buettgen would be entitled to any accrued but unpaid base salary. Any unvested cash or equity awards would be forfeited.

In the event of termination without cause or a resignation for good reason, Mr. Buettgen would be entitled to: (i) a lump sum payment equal to the amount of (A) any accrued but unpaid base salary and (B) any earned but
____________________

[12]	Ms. Grant’s separation from the Company took place after the end of fiscal year 2013.
[13]	Under the Employment Agreement, “disability” means that Mr. Buettgen is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can reasonably be expected to result in death or last for a continuous period of not less than 12 months.
[14]	The Employment Agreement defines “cause” to mean conduct amounting to: (i) fraud or dishonesty in the performance of Mr. Buettgen’s duties with the Company or its affiliates; (ii) willful misconduct, refusal to follow the reasonable directions of the Board, or knowing violation of law, rules or regulations (including misdemeanors relating to public intoxication, driving under the influence, use or possession of controlled substances or relating to conduct of a similar nature); (iii) acts of moral turpitude or personal conduct in violation of the Company’s Code of Business Conduct and Ethics; (iv) repeated and extended absence from work without reasonable excuse; (v) a conviction or plea of guilty or nolo contendere to a felony; or (vi) a material breach or violation of the terms of any agreement to which Mr. Buettgen and the Company (or any affiliate) are party.
[15]	Under the Employment Agreement, “good reason” means without Mr. Buettgen’s consent: (i) any change in Mr. Buettgen’s principal place of employment to a location more than 50 miles from Maryville, Tennessee; (ii) any material reduction in Mr. Buettgen’s authority, duties or responsibilities, including any change that results in Mr. Buettgen either (A) not acting as the senior-most executive of the Company or (B) directly reporting to anyone other than the Board; (iii) any reduction in Mr. Buettgen’s base salary; (iv) any failure by the Company to pay Mr. Buettgen’s annual bonus or long-term incentives in accordance with the terms of the Employment Agreement; or (v) any other breach of the Employment Agreement that is material and fundamental to the entirety of the Employment Agreement by the Company.

44	2013 Proxy Statement

unpaid annual bonus with respect to fiscal years completed prior to the termination; (ii) a lump sum severance payment equal to 300% of Mr. Buettgen’s then-applicable base salary; and (iii) any cash or equity awards (including his Initial Award, Make-Whole Award, High-Performance Award and any future equity awards) that have vested or would vest according to their terms based on the termination, provided that any unvested cash or equity awards would be forfeited. Under the Employment Agreement, payment of the amounts in (ii) and (iii) above are dependent upon Mr. Buettgen (A) executing a general waiver and release of claims against the Company and its affiliates within 45 days of the termination and (B) complying with certain covenants regarding confidentiality, non-solicitation, trade secrets, and outside employment. Any violation of the covenants could subject Mr. Buettgen’s severance payments to clawback under the Employment Agreement.

Michael O. Moore

Upon his appointment as Executive Vice President, Chief Financial Officer and Assistant Secretary, Mr. Moore and the Company entered into a separation agreement (the “Separation Agreement”). The Separation Agreement provides for severance payments in the event of a termination in lieu of those provided under the Severance Plan.

In the event Mr. Moore’s employment is involuntarily terminated by the Company without cause,16 the Company will pay Mr. Moore an amount equal to his annual base salary as in effect immediately prior to the termination of employment. No severance shall be payable to Mr. Moore under the Separation Agreement in the event of an involuntary termination by the Company for cause, Mr. Moore’s resignation for any reason, or a termination due to death or disability.

Samuel E. Beall, III

On June 6, 2012, we announced that Mr. Beall would step down from management and the Board upon the selection of his successor. In connection with his departure, the Company entered into the Transition Agreement with Mr. Beall. In exchange for Mr. Beall’s agreement to continue in his role as Chief Executive Officer and assist the Company in its search for his successor, the Company agreed that Mr. Beall would (i) continue to earn his existing base salary for the remaining period of his employment; (ii) be eligible to receive a bonus for the fiscal year ending June 5, 2012; (iii) be eligible to receive a cash bonus for the fiscal year ending June 4, 2013 pro-rated as of the date of separation of employment and contingent upon Mr. Beall receiving the Severance Amount (as defined below), and circumstances of Mr. Beall’s departure; and (iv) receive the basic severance to which he is eligible under the Severance Plan (i.e., two years’ base salary; the “Severance Amount”) upon his departure, death or disability. Mr. Beall received his severance benefits upon his departure from the Company on November 30, 2012. He did not receive a pro rata bonus for fiscal year 2013.

The Company did not grant Mr. Beall equity awards under the Company’s plans in fiscal year 2013. The Transition Agreement confirmed the Company’s obligations with respect to Mr. Beall’s existing equity awards, which provide that any remaining service-vesting condition of his equity awards will be deemed fully satisfied and the performance-vesting condition applicable to certain of his awards will continue to apply. He has the remaining term of his outstanding stock options during which to exercise such options. Pursuant to the terms of the Transition Agreement, Mr. Beall is prohibited from working for certain competitors of the Company for a period of one year from the date of his departure and he has agreed to covenants relating to confidentiality, trade secrets and non-solicitation. Mr. Beall has also entered into a release of claims against the Company.

Deferred Compensation

The Named Executives are eligible to participate in two deferred compensation plans. Deferrals made prior to 2005 were made under the Predecessor Plan and deferrals in 2005 and later were made under the Deferred Compensation Plan. Messrs. Beall and LeBoeuf, and Mses. Grant and May participate in both plans. Messrs. Buettgen and Moore participate in the Deferred Compensation Plan. Mr. Dillon did not participate in either plan.
____________________

[16]	Under the Separation Agreement, “cause” is defined as conduct amounting to (i) fraud or dishonesty in the performance of Mr. Moore’s service with the Company or its affiliates; (ii) Mr. Moore’s willful misconduct, refusal to follow the reasonable directions of his supervisors, or knowing violation of law, rules or regulations (including misdemeanors relating to public intoxication, driving under the influence, use or possession of controlled substances or relating to conduct of a similar nature); (iii) acts of moral turpitude or personal conduct in violation of the Company’s Code of Business Conduct and Ethics; (iv) absence from work without reasonable excuse; (v) intoxication with alcohol or drugs while on the Company’s or its affiliates’ premises; (vi) a conviction or plea of guilty or nolo contendere to a crime involving dishonesty; or (vii) a breach or violation of the terms of any agreement to which Mr. Moore and the Company (or any affiliate) are party.

2013 Proxy Statement	45

The last column of the “2013 Nonqualified Deferred Compensation” table of this Proxy Statement reports each Named Executive’s aggregate balance in the Predecessor Plan and the Deferred Compensation Plan at June 4, 2013. If the Named Executives had terminated employment on the last day of fiscal year 2013, the Company would have been required to distribute from its general assets to each Named Executive the amount in his or her deferred compensation account. As described below, the timing and form of distribution would have depended upon the participant’s election, the plan rules, and, in the case of distributions under the Predecessor Plan, the discretion of the plan administrator. The account balances continue to be credited with increases and decreases reflecting changes in the value of the underlying investments; therefore, amounts actually received by the Named Executives may differ from those shown in the “2013 Nonqualified Deferred Compensation” table of this Proxy Statement.

Distributions from the Predecessor Plan are made at termination of employment, retirement, disability, or death and are either in a lump sum or annual or more frequent installments, as determined by the plan administrator.

Equity Awards and Performance-Based Cash Incentives

Stock Options

If any of the Named Executives’ employment were to be terminated (i) involuntarily other than for cause, (ii) due to death, disability, divestiture, or retirement, or (iii) if the Company experienced a change in control, any non-exercisable stock options would become exercisable, as those criteria are defined in the applicable plan or agreement. In the event of termination due to early retirement prior to the end of fiscal year 2013, a portion of the stock options would become exercisable for Mses. Grant and May and Mr. LeBoeuf. In connection with their departures from the Company in fiscal year 2013, outstanding stock options previously awarded to Messrs. Beall and Dillon vested.

Restricted Stock Awards

Service-based restricted stock awarded to the Named Executives is subject to service conditions and performance-based restricted stock is subject to performance and service conditions. Vesting of restricted stock awards will be accelerated upon certain events. Therefore, if a termination of employment without cause or due to death, disability or attainment of a certain age or satisfaction of the “Rule of 90” under the ESPP had occurred or, in the case of certain awards, had a divestiture or a change in control occurred on the last day of fiscal year 2013, the vesting of restricted stock awards would have been accelerated and the Named Executives would have received, in the case of performance-based restricted stock, that number of restricted shares that were earned in accordance with the performance condition as determined by the Compensation Committee in August 2012 and 2013. For service-based restricted stock, all of the restricted shares would have vested under the early vesting scenarios described above. In connection with the departure of Mr. Dillon from the Company in fiscal year 2013, outstanding service-based restricted stock awards and that portion of performance-based shares actually earned for fiscal year 2013 vested. Under his Transition Agreement, Mr. Beall was not eligible to receive equity awards in fiscal year 2013.

Performance-Based Cash Incentives

The Named Executives have received grants of performance-based cash incentives. Performance-based cash incentives awarded to the Named Executives, other than Mr. Beall, are subject to service conditions. Vesting of the performance-based cash incentives will be accelerated upon certain events. In the event of a termination of employment without cause or due to death, disability or retirement or a change in control that occurred on the last day of fiscal year 2013, the vesting of the performance-based cash incentives would have been accelerated and the Named Executives would have received cash incentives that were earned in accordance with the performance condition as determined by the Compensation Committee in August 2012 and July 2013.17

The following table provides the intrinsic value (the value of the option award based upon the closing price of the Company’s Common Stock on June 4, 2013 minus the exercise price) of stock option awards, restricted stock, and performance-based cash incentives that would become exercisable or vested if the Named Executive had terminated employment or if the Company had experienced a change in control as of June 4, 2013.
____________________

17       Mr. Beall’s performance-based cash incentives vested upon his separation of employment from the Company.

46	2013 Proxy Statement

	Involuntary
	Termination
	Other Than For
Name of	Cause,(1) Death	Change in	Divestitures	Retirement
Executive	or Disability ($)	Control ($)(2)	($)(3)	($)(4)
J.J. Buettgen	4,702,572	6,758,732	-	-
M.O. Moore	166,421	166,421	-	-
K.S. Grant	1,126,387	2,174,949	392,550	-
R.F. LeBoeuf	252,149	252,149	81,615	-
S.A. May	242,127	242,127	59,014	-
____________________

(1)      For Mr. Buettgen, the term “cause” means (a) fraud or dishonesty in the performance of his duties with the Company or its affiliates; (b) willful misconduct, refusal to follow the reasonable directions of the Board, or knowing violation of law, rules or regulations (including misdemeanors relating to public intoxication, driving under the influence, use or possession of controlled substances or relating to conduct of a similar nature); (c) acts of moral turpitude or personal conduct in violation of the Company’s Code of Business Conduct and Ethics; (d) repeated and continued absence from work without reasonable excuse; (e) a conviction or plea of guilty or nolo contendere to a felony; or (f) a material breach or violation of the terms of any agreement to which he and the Company (or any affiliate) are party. The term “disability” means that Mr. Buettgen is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can reasonably be expected to result in death or last for a continuous period of not less than 12 months.

For Messrs. Moore and LeBoeuf and Mses. Grant and May, “cause” is defined under the stock option award agreement as conduct amounting to (a) fraud or dishonesty in the performance of the executive’s duties, (b) the executive’s willful misconduct, refusal to follow the reasonable directions of his/her supervisors, or knowing violation of law, rules or regulations (including misdemeanors relating to public intoxication, driving under the influence, use or possession of controlled substances or relating to conduct of a similar nature), (c) acts of moral turpitude or personal conduct in violation of the Company’s Code of Business Conduct and Ethics, (d) absence from work without a reasonable excuse, (e) intoxication with alcohol or drugs while on Company’s or affiliates’ premises, (f) conviction or plea of guilty or nolo contendere to a crime involving dishonesty, or (g) a breach or violation of the terms of any agreement to which the Named Executive and the Company are a party. The term “disability” is defined under the 2003 SIP as having the same meaning as provided in the long-term disability plan or policy maintained by the Company.
(2)      Amounts shown in this column include amounts that are change in control payments. Pursuant to the awards, “change in control” means:
       (i) the acquisition by any individual, entity or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934 (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of voting securities of the Company where such acquisition causes any such Person to own twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities then entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that the following shall not constitute a Change in Control: (1) any acquisition directly from the Company, unless such a Person subsequently acquires additional shares of Outstanding Voting Securities other than from the Company; or (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate.
       (ii) within any twelve-month period (beginning on or after the Effective Date), the persons who were directors of the Company immediately before the beginning of such twelve-month period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board of Directors of the Company; provided that any director who was not a director as of the Effective Date shall be deemed to be an Incumbent Director if that director was elected to the Board of Directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors; and provided further that no director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors shall be deemed to be an Incumbent Director;
       (iii) the consummation of a reorganization, merger or consolidation, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities;
       (iv) the sale, transfer or assignment of all or substantially all of the assets of the Company and its affiliates to any third party; or
       (v) the liquidation or dissolution of the Company.
(3)      “Divestiture” is defined as the sale by the Company, or an affiliate of the Company, of previously owned Company (or affiliate) operated units or businesses to an independent company, where the Named Executive was employed at, or supervised, such units or businesses and, upon the completion of such transaction, the Named Executive’s employment with the Company (or affiliate) ceases and the Named Executive immediately becomes an employee or owner of the purchaser of such units or businesses.
(4)      For all Named Executives, “retirement” is generally defined as a termination of service upon attainment of age 60 or satisfaction of the “Rule of 90” (if eligible). Under the terms of the ESPP, the Rule of 90 is satisfied with regard to eligible participants when they are at least 55 years of age and the sum of their age and years of service equals or exceeds 90.

2013 Proxy Statement	47

Pension Benefits

Mr. Beall received payment of his accumulated benefit under the ESPP in the amount of $8,068,250 on June 4, 2013.

Mr. LeBoeuf, and Mses. Grant and May currently participate in the ESPP but would not have been eligible for a benefit under the ESPP if they had retired on June 4, 2013. Under the terms of the ESPP, these benefits are subject to forfeiture or actuarial reduction based upon certain willful misconduct or prohibited business competition by the participant.

Retiree Health Insurance Plan

Named Executives who participate in either of the pension plans (ESPP or Retirement Plan) and terminate employment after becoming early-retirement eligible under that pension plan, are eligible, along with their spouse and dependents, to participate in the retiree health insurance plan. The Named Executive pays 100% of the premium under the retiree health insurance plan. Once a Named Executive reaches age 65, he or she is no longer eligible to participate in the retiree health insurance plan. Instead, the Company will provide $70 per month toward Medicare supplement coverage until the Named Executive’s death. Mr. Beall was eligible for this benefit following a termination of employment on November 30, 2012.

Life Insurance

If any of the Named Executives had died on June 4, 2013, the survivors of Messrs. Moore and LeBoeuf and Mses. Grant and May would have received $1.6 million, $2.0 million, $2.1 million, and $1,350,000, respectively. Mr. Dillon’s employment with the Company ended on February 14, 2013. If any of the Named Executives had died on June 4, 2013 as the result of an accident, the survivors of each Named Executive would have received an additional $1.0 million.

Disability

The short-term and long-term disability plans are available generally to all salaried employees. The short-term disability benefit is equal to 70% of salary for 26 weeks, and for all employees other than Mr. Beall, this benefit is limited to $10,000 per month. The long-term disability plan for employees holding the position of vice president and higher, including the Named Executives, defines disability as being disabled from the position previously held with the Company while the definition of disability for all other participants in the plan requires that, after two years of disability, the employee must be disabled from any job in order to continue to receive benefits under the plan.

SECURITIES AUTHORIZED FOR ISSUANCE
UNDER EQUITY COMPENSATION PLANS

The following table presents information as of the end of fiscal year 2013 with respect to equity compensation plans of the Company:

	(a)	(b)	(c)
	Number of	Weighted-	Number of Securities
	Securities to be	Average	Remaining Available for
	Issued Upon	Exercise Price	Future Issuance Under
	Exercise of	of Outstanding	Equity Compensation
	Outstanding	Options,	Plans (Excluding
	Options, Warrants	Warrants and	Securities Reflected in
Plan Category	and Rights (#)	Rights ($)	Column (a)) (#)
Equity compensation plans approved by
security holders	1,408,316	8.43	3,877,500 (1)
Equity compensation plans not
approved by security holders	752,939 (2)	7.81	-
Total	2,161,255	8.22	3,877,500

--------------------

(1)	This amount consists of 852 shares available for future issuance under the Directors’ Plan, 190,546 shares available for issuance under the 1996 SIP, and 3,686,102 shares available for issuance under the Stock Incentive Plan.
(2)	This amount consists of 250,000 service-based and 250,000 performance-based stock options awarded to Mr. Buettgen as part of a High-Performance Award and 252,939 service-based stock options awarded to Mr. Buettgen as part of a Make-Whole Award.

48	2013 Proxy Statement

PROPOSAL TWO:
ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), we are asking shareholders to approve the compensation of the Named Executives as described in the “Compensation Discussion and Analysis” section of this Proxy Statement. The Company has designed its compensation program to attract and retain the best possible executive talent and to motivate the Company’s executives to achieve the goals of the Company’s business strategy through a “pay for performance” compensation structure that rewards executive performance that maximizes financial return to shareholders, prudently invests capital and achieves certain targets for sales and profits. In addition to the discussion of our executive compensation program found in the “Compensation Discussion and Analysis” section of this Proxy Statement, we urge you to consider the following factors in deciding how to vote on this proposal:

  executive pay is tied to performance, a majority of which is not guaranteed;
  our Compensation Committee has positioned executive pay near the 50th percentile of the Company’s Peer Group;
  undue risk is mitigated by the utilization of caps on potential payments, clawback provisions, and lengthy vesting periods;
  we provide only modest perquisites that benefit the Company’s business purposes;
  we have adopted reasonable share ownership guidelines, which all Named Executives meet;
  our Compensation Committee has engaged an independent consultant that reports directly to the Compensation Committee and provides no other services to the Company;
  we do not have separate change in control agreements or excise tax gross-ups; and
  we do not include the value of short-term or long-term incentive compensation in pension calculations.

The Board recommends a vote FOR the following advisory resolution because it believes that the policies and practices described in the “Compensation Discussion and Analysis” section of this Proxy Statement are effective in achieving the Company’s goals of attracting and retaining the best possible executive talent, motivating sustained financial and operational performance, and aligning executives’ interest with those of shareholders:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s Named Executives, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the “Compensation Discussion and Analysis” section of this Proxy Statement and the accompanying compensation tables and related narrative).

This advisory resolution, commonly referred to as the “say-on-pay” resolution, is non-binding on the Board. At our October 2011 shareholder meeting, the Company’s shareholders elected to conduct such an advisory vote on executive compensation on an annual basis. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when evaluating our executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

PROPOSAL THREE: APPROVAL OF AN AMENDMENT TO THE STOCK
INCENTIVE PLAN

On April 10, 2013, the Board of Directors of the Company amended and restated the Ruby Tuesday, Inc. 2003 Stock Incentive Plan, which has been renamed the Ruby Tuesday, Inc. Stock Incentive Plan. The primary purposes of the changes were to consolidate prior amendments to the governing plan document; impose a ten-year sunset provision subject to shareholder renewal; and, subject to the approval of the Company’s shareholders, add non-employee directors as a category of eligible participants. The proposal does not request additional shares of stock for the Stock Incentive Plan. Indeed, the Board believes that allowing non-employee directors to participate in the Stock Incentive Plan instead of requiring that such awards be made from the Directors’ Plan, better manages dilution of Company shares rather than seeking a reload of shares for the Directors’ Plan.18
____________________

[18]	This description of the Stock Incentive Plan and its amendments is qualified in its entirety by reference to the applicable provisions of the plan document, which is attached hereto as Appendix A.

2013 Proxy Statement	49

The portions of the amendment and restatement incorporating prior amendments, effecting the name change, and imposing the sunset provision do not require shareholder approval; those changes are now part of the plan.

The Board is, however, submitting the Stock Incentive Plan to shareholders for approval of those provisions that allow participation by non-employee directors to comply with the shareholder approval requirements of the NYSE rules for equity compensation plans. In order for the non-employee director participation provisions to be approved by the shareholders under applicable Georgia law and the NYSE Listed Company Manual, the number of votes cast in favor of approval must constitute a majority of votes cast, including abstentions but not including broker non-votes.

General Description of the Stock Incentive Plan

The Stock Incentive Plan was originally adopted in 1993 as the Morrison Restaurants Inc. 1993 Non-Executive Stock Incentive Plan. It was subsequently amended, restated and renamed on July 9, 2003 as the Ruby Tuesday, Inc. 2003 Stock Incentive Plan. The Company has elected to amend the Stock Incentive Plan at this time to provide a means of granting equity incentives to non-employee directors of the Company and any of its affiliates. The restated Stock Incentive Plan also consolidates and incorporates all prior amendments into a single governing plan document.

At the annual meeting, shareholders will be asked to consider and vote on those provisions of the Stock Incentive Plan that allow participation by non-employee directors. If shareholders do not approve the pertinent provisions of the Stock Incentive Plan, no awards to non-employee directors will be made under the Stock Incentive Plan.

Director equity awards are currently provided through the Directors’ Plan. The Directors’ Plan specifically provides for annual director equity awards valued at $73,000, with an annual adjustment based on the CPI-U. However, as of June 4, 2013, the Directors’ Plan had 24,256 shares in its reserve, with 23,404 outstanding option shares that must be exercised on or before October 8, 2013. Thus, the Directors’ Plan does not currently have sufficient shares to provide the fiscal year 2014 director awards. Under the terms of the Directors’ Plan, no awards can be made to any director if there are insufficient shares to make complete awards to all directors. Should the proposed amendment to the Stock Incentive Plan not be approved by the shareholders, the Company anticipates that it will seek shareholder approval to reload shares into the Directors’ Plan in the near future. Yet because the Company must provide competitive compensation to retain high-caliber directors, the Company also anticipates that, in the event the proposed amendment is not approved, it would provide additional cash compensation to non-employee directors to offset any pay deficiency caused by the inability to provide equity compensation. Should the proposed amendment to the Stock Incentive Plan be approved by the shareholders, however, the Company anticipates terminating the Directors’ Plan during fiscal year 2014.

Although the Stock Incentive Plan does not expressly provide for the amount of each annual director equity award – it only provides that non-employee directors award values cannot exceed $300,000 for non-employee directors and $6,000,000 for employees – the Company anticipates that director equity grants for fiscal year 2014 will remain consistent with fiscal year 2013. In other words, the annual director equity grant is to remain at $73,000, with an adjustment for the change in the CPI-U.

Without non-employee director participation, we estimate that the share distribution from the Stock Incentive Plan for fiscal year 2014 will be valued at approximately $7,607,100. Of that amount, we anticipate that approximately $6,082,500 will be distributed as incentive compensation that will likely be repeated in future fiscal years. Because share price varies over time, we cannot determine how many shares will be distributed to achieve the value for ongoing distributions, and therefore we cannot determine the date on which the shares in the Stock Incentive Plan will be exhausted. We estimate, however, that the total value of the shares that would be distributed to non-employee directors if the Company’s shareholders approve Proposal Three would be approximately $438,000. Consequently, we estimate that approval of Proposal Three would result in an approximately 7.25% increase in the total value of shares distributed in ongoing distributions from the Stock Incentive Plan, which, regardless of the value of shares, would increase share distribution by the same amount.

The primary objectives of the Stock Incentive Plan are to provide incentives to certain officers, employees, and, with approval of this Proposal, non-employee directors; to manage the business of the Company and its affiliates in a manner that will provide for the long-term growth and profitability of the Company; to encourage

50	2013 Proxy Statement

stock ownership and provide such recipients with a proprietary interest in the Company; and to provide a further means of hiring, rewarding and retaining key personnel.

The Board has reserved 18,800,000 shares of the Company’s Common Stock for issuance pursuant to awards granted under the Stock Incentive Plan (the “Awards”), subject to adjustment as provided therein. As of June 4, 2013, there were 3,686,102 shares of Common Stock remaining or available for grants of additional equity incentives under the Stock Incentive Plan, subject to increases for shares returned to the reserve.19 In the event all or a portion of an Award is forfeited, cancelled, expired, or terminated before becoming vested, paid, exercised, converted, or otherwise settled in full, that number of shares again becomes available under the Stock Incentive Plan and does not count against the maximum number of reserved shares under the Stock Incentive Plan.

The maximum number of shares of Common Stock that may be granted during any fiscal year as to any employee with respect to which options, stock appreciation rights, or other Awards that are denominated in shares of Common Stock and are intended to be performance-based compensation under Section 162(m) of the Internal Revenue Code shall not exceed 750,000, subject to adjustment in accordance with the provisions of the Stock Incentive Plan. Furthermore, the maximum aggregate dollar amount that may be paid under any such performance-based Award denominated in cash during any fiscal year to an employee may not exceed $6,000,000. The maximum aggregate number of shares of Common Stock from which Awards, other than options, may be made under the Stock Incentive Plan is not to exceed twenty-five percent of the maximum number of shares reserved.

Awards to non-employee directors under the Stock Incentive Plan are subject to separate limitations. The maximum number of shares of Common Stock with respect to which stock incentives that are to be settled in shares of Common Stock may be granted during any fiscal year of the Company to any non-employee director may not exceed a number of shares having a fair market value, determined at the date of grant, in excess of $300,000 and no non-employee director may be granted an award to be settled in cash, other than in connection with mergers, reorganizations and similar transactions. Moreover, the proposed amendments include a provision clarifying that the Stock Incentive Plan’s current vesting and holding requirements only apply to awards made by employees or officers, not to awards made to non-employee directors. This clarification is necessary to allow the Company to provide director awards with the same one-year vesting schedule currently applicable to awards under the Directors’ Plan.

Terms of the Stock Incentive Plan

Administration

The Stock Incentive Plan provides for administration by a committee appointed by the Board or, alternatively if no such committee is appointed, by the entire Board (the “Committee”). When appointing members to the Committee, the Board is to take into consideration the “outside director” standards contained in Section 162(m), the “non-employee” director standards contained in Rule 16b-3 of the Securities Exchange Act of 1934, and, if applicable, the requirements of the national securities exchange or nationally recognized quotation or market system on which the Company’s Common Stock is then traded. The Committee has the authority to grant Awards under the Stock Incentive Plan and to make all other determinations that it may deem necessary or advisable for the administration of the Stock Incentive Plan. The Committee’s decisions relating to the administration of the Stock Incentive Plan and grants of Awards shall be final and binding on all persons.

The Stock Incentive Plan permits the Board to delegate to any member of the Board or one or more officers of the Company certain administrative authority with regard to any participant who is not a “reporting person” for purposes of Section 16 of the Securities Exchange Act of 1934. For such persons, a delegatee has the administrative authority to interpret the provisions of Awards granted under the Stock Incentive Plan and to determine the treatment of Awards upon a participant’s termination of service

Types of Awards

The Stock Incentive Plan permits the Committee to make a variety of Awards, including nonqualified options to purchase shares of the Company’s Common Stock, stock appreciation rights, other stock-based Awards which are settled in either cash or shares of the Company’s Common Stock and are determined by reference to shares of stock, such as grants of restricted Common Stock, grants of rights to receive stock in the future, or
____________________

[19]	As of June 4, 2013, there were 190,546 shares of Common Stock remaining or available for grants of additional equity incentives under the 1996 SIP.

2013 Proxy Statement	51

dividend equivalent rights, and cash performance Awards, which are settled in cash and are not determined by reference to shares of the Company’s Common Stock. These discretionary Awards may be made on an individual basis or through a program approved by the Committee for the benefit of a group of eligible persons.

The number of shares of Common Stock as to which any Award is granted, the potential payout of any Award not denominated in shares of Common Stock and the eligible persons to whom Awards are granted will be determined by the Committee, subject to the provisions of the Stock Incentive Plan. Awards may be made exercisable or settled at the prices and may be made forfeitable or terminable under the terms established by the Committee, to the extent not otherwise inconsistent with the terms of the Stock Incentive Plan.

Structure of Individual Awards

The Committee may, but is not required to, structure any Award so as to qualify as performance-based compensation under Section 162(m). To the extent that the Committee desires to base an Award on performance goals that are intended to qualify the Award as performance-based compensation under Section 162(m), the Committee will make the vesting, payment or other settlement of the Award subject to the achievement of one or any combination of the performance goals listed below during a specified period: (1) cash flow; (2) earnings before interest, taxes, depreciation and amortization; (3) earnings per share; (4) net operating profit after taxes; (5) return on assets; (6) return on net assets; (7) return on equity; (8) return on invested capital; (9) company, franchise or system same-restaurant sales; (10) company, franchise or system traffic growth; (11) market share or related strength of brand measures related to consumer perception, including but not limited to, brand relevance and guest satisfaction, in each case based on objective data such as guest or market surveys; (12) economic value added (dollar spread between return on capital and cost of capital); (13) gross revenues; (14) operating income; (15) operating cash flow; (16) revenue, less cost of merchandise, payroll and related costs and other restaurant operating costs (gross profit); (17) retention of company team members in general or in any specific category or level of employment; (18) earnings before interest, depreciation and amortization; (19) earnings before interest and taxes; (20) earnings before interest, taxes, depreciation and rent; (21) company, franchise or system restaurant growth in number of new restaurants; (22) average restaurant volume growth; (23) fixed charge coverage ratio; (24) sales and earnings performance; (25) total shareholder return; (26) general and administrative costs (as a percentage of net sales or flat dollar amount); (27) consolidated net income; (28) management of capital or operating expenditures; (29) appreciation of stock price; (30) market value added (company market value less total capital employed); and/or (31) debt levels (either alone or as a percentage of any other performance goal).

The performance goals may be applied by the Committee to Company-wide objectives; objectives that are related to performance of a division, department or function within the Company or an affiliate in which the participant receiving the Award is employed or on which the participant’s efforts have the most influence; performance solely in relation to objectives achieved during a performance period or as compared to past performance periods; and/or performance relative to the performance by a company or group of companies selected by the Committee. In addition, the Committee may modify the performance goals previously established with respect to a particular grant of an Award to address accounting expenses of equity compensation; amortization of acquired technology and intangibles; asset write-downs; litigation-related events; changes in laws affecting reported results; reorganizations; discontinued operations; and any other extraordinary and non-recurring events, except where such action would result in the loss of a tax deduction to the Company pursuant to Section 162(m).

The Committee may provide in any Award (or subsequent to the grant of the Award but prior to its expiration or cancellation) that, in the event of a Change in Control (as defined in the Stock Incentive Plan), the Award may be cashed out on the basis of any price not greater than the highest price paid for a share of Company Common Stock in any transaction reported by the NYSE during a specified period immediately preceding or including the date of the change in control or offered for a share of Common Stock in any tender offer occurring during a specified period immediately preceding or including the date the tender offer commences; subject to additional parameters and limitations set forth in the plan document.

Awards are not transferable or assignable except by will or by the laws of descent and distribution and are exercisable, during a participant’s lifetime, only by the participant; in the event of the disability of the participant, by the legal representative of the participant; or in the event of the death of the participant, by the personal representative of the participant’s estate or if no personal representative has been appointed, by the successor in interest determined under the participant’s will.

52	2013 Proxy Statement

Dividends payable on Common Stock subject to an Award and dividend equivalent rights payable with respect to an Award are not to be paid prior to the vesting of the portion of the Award to which they relate.

After the date of grant, the Committee, in its sole discretion and for such reasons as it determines to be appropriate, may modify the terms and conditions of an Award except to the extent inconsistent with other provisions of the Stock Incentive Plan.

Options

The Stock Incentive Plan provides that the exercise price of any option may not be less than the fair market value of the Common Stock of the Company on the date of the grant. The Committee may permit an option exercise price to be paid in cash, by the delivery of previously-owned shares of the Company’s Common Stock, through a cashless exercise executed through a broker, by having a number of shares of Common Stock otherwise issuable at the time of exercise withheld or by any combination of the foregoing. The term of an option may not extend beyond ten years from the date of the option grant.

Each option granted under the Stock Incentive Plan shall be exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Award.

Reload grants are prohibited under the Stock Incentive Plan. Reload grants are new option grants that are made to an optionee to replace shares delivered by the optionee in payment of the exercise price and/or tax withholding obligation under any other option held by the optionee.

The Committee may not directly or indirectly reduce the exercise price of an option after it is granted without the approval of the Company’s shareholders, except in connection with a merger, liquidation, or other similar reorganization of the Company. Surrendering an option in consideration of, or in exchange for, the grant of a new option with a lower exercise price, stock, cash, or any other award would be considered a reduction in the exercise price of the original option.

Stock Appreciation Rights

Stock appreciation rights may be granted separately or in connection with another Award. Each stock appreciation right allows the recipient to receive the appreciation per share of the Company’s Common Stock over a defined price which may not be less than the fair market value of a share of the Company’s Common Stock on the date the stock appreciation right is granted. If a stock appreciation right is granted in connection with another Award, it may only be exercised to the extent that the related Award has not been exercised, paid, or otherwise settled. Stock appreciation rights are exercisable or payable at a time or times certain or upon the occurrence or non-occurrence of certain events. Stock appreciation rights may be settled in shares of Common Stock or in cash, according to terms established by the Committee with respect to any particular award. Stock appreciation rights have no defined expiration period under the Stock Incentive Plan, but an expiration period can be included in the applicable Award agreement or program.

Stock Awards

The Committee may grant shares of Common Stock to a participant, subject to restrictions and conditions, if any, as the Committee may determine. Except as otherwise provided by the terms of the Stock Incentive Plan, the Committee may require a cash payment from the participant in an amount no greater than the aggregate fair market value of the shares of stock awarded determined at the date of grant in exchange for the grant of an Award of Common Stock or may grant such an Award without the requirement of a cash payment.

Any Award of Common Stock to an employee that does not contain forfeitability provisions based upon performance goals will vest over a period of no less than 30 months, subject to exceptions for death, disability, retirement and similar events as may be prescribed by the Committee. Any Award of Common Stock to an employee that does not contain any forfeitability provisions shall be granted only in lieu of salary or cash bonus otherwise payable to a participant and may be granted at up to a 15% discount to the fair market value of the Common Stock as of the date of grant only if the Common Stock is subject to material restrictions on transferability.

2013 Proxy Statement	53

Any Award of Common Stock to an employee will provide that the Common Stock subject to the Award, net of shares of Common Stock withheld or otherwise applied to satisfy tax withholding obligations, will be subject to a minimum holding period of six months from the date the shares of Common Stock cease to be forfeitable, subject to exceptions for death, disability, retirement and similar events as may be prescribed by the Committee.

Other Stock Incentives

Dividend equivalent rights, restricted stock units, and performance awards may be granted in numbers or units and subject to any conditions and restrictions as determined by the Committee and will be payable in cash or shares of Common Stock, as determined by the Committee.

Termination of Awards

The terms of a particular Award may provide that it terminates, among other reasons: upon the holder’s termination of employment or other status with respect to the Company or any affiliate of the Company; upon a specified date; upon the holder’s death or disability; or upon the occurrence of a change in control of the Company. Awards may include exercise, conversion or settlement rights to a holder’s estate or personal representative in the event of the holder’s death or disability. In the Committee’s discretion, Awards that are subject to termination may be cancelled, accelerated, paid or continued, subject to the terms of the applicable agreement reflecting the terms of an Award and to the provisions of the Stock Incentive Plan.

Forfeitures

In the event a participant violates a noncompetition agreement that is a component of any Award, all Awards and shares of Common Stock issued to the holder pursuant to the Stock Incentive Plan will be forfeited; provided, however, that the Company will return to the holder the lesser of any consideration paid by the participant in exchange for the Common Stock or the then fair market value of the Common Stock.

Reorganizations

The number of shares of Common Stock reserved for grant or for issuance in connection with the exercise, settlement, vesting, or payment of an Award, as applicable, the exercise price of an option and the threshold price of a stock appreciation right, the specified number of shares of Common Stock to which an Award pertains and the annual limit on the number of shares of Common Stock subject to Awards or on the number of shares of Common Stock which may be used to settle an Award will be adjusted in the event of any stock dividend, stock split, spinoff, rights offering or recapitalization of the Company or similar event effected without the receipt of consideration.

In the event of a merger, consolidation, extraordinary dividend, reorganization, recapitalization, sale of substantially all of the Company’s assets, other change in the Company’s capital structure, tender offer or a change in control of the Company, Awards may be substituted, cancelled, accelerated, amended to remove restrictions, cashed-out or otherwise adjusted by the Committee, provided that the adjustment is not inconsistent with the terms of the Stock Incentive Plan or any agreement reflecting the terms of an Award. The Company may also use the Stock Incentive Plan to assume awards previously granted by the Company or a third party in favor of persons who become eligible to participate under the Stock Incentive Plan.

Amendment or Termination

The Stock Incentive Plan may be amended or terminated by the Board. Except as otherwise provided by its terms, the Board will obtain shareholder approval for any amendment to the Stock Incentive Plan that increases the number of shares of Common Stock available, materially expands the classes of individuals eligible to receive Awards, materially expands the type of awards available for issuance, or would otherwise require shareholder approval under the rules of the applicable exchange. No amendment or termination by the Board may adversely affect the rights of a holder of an Award without the holder’s consent. The Stock Incentive Plan will expire on the day immediately preceding the tenth anniversary of its restatement, unless its continuation beyond such date is approved by the shareholders of the Company.

Federal Income Tax Consequences

The following discussion outlines generally the federal income tax consequences of participation in the Stock Incentive Plan. Individual circumstances may vary and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the Stock Incentive Plan.

54	2013 Proxy Statement

Nonqualified Options

A participant will not recognize income and will not be taxed upon the grant of a nonqualified option or at any time prior to the exercise of all or a portion of the option. At the time the participant exercises all or a portion of a nonqualified option, he or she will have compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date the option is exercised over the price paid for the Common Stock, and the Company will then be entitled to a corresponding deduction. Depending upon the period shares of Common Stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a nonqualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on the disposition and the fair market value of the shares when the nonqualified option was exercised. Special rules apply to a participant who exercises a nonqualified option by paying the exercise price, in whole or in part, by the transfer of shares of Common Stock to the Company.

Stock Awards

A recipient will not be taxed upon the grant of an Award of Common Stock if it is not transferable by the recipient or is subject to a “substantial risk of forfeiture,” as defined in the Internal Revenue Code. However, when the shares of Common Stock that are subject to the Award are transferable by the recipient and are no longer subject to a substantial risk of forfeiture, the recipient will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the Award, less any amount paid for such stock, and the Company will then be entitled to a corresponding deduction. If a recipient so elects at the time of receipt of an Award of Common Stock, he or she may include the fair market value of the stock subject to the Award, less any amount paid for such stock, in income at that time and the Company also will be entitled to a corresponding deduction at that time.

Other Stock-Based Awards

A participant generally will not recognize income and will not be taxed upon the grant of a stock appreciation right, dividend equivalent right, restricted stock unit, or performance award (collectively, the “Equity Incentives”). Generally, at the time a participant receives payment under any Equity Incentive, he or she will have compensation taxable as ordinary income in an amount equal to the cash or fair market value of the Common Stock received, and the Company will then be entitled to a corresponding deduction.

Cash Performance Awards

A participant generally will not recognize income and will not be taxed upon the grant of a cash performance award. At the time a participant receives payment under any cash performance award, he or she will have compensation taxable as ordinary income in an amount equal to the cash received, and the Company will then be entitled to a corresponding deduction.

Withholding Taxes

A participant may be liable for federal, state, or local tax withholding obligations as a result of the grant, exercise or settlement of an Award. The tax withholding obligation may be satisfied by payment in the form of cash, certified check, previously-owned shares of the Company’s Common Stock or, if a participant elects with the permission of the Committee, by a reduction in the number of shares to be received by the participant under the Award.

Awards to be Granted

The amount of awards that will be granted in the future to the Company’s current and future executive officers and non-employee directors under the Stock Incentive Plan cannot be determined at this time. Amounts for current and future executive officers will be based on the discretion of the Compensation Committee in determining the awards and actual performance. The equity awards granted to the Named Executives under the Stock Incentive Plan with respect to fiscal year 2013 are set forth in the 2013 Summary Compensation table and the awards granted to the non-employee directors under the Directors’ Plan with respect to fiscal year 2013 are set forth in the 2013 Director Compensation Table.

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Shareholder Approval

The Board seeks shareholder approval of those provisions of the Stock Incentive Plan authorizing grants of Awards to non-employee directors of the Company and any affiliate in order to comply with the requirements of the NYSE.

For the proposal to pass, the number of votes cast in favor of approval must constitute a majority of votes cast, including abstentions but not including broker non-votes.

If shareholder approval is not obtained, those provisions of the Stock Incentive Plan authorizing grants of Awards to non-employee directors of the Company and any affiliate shall be rendered null and void.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF
THOSE PROVISIONS OF THE STOCK INCENTIVE PLAN AUTHORIZING GRANTS OF AWARDS TO NON-
EMPLOYEE DIRECTORS OF THE COMPANY AND ANY AFFILIATE.

RELATED PERSON TRANSACTIONS

On July 22, 2010, we entered into a licensing agreement with Gourmet Market, Inc. which is owned by our former Chief Executive Officer’s brother, Price Beall. The licensing agreement allowed us to operate multiple restaurants under the Truffles® name. Truffles is an upscale café concept that currently operates several restaurants in the vicinity of Hilton Head Island, South Carolina.

Under the terms of the agreement, we paid a licensing fee to Gourmet Market, Inc. of 2.0% of gross sales of any Truffles we opened. Additionally, we paid Gourmet Market, Inc. a monthly fee for up to two years for consulting services to be provided by Price Beall to assist us in developing and opening Truffles restaurants under the terms of the licensing agreement. During the first 12 months of the license agreement, we paid $20,833 per month for such services. During the second 12 months of the license agreement, we paid $10,417 per month. Total fees paid to Gourmet Market, Inc. during fiscal year 2013 were $80,361. We exited the Truffles brand in the middle of fiscal year 2013 as part of our decision to exit our non-core brands.

The Board has adopted a written policy that all related person transactions with the Company must be approved in advance by the Audit Committee. All potential related person transactions must be submitted to the Secretary for subsequent submission to the Audit Committee. All related person transactions are presumed to be prohibited unless the Audit Committee determines that one of the following exceptions applies:
  the terms of the proposed transaction would be reasonable under the circumstances if the Company and the related person were dealing at arm’s length;
  the terms of the proposed transaction are less favorable to the related person than if the Company and the related person were dealing at arm’s length;
  there is a compelling business reason to approve the transaction after taking into account such factors as the availability of other unrelated persons to perform similar work under a similar timeframe and price structure;
  the Audit Committee has been made fully aware of existing or potential significant conflicts in connection with the proposed transaction and determines that the Company has taken appropriate steps to manage such conflicts; or
  the related person policy was followed in relation to the related person transactions disclosed earlier in this section.
AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee reports as follows with respect to the audit of the Company’s fiscal year 2013 consolidated financial statements (the “Financial Statements”):
  management is primarily responsible for the preparation of the Financial Statements in accordance with GAAP and the financial reporting process, including the system of internal controls over financial reporting. KPMG, our independent registered public accounting firm, is responsible for performing an independent audit of the Company’s Financial Statements, including the system of internal controls over financial reporting and for issuing a report thereon;
  the Audit Committee has been updated quarterly on management’s process to assess the adequacy of the Company’s system of internal control over financial reporting, the framework used to make the
56	2013 Proxy Statement

  assessment, and management’s conclusions about the effectiveness of the Company’s internal control over financial reporting;
  the Audit Committee has reviewed and discussed the Financial Statements with KPMG and the Company’s management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant estimates and accounting judgments, and the transparency of disclosures in the Financial Statements;
  the Audit Committee has discussed with KMPG the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”);
  the Audit Committee has received the written disclosures and letter from KPMG required by the NYSE Listing Standards and the applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence from the Company and has discussed with KPMG the firm’s independence;
  the Audit Committee has held meetings with KPMG throughout the fiscal year without management present, to discuss financial reporting matters;
  in its meetings with KPMG, the Audit Committee asks KPMG to address several topics that the Audit Committee believes are particularly relevant to its oversight, including: whether KPMG would have in any way prepared the Financial Statements differently from the manner selected by management; if the auditor were an investor, would the investor have received, in plain English, the information essential to understanding the Company’s financial performance during the reporting period; and whether the Company is following the same internal audit procedures that would be followed if KPMG were the Company’s Chief Executive Officer; and
  based on reviews and discussions of the Financial Statements with management and discussions with KPMG described above, the Audit Committee recommended to the Board of Directors that the Financial Statements, including the Company’s system of internal controls over financial reporting, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 4, 2013.

The Audit Committee, comprised of all non-management directors, meets at regularly scheduled executive sessions at which Mr. Lanigan, the Audit Committee Chairman, presides.

This report is submitted by the Audit Committee, the current members of which are named below.

F. Lane Cardwell, Jr.
Bernard Lanigan, Jr. (Chair)
Jeffrey J. O’Neill

Audit Committee Charter

The Board has adopted a written charter for the Audit Committee, a copy of which, as amended to date, is available on our website at http://rubytuesday.com/investors/governance. The Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter and the Board approves it on an annual basis.

Independence of Audit Committee Members

Each of the members of our Audit Committee meets the requirements for independence as defined by the applicable listing standards of the NYSE and the SEC rules.

PROPOSAL FOUR: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board has selected KPMG to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 3, 2014. At the Annual Meeting, we will ask shareholders to ratify the Board’s selection. KPMG has served in this same capacity since 2000 and is expected to be represented at the Annual Meeting. A representative of KPMG will have an opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions.

The Board has submitted this Proposal to our shareholders as required by the Audit Committee Charter. If the shareholders do not ratify the Board’s proposal, the Board will reconsider its action with respect to the engagement of KPMG. Approval of the resolution, however, will in no way limit the Board’s authority to terminate or otherwise change the engagement of KPMG during the fiscal year ending June 3, 2014.

2013 Proxy Statement	57

Accountants’ Fees and Expenses

The following table sets forth the aggregate fees billed to the Company by KPMG for the fiscal years ended June 4, 2013 and June 5, 2012.

	Fiscal Year Ended
	June 4, 2013	June 5, 2012
Audit Fees (1)	$824,400	$865,700
Audit-related Fees (2)	36,700	104,600
Tax Fees (3)	7,500	-

Total Fees	$868,600	$970,300

--------------------
(1)	Includes fees for professional services rendered for the audit of the Company’s annual consolidated financial statements, reviews of the condensed consolidated financial statements included in our quarterly reports on Form 10-Q for the first three quarters of fiscal years 2013 and 2012, fees associated with the audits of internal control over financial reporting, consents in connection with our high yield offering, and fees for procedures performed in connection with our discontinued operations, asset impairments, sale leaseback transactions, and the recognition and measurement of the valuation allowance for deferred tax assets.

(2)	Includes fees for professional services rendered in fiscal years 2013 and 2012 in connection with audits of an employee benefit plan, consents in connection with the Company’s franchise disclosure document circulars, our definitive proxy statement relating to our 2013 and 2012 annual meeting of shareholders, and, in fiscal year 2012, comfort letter procedures in connection with the high yield bond offering.

(3)	Includes fees for professional services rendered in connection with the limitations under Section 162(m) of the Internal Revenue Code.

Audit Committee Policy for the Engagement of the Independent Auditor for Audit and Permitted Non-Audit Services

The Audit Committee has adopted a policy governing the provision of audit and permitted non-audit services by our independent registered public accounting firm. Pursuant to this policy, the Audit Committee will consider annually, and, if appropriate, approve, the engagement of the independent registered public accounting firm to provide audit, review, and attest services for the relevant fiscal year. Any changes to the terms and conditions of the annual engagement, resulting from changes in audit scope or Company structure or from other subsequent events, must be approved in advance by the Audit Committee.

The policy also provides that any proposed engagement of the independent registered public accounting firm for non-audit services that are permitted under applicable laws, rules, and regulations, must be approved in advance by the Audit Committee, except that the pre-approval requirement is waived with respect to the provision of non-audit services if (i) the aggregate amount of such services, other than tax planning or tax strategies services, does not exceed $25,000 in a single instance; (ii) such services were not recognized to constitute non-audit services at the time of engagement of the independent registered public accounting firm; and (iii) such services were promptly brought to the attention of the Audit Committee and approved prior to completion of the service by the Audit Committee or by a majority of the members of the Audit Committee. Such approvals are required to be obtained in advance at regularly scheduled meetings of the Audit Committee, except in special circumstances where delaying such approval until the next regularly scheduled meeting of the Audit Committee is impractical. In such special circumstances, approval of such engagements may be obtained by (i) telephonic meeting of the Audit Committee; (ii) unanimous consent action of all of the members of the Audit Committee; or (iii) electronic mail, facsimile or other form of written communication so long as such written communication is ratified by unanimous consent action prior to the next regularly scheduled meeting of the Audit Committee or by resolution at the next regularly scheduled meeting of the Audit Committee. The policy prohibits the engagement of an independent registered public accounting firm in instances in which the engagement is prohibited by applicable laws, rules, and regulations.

All of the services, if any, provided under Audit Fees, Audit-related Fees, and Tax Fees were pre-approved by the Audit Committee.

Determination of Auditor Independence

The Audit Committee has considered and evaluated the services provided by KPMG and has determined that the provision of such services was not incompatible with maintaining KPMG’s independence.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE
SELECTION OF KPMG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

58	2013 Proxy Statement

SHAREHOLDER PROPOSALS

Any shareholder of the Company who wishes to submit a proposal for action at our 2014 Annual Meeting of Shareholders and who desires the proposal to be considered for inclusion in our proxy materials must provide a written copy of the proposal to the Company not later than April 23, 2014 and must otherwise comply with the rules of the SEC relating to shareholder proposals. Shareholder proposals should be sent by mail to the Company’s principal executive office or by facsimile at (865) 379-6826 followed by mail submission, in each case to the attention of Scarlett May, Senior Vice President, Chief Legal Officer and Secretary of the Company.

The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by a shareholder for consideration at the 2014 Annual Meeting of Shareholders but not submitted for inclusion in the proxy materials for such meeting unless (a) with respect to any nomination for director, written notice of the intent to make the nomination is submitted to the Company at least 90 days in advance of the meeting and is otherwise made in accordance with the nomination procedures contained in the Articles of Incorporation and certain other procedures contained in the Bylaws of the Company, or (b) with respect to any other shareholder proposal, notice of the matter is received by the Company at its principal executive office at least 90 days in advance of the meeting and complies with certain other procedures contained in the Bylaws of the Company, and in either case, certain other conditions of the applicable rules of the SEC are satisfied.

GENERAL

Management does not know of any other business to come before the Annual Meeting. If, however, other matters do properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

A list of shareholders entitled to be present and vote at the Annual Meeting will be available for inspection by shareholders at the time and place of the Annual Meeting.

This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended June 4, 2013 are available without charge to shareholders upon written request to the Secretary, Ruby Tuesday, Inc., 150 West Church Avenue, Maryville, Tennessee 37801, telephone number (865) 379-5700 and are available on our website at http://rubytuesday.com/investors/annualreports. Additional copies of these documents may be requested by contacting the Secretary at the address and phone number listed above. In addition, you may access these materials on the Internet at https://materials.proxyvote.com/781182 which does not have “cookies” that identify visitors to the site.

By Order of the Board of Directors,
Scarlett May
Senior Vice President, Chief Legal Officer and Secretary

August 28, 2013
Maryville, Tennessee

2013 Proxy Statement	59

ANNEX A

RUBY TUESDAY, INC.
STOCK INCENTIVE PLAN20

SECTION 1 DEFINITIONS

1.1 Definitions. Whenever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

     (a) “Board of Directors” means the board of directors of the Company.

     (b) “Cause” has the meaning defined by the Committee in the applicable Stock Incentive Award or Stock Incentive Program or, if no such definition exists, Cause shall have the same meaning as provided in any employment agreement between the Participant and the Company or, if applicable, any affiliate of the Company on the date of Termination of Service, or if no such definition or employment agreement exists, “Cause” means conduct amounting to: (1) fraud or dishonesty in the performance of Participant’s duties with the Company or its affiliates; (2) willful misconduct, refusal to follow the reasonable directions of any superior, or knowing violation of law, rules or regulations (including misdemeanors relating to public intoxication, driving under the influence, use or possession of controlled substances or relating to conduct of a similar nature); (3) acts of moral turpitude or personal conduct in violation of the Company’s Code of Business Conduct and Ethics; (4) repeated and extended absence from work without reasonable excuse; (5) a conviction or plea of guilty or nolo contendere to a felony; or (6) a material breach or violation of the terms of any agreement to which the Participant and the Company (or any affiliate) are party.

     (c) “Change in Control” means any one of the following events:

          (i) the acquisition by any individual, entity or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934 (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of voting securities of the Company where such acquisition causes any such Person to own twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities then entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that the following shall not constitute a Change in Control: (1) any acquisition directly from the Company, unless such a Person subsequently acquires additional shares of Outstanding Voting Securities other than from the Company; or (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate;

          (ii) within any twelve-month period (beginning on or after the date the Stock Incentive is granted), the persons who were directors of the Company immediately before the beginning of such twelve-month period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board of Directors of the Company; provided that any director who was not a director as of the date the Stock Incentive is granted shall be deemed to be an Incumbent Director if that director was elected to the Board of Directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors; and provided further that no director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors shall be deemed to be an Incumbent Director;

          (iii) the consummation of a reorganization, merger or consolidation, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities;
____________________

[20]	This is a conformed copy of the Stock Incentive Plan for use in this Annex A. It incorporates subsequent amendments to the plan. It is not the official plan document, and the signature block has been removed. The footnotes contained herein have been added to provide clarifying information; they are not part of the official plan document. Moreover, provisions subject to shareholder approval under Proposal Three are contained in Sections 2.4(b) and 3.4(a)-(d) and have been underlined.

2013 Proxy Statement	Annex A

          (iv) the sale, transfer or assignment of all or substantially all of the assets of the Company and its affiliates to any third party; or

          (v) the liquidation or dissolution of the Company.

     (d) “Code” means the Internal Revenue Code of 1986, as amended, and the applicable rules and regulations promulgated thereunder.

    (e) “Committee” means the committee appointed by the Board of Directors to administer the Plan; provided that, if no such committee is appointed, the Board of Directors in its entirety shall constitute the Committee. The Board of Directors shall consider the advisability of whether the members of the Committee shall consist solely of two or more members of the Board of Directors who are “outside directors” as defined in Treas. Reg. § 1.162-27(e) and “non-employee directors” as defined in Rule 16b-3(b)(3) as promulgated under the Securities Exchange Act of 1934, and if applicable, who satisfy the requirements of the national securities exchange or nationally recognized quotation or market system on which the Stock is then traded. Notwithstanding the foregoing, with respect to Stock Incentives granted by an officer or officers of the Company and/or a director of the Board of Directors pursuant to Plan Section 2.3, the “Committee” as used in the Plan shall mean such officer(s) and/or director(s), unless the context would clearly indicate otherwise.

     (f) “Company” means Ruby Tuesday, Inc., a Georgia corporation, or its successor.

     (g) “Disability” has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any affiliate of the Company for the Participant, unless otherwise defined by the Committee in the applicable Stock Incentive Award or Stock Incentive Program. If no special definition applies and no long-term disability plan or policy was ever maintained on behalf of the Participant, Disability shall mean that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability shall be made by the Board of Directors and shall be supported by advice of a physician competent in the area to which such Disability relates.

     (h) “Disposition” means any conveyance, sale, transfer, assignment, pledge or hypothecation, whether outright or as security, inter vivos or testamentary, with or without consideration, voluntary or involuntary.

     (i) “Dividend Equivalent Rights” means certain rights to receive cash payments as described in Plan Section 3.5.

     (j) “Fair Market Value” with regard to a date means the closing price at which Stock shall have been sold on the last trading date prior to that date as reported by a national securities exchange selected by the Committee on which the shares of Stock are then actively traded and published in The Wall Street Journal; provided that, Fair Market Value of the shares of Stock may be determined by the Committee by reference to the average market value determined over a period certain or as of specified dates, to a tender offer price for the shares of Stock (if settlement of an award is triggered by such an event) or to any other reasonable measure of fair market value; provided further, that, for purposes of granting Options or Stock Appreciation Rights, Fair Market Value shall be determined in a manner consistent with the requirements of Code Section 409A.

     (k) “Option” means a non-qualified stock option as described in Plan Section 3.2.

     (l) “Participant” means an individual who receives a Stock Incentive hereunder.

     (m) “Performance Goals” means the measurable performance objectives, if any, established by the Committee for a Performance Period that are to be achieved with respect to a Stock Incentive granted to a Participant under the Plan. Performance Goals may be described in terms of (1) Company-wide objectives, (2) objectives that are related to performance of the division, department or function within the Company or an affiliate in which the Participant receiving the Stock Incentive is employed or on which the Participant’s efforts have the most influence, (3) performance solely in relation to objectives achieved during

Annex A	2013 Proxy Statement

the Performance Period or as compared to past performance periods, and/or (4) performance relative to the performance by a company or group of companies selected by the Committee with respect to one or more Performance Goals established by the Committee. The Performance Goal(s) established by the Committee under an objective formula for any Performance Period under the Plan will consist of one or more of the following criteria:

Cash flow	Retention of Company team members in
Earnings before interest, taxes, depreciation	general or in any specific category or level of
and amortization (EBITDA)	employment
Earnings per share (EPS)	Earnings before interest, depreciation and
Net operating profit after taxes (NOPAT)	amortization (EBIDA)
Return on assets (ROA)	Earnings before interest and taxes (EBIT)
Return on net assets (RONA)	Earnings before interest, taxes, depreciation,
Return on equity (ROE)	amortization and rent (EBITDAR)
Return on invested capital (ROIC)	Company, franchise or system restaurant
Company, franchise or system same	growth in number of new restaurants
restaurant sales (SRS)	Average restaurant volume growth
Company, franchise or system traffic growth	Fixed charge coverage ratio
(Guest Count Growth)	Sales and earnings performance
Market share or related strength of brand	Total shareholder return
measures related to consumer perception,	General and administrative costs (as a
including but not limited to brand relevance	percentage of net sales or flat dollar amount)
and guest satisfaction, in each case based	Consolidated net income
on objective data such as guest or market	Management of capital or operating
surveys	expenditures
Economic value added (dollar spread	Appreciation of stock price
between return on capital and cost of	Market value added (Company market value
capital) (EVA)	less total capital employed)
Gross revenues	Debt levels, either alone or as a percentage
Operating income	of any other Performance Goal
Operating cash flow
Revenue, less cost of merchandise, payroll
and related costs and other restaurant
operating costs (Gross profit)

If the Committee determines that, as a result of a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or any other events or circumstances, including, but not limited to a change in applicable law, the Performance Goals are no longer suitable, the Committee may in its discretion modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, with respect to a period as the Committee deems appropriate and equitable. For example, the Committee may appropriately adjust any evaluation of performance under a Performance Goal to remove the effect of equity compensation expense under Financial Accounting Standards No. 123R; amortization of acquired technology and intangibles; asset write-downs; litigation or claim judgments or settlements; changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; discontinued operations; and any items that are extraordinary, unusual in nature, non-recurring or infrequent in occurrence. In any such case, the Committee shall consider whether any modification of the Performance Goals or minimum acceptable level of achievement would cause the exemption under Code Section 162(m) to become unavailable.

     (n) “Performance Period” means, with respect to a Stock Incentive, a period of time of not less than twelve (12) months’ duration within which the Performance Goals relating to such Stock Incentive are to be measured. The Performance Period, if any, will be established by the Committee at the time the Stock Incentive is granted.

     (o) “Performance Unit Award” refers to a performance unit award described in Plan Section 3.6.

     (p) “Phantom Shares” refers to the rights described in Plan Section 3.7.

2013 Proxy Statement	Annex A

     (q) “Plan” means the Ruby Tuesday, Inc. Stock Incentive Plan, as set forth herein; provided, however, that in the event that the Company is replaced by a successor in interest, the title of the Plan shall thereafter be the name of the successor in interest followed by the phrase “Stock Incentive Plan.”

     (r) “Stock” means the Company’s common stock, $.01 par value.

     (s) “Stock Appreciation Right” means a stock appreciation right described in Plan Section 3.3.

     (t) “Stock Award” means a stock award described in Plan Section 3.4.

     (u) “Stock Incentive Agreement” means an agreement between the Company and a Participant or other documentation evidencing an award of a Stock Incentive.

     (v) “Stock Incentive Program” means a written agreement established by the Committee pursuant to which Stock Incentives, other than Options or Stock Appreciation Rights, are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

     (w) “Stock Incentives” means, collectively, Dividend Equivalent Rights, Options, Performance Unit Awards, Phantom Shares, Stock Appreciation Rights and Stock Awards.

     (x) “Termination of Service” means the termination of the employee-employer or other service relationship between a Participant and the Company and its affiliates, regardless of the fact that severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee shall, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Service, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Service, or whether a Termination of Service is for Cause.

SECTION 2 THE STOCK INCENTIVE PLAN

2.1 Purpose of the Plan. The Plan is intended to (a) provide incentive to Participants to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by Participants by providing them with a means to acquire a proprietary interest in the Company by acquiring shares of Stock or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining and rewarding key personnel.

2.2 Stock Subject to the Plan. Subject to adjustment in accordance with Plan Section 5.2, 18,800,000 shares of Stock (the “Maximum Plan Shares”) are hereby reserved exclusively for issuance pursuant to Stock Incentives. At no time shall the Company have outstanding Stock Incentives and shares of Stock issued in respect of Stock Incentives in excess of the Maximum Plan Shares. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full shall again be available for purposes of the Plan. Notwithstanding the foregoing, the maximum aggregate number of shares of the Stock from which grants or awards of Stock Incentives, other than Options, may be made under the Plan shall not exceed twenty-five percent (25%) of the Maximum Plan Shares.

2.3 Administration of the Plan. The Plan shall be administered by the Committee. The Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee shall be filled by the Board of Directors.

The Committee shall have full authority in its discretion to determine from among the eligible individuals of the Company or its affiliates to whom Stock Incentives shall be granted and the terms and provisions of Stock Incentives, subject to the Plan. Subject to the provisions of the Plan, the Committee shall have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Incentive Agreements or Stock Incentive Programs and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively

Annex A	2013 Proxy Statement

among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Committee’s decisions shall be final and binding on all Participants. As to any matter involving a Participant who is not a “reporting person” for purposes of Section 16 of the Securities Exchange Act of 1934, the Committee may delegate to any member of the Board of Directors or officer of the Company the administrative authority to (a) interpret the provisions of the Participant’s Stock Incentive Agreement and (b) determine the treatment of Stock Incentives upon a Termination of Service, as contemplated by Plan Section 3.8.

2.4 Eligibility and Limits.

     (a) Stock Incentives may be granted to officers and employees of the Company or an affiliate of the Company. To the extent required under Section 162(m) of the Code and the regulations thereunder, for compensation to be treated as qualified performance-based compensation, subject to adjustment in accordance with Plan Section 5.2, the maximum number of shares of Stock with respect to which (1) Options, (2) Stock Appreciation Rights and (3) other Stock Incentives (to the extent they are granted with the intent that they qualify as performance-based compensation under Section 162(m) of the Code) may be granted during any fiscal year of the Company to any employee may not exceed 750,000. In applying this limitation, if an Option or Stock Appreciation Right is cancelled for any reason, then the shares of Stock attributable to such cancellation either shall continue to be counted as an outstanding grant or shall be counted as a new grant of shares of Stock, as the case may be, against the affected person’s 750,000 share limit for the appropriate fiscal year. The maximum aggregate dollar amount of cash-settled Stock Incentives that may be paid during any fiscal year of the Company to any employee may not exceed $6,000,000.

     (b) Stock Incentives also may be granted to non-employee directors of the Company or an affiliate of the Company; provided, however, that the maximum number of shares of Stock with respect to which Stock Incentives that are to be settled in shares of Stock may be granted during any fiscal year of the Company to any non-employee director may not exceed a number of shares having a Fair Market Value, determined at the date of grant, in excess of $300,000 and no non-employee director may be granted a Stock Incentive to be settled in cash (other than pursuant to Plan Section 5.2).

SECTION 3 TERMS OF STOCK INCENTIVES

3.1 Terms and Conditions of All Stock Incentives.

     (a) The number of shares of Stock, if any, as to which a Stock Incentive may be granted will be determined by the Committee in its sole discretion, subject to the provisions of Plan Section 2.2 as to the total number of shares available for grants under the Plan and subject to the limits on Options and Stock Appreciation Rights and other Stock Incentives in Plan Section 2.4.

     (b) Each Stock Incentive will either be evidenced by a Stock Incentive Agreement in such form and containing such, terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other performance criteria, if any, that must be achieved as a condition to vesting or settlement of the Stock Incentive, or be made subject to the terms of a Stock Incentive Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other performance criteria, if any, that must be achieved as a condition to vesting or settlement of the Stock Incentive. Each Stock Incentive Agreement or Stock Incentive program is subject to the terms of the Plan and any provision contained in a Stock Incentive Agreement or Stock Incentive Program that is contrary with the Plan are null and void. Performance Goals, if any, shall be established before within ninety (90) days of the first day of a Performance Period. In addition, at the time any Performance Goals are established, the outcome as to whether the Performance Goals will be met must be substantially uncertain. If any Performance Goals are established as a condition to vesting or settlement of a Stock Incentive, the Committee shall certify in writing that the applicable Performance Goals were in fact satisfied before such Stock Incentive is vested or settled, as applicable. Each Stock Incentive Agreement or Stock Incentive Program is subject to the terms of the Plan and any provisions contained in the Stock Incentive Agreement or Stock Incentive Program that are inconsistent with the Plan are null and void. To the extent a Stock Incentive is subject to Performance Goals with the intent that the Stock Incentive constitute performance-based compensation under Code Section 162(m), the Committee shall comply with all applicable requirements under Code Section 162(m) in granting and settling such Stock Incentive, except as otherwise provided herein. The Committee may, but is not required to, structure any Stock Incentive as performance-based compensation under Code Section 162(m).

2013 Proxy Statement	Annex A

     (c) The date a Stock Incentive is granted shall be the date on which the Committee has approved the terms and conditions of the Stock Incentive and has determined the recipient of the Stock Incentive and the number of shares covered by the Stock Incentive and has taken all such other action necessary to complete the grant of the Stock Incentive or such later date as may be specified in the approval of the Stock Incentive Agreement or Stock Incentive Program.

     (d) The Committee may provide in any Stock Incentive Agreement or pursuant to any Stock Incentive Program (or subsequent to the award of a Stock Incentive but prior to its expiration or cancellation, as the case may be) that, in the event of a Change in Control, the Stock Incentive shall or may be cashed out on the basis of any price not greater than the highest price paid for a share of Stock in any transaction reported by the National Association of Securities Dealer Automated Quotation System or any national securities exchange selected by the Committee on which the shares of Stock are then actively traded during a specified period immediately preceding or including the date of the Change in Control or offered for a share of Stock in any tender offer occurring during a specified period immediately preceding or including the date the tender offer commences; provided that, in no case shall any such specified period exceed one (1) year (the “Change in Control Price”). For purposes of this Subsection, the cash-out of a Stock Incentive shall be determined as follows:

(1) Options shall be cashed out on the basis of the excess, if any, of the Change in Control Price over the Exercise Price with or without regard to whether the Option may otherwise be exercisable only in part;

(2) Stock Awards and Phantom Shares shall be cashed out in an amount equal to the Change in Control Price with or without regard to any conditions or restrictions otherwise applicable to any such Stock Incentive; and

(3) Stock Appreciation Rights, Dividend Equivalent Rights and Performance Unit Awards shall be cashed out with or without regard to any conditions or restrictions otherwise applicable to any such Stock Incentive and the amount of the cash out shall be determined by reference to the number of shares of Stock that would be required to pay the Participant in kind for the value of the Stock Incentive as of the date of the Change in Control multiplied by the Change in Control Price.

     (e) Any Stock Incentive may be granted in connection with all or any portion of a previously or contemporaneously granted Stock Incentive. Exercise or vesting of a Stock Incentive granted in connection with another Stock Incentive may result in a pro rata surrender or cancellation of any related Stock Incentive, as specified in the applicable Stock Incentive Agreement or Stock Incentive Program.

     (f) Stock Incentives shall not be transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant; in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of the death of the Participant, by the personal representative of the Participant’s estate or if no personal representative has been appointed, by the successor in interest determined under the Participant’s will.

     (g) After the date of grant of a Stock Incentive, the Committee may, in its sole discretion, modify the terms and conditions of a Stock Incentive, except to the extent that such modification would be inconsistent with other provisions of the Plan or would adversely affect the rights of a Participant under the Stock Incentive (except as otherwise permitted under the Plan) or to the extent that the mere possession (as opposed to the exercise) of such power would result in adverse tax consequences to any Participant under Code Section 409A.

     (h) Dividends payable on Stock subject to a Stock Incentive and dividend equivalent rights payable with respect to a Stock Incentive shall not be paid prior to the vesting of the portion of the Stock Incentive to which they relate.

3.2 Terms and Conditions of Options. Each Option granted under the Plan shall be evidenced by a Stock Incentive Agreement.

Annex A	2013 Proxy Statement

     (a) Option Price. Subject to adjustment in accordance with Plan Section 5.2 and the other provisions of this Section 3.2, the exercise price (the “Exercise Price”) per share of Stock purchasable under any Option shall be as set forth in the applicable Stock Incentive Agreement. With respect to each grant of an Option to a Participant, the Exercise Price per share shall not be less than its Fair Market Value on the date the Option is granted.

     (b) Option Term. The term of an Option shall be as specified in the applicable Stock Incentive Agreement; provided, however that no Option granted to a Participant shall be exercisable after the expiration of ten (10) years from the date the Option is granted.

     (c) Payment. Payment for all shares of Stock purchased pursuant to exercise of an Option shall be made in any form or manner authorized by the Committee in the Stock Incentive Agreement or by amendment thereto, including, but not limited to, cash, cash equivalents or, if the Stock Incentive Agreement provides, (1) by delivery to the Company of a number of shares of Stock which have been owned by the holder having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery; (2) in a cashless exercise through a broker; provided, however, that any such cashless exercise is consistent with the restrictions of Section 13(k) of the Securities Exchange Act of 1934 (Section 402 of the Sarbanes-Oxley Act of 2002); (3) by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price; or (4) by any combination of the foregoing. Payment shall be made at the time that the Option or any part thereof is exercised, and no shares shall be issued or delivered upon exercise of an option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a stockholder.

     (d) Conditions to the Exercise of an Option. Each Option granted under the Plan shall be exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Stock Incentive Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may modify the terms of an Option to the extent not prohibited by the terms of the Plan, including accelerating the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a Change in Control and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term notwithstanding any provision of the Stock Incentive Agreement to the contrary.

     (e) Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

     (f) No Reload Grants. Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other option held by a Participant.

     (g) No Repricing or Buyouts. Except as provided in Plan Section 5.2, without the approval of the Company’s stockholders, the Exercise Price of an Option may not be reduced, directly or indirectly, after the grant of the Option, including any surrender of the Option in consideration of, or in exchange for: (1) the grant of a new Option having an Exercise Price below that of the Option that was surrendered; (2) Stock; (3) cash; or (4) any other Stock Incentive.

3.3 Terms and Conditions of Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan shall be evidenced by a Stock Incentive Agreement. A Stock Appreciation Right may be granted in connection with all or any portion of a previously or contemporaneously granted Stock Incentive or not in connection with a Stock Incentive. A Stock Appreciation Right shall entitle the Participant to receive the excess of (a) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (b) a specified or determinable price, which shall not be less than the Fair Market Value of the Stock at the time of the award. A Stock Appreciation Right granted in connection with a Stock

2013 Proxy Statement	Annex A

Incentive may only be exercised to the extent that the related Stock Incentive has not been exercised, paid or otherwise settled. The exercise of a Stock Appreciation Right granted in connection with a Stock Incentive shall result in a pro rata surrender or cancellation of any related Stock Incentive to the extent the Stock Appreciation Right has been exercised.

     (a) Settlement. Upon settlement of a Stock Appreciation Right, the Company shall pay to the Participant the appreciation in cash and/or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise), as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Committee may determine.

     (b) Conditions to Exercise. Each Stock Appreciation Right granted under the Plan shall be exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Stock Incentive Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

3.4 Terms and Conditions of Stock Awards.

     (a) Grants. The number of shares of Stock subject to a Stock Award and restrictions or conditions on such shares, if any, will be as the Committee determines, including, without limitation, Performance Goals, if any, that must be achieved as a condition to vesting of the Stock Award and the certificate for such shares will bear evidence of any restrictions or conditions. Subsequent to the date of the grant of the Stock Award, the Committee shall have the power to permit, in its discretion, an acceleration of the expiration of an applicable restriction period with respect to any part or all of the shares awarded to a Participant. Subject to Subsections (b) and (c) below, the Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock awarded determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment.

     (b) Vesting. Any Stock Award granted to an officer or employee of the Company or any affiliate that does not contain forfeitability provisions based upon Performance Goals shall vest over a period of no less than thirty (30) months, subject to exceptions for death, Disability, retirement and similar events as may be prescribed by the Committee.

     (c) Grants in Lieu of Salary. Any Stock Award granted that does not contain any forfeitability provisions shall be granted only in lieu of salary or cash bonus otherwise payable to a Participant and may be granted at up to a fifteen percent (15%) discount to the Fair Market Value of the Stock as of the date of grant only if the Stock is subject to material restrictions on transferability.

     (d) Minimum Holding Period. Any Stock Award granted to an officer or employee of the Company or any affiliate shall provide that the Stock subject to the Stock Award, net of shares of Stock withheld or otherwise applied to satisfy tax withholding obligations, shall be subject to a minimum holding period of six (6) months from the date the shares of Stock cease to be forfeitable, subject to exceptions for death, Disability, retirement and similar events as may be prescribed by the Committee.

3.5 Terms and Conditions of Dividend Equivalent Rights. A Dividend Equivalent Right shall entitle the Participant to receive payments from the Company in an amount determined by reference to any cash dividends paid on a specified number of shares of Stock to Company stockholders of record during the period such rights are effective. The Committee may impose such restrictions and conditions on any Dividend Equivalent Rights as the Committee determines, including, without limitation, Performance Goals and the date any such right shall terminate. The Committee may reserve the right to terminate, amend or suspend any such right at any time.

     (a) Payment. Payment in respect of a Dividend Equivalent Right may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the Stock Incentive Agreement or Stock Incentive Program or, in the absence of such provision, as the Committee may determine.

Annex A	2013 Proxy Statement

     (b) Conditions to Payment. Each Dividend Equivalent Right granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Dividend Equivalent Right, the Committee, at any time before complete termination of such Dividend Equivalent Right, may accelerate the time or times at which such Dividend Equivalent Right may be paid in whole or in part.

3.6 Terms and Conditions of Performance Unit Awards. A Performance Unit Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the value of either a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) or a percentage or multiple of a specified amount determined by the Committee. At the time of the grant, the Committee must determine the base value of each unit, the number of units subject to a Performance Unit Award, and the performance factors, including, but not limited to, one or more Performance Goals, applicable to the determination of the ultimate payment value of the Performance Unit Award and the period over which Company performance shall be measured. The Committee may provide for an alternate base value for each unit under certain specified conditions.

     (a) Payment. Payment in respect of Performance Unit Awards may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment), as provided in the applicable Stock Incentive Agreement or Stock Incentive Program or, in the absence of such provision, as the Committee may determine.

     (b) Conditions to Payment. Each Performance Unit Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Performance Unit Award, the Committee, at any time before complete termination of such Performance Unit Award, may accelerate the time or times at which such Performance Unit Award may be paid in whole or in part.

3.7 Terms and Conditions of Phantom Shares. Phantom Shares shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Stock at the end of a specified period. At the time of the grant, the Committee will determine the factors which will govern the portion of the rights so payable, including, at the discretion of the Committee, any performance criteria that must be satisfied as a condition to payment including, but not limited to, one or more Performance Goals.

     (a) Payment. Payment in respect of Phantom Shares may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment), as provided in the applicable Stock Incentive Agreement or Stock Incentive Program or, in the absence of such provision, as the Committee may determine.

     (b) Conditions to Payment. Each Phantom Share granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Phantom Share, the Committee, at any time before complete termination of such Phantom Share, may accelerate the time or times at which such Phantom Share may be paid in whole or in part.

3.8 Treatment of Awards Upon Termination of Service. Any award under this Plan to a Participant who suffers a Termination of Service may be cancelled, accelerated, paid or continued, as provided in the Stock Incentive Agreement or Stock Incentive Program or, in the absence of such provision, as the Committee may determine to the extent not prohibited by the Plan. The portion of any award exercisable in the event of continuation or the amount of any payment due under a continued award may be adjusted by the Committee to reflect the Participant’s period of service from the date of grant through the date of the Participant’s Termination of Service or such other factors as the Committee determines are relevant to its decision to continue the award.

2013 Proxy Statement	Annex A

SECTION 4 RESTRICTIONS ON STOCK

4.1 Escrow of Shares. Any certificates representing the shares of Stock issued under the Plan shall be issued in the Participant’s name, but, if the applicable Stock Incentive Agreement or Stock Incentive Program so provides, the shares of Stock shall be held by a custodian designated by the Committee (the “Custodian”). Each applicable Stock Incentive Agreement or Stock Incentive Program providing for transfer of shares of Stock to the Custodian may require a Participant to complete an irrevocable stock power appointing the Custodian as the attorney-in-fact for the Participant for the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program, with full power and authority in the Participant’s name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Stock Incentive Agreement or Stock Incentive Program. During the period that the Custodian holds the shares subject to this Section, the Participant shall be entitled to all rights, except as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian shall, as the Committee may provide in the applicable Stock Incentive Agreement or Stock Incentive Program, be paid directly to the Participant or, in the alternative, be retained by the Custodian until the expiration of the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

4.2 Forfeiture of Shares. Notwithstanding any vesting schedule set forth in any Stock Incentive Agreement or Stock Incentive Program, in the event that the Participant violates a noncompetition agreement as set forth in the Stock Incentive Agreement or Stock Incentive Program, all Stock Incentives and shares of Stock issued to the holder pursuant to the Plan shall be forfeited; provided, however, that the Company shall return to the holder the lesser of any consideration paid by the Participant in exchange for Stock issued to the Participant pursuant to the Plan or the then Fair Market Value of the Stock forfeited hereunder.

4.3 Restrictions on Transfer. The Participant shall not have the right to make or permit to exist any Disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program. Any Disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program shall be void. The Company shall not recognize, or have the duty to recognize, any Disposition not made in accordance with the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program, and the shares so transferred shall continue to be bound by the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program.

SECTION 5 GENERAL PROVISIONS

5.1 Withholding. The Company shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local tax withholding requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Stock Award. A Participant may satisfy the withholding obligation in cash, cash equivalents or, if the applicable Stock Incentive Agreement or Stock Incentive Program provides, a Participant may elect to have the number of shares of Stock the Participant is to receive reduced by, or with respect to a Stock Award, tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock determined as of the Tax Date (defined below), is sufficient to satisfy the minimum required federal, state and local, if any, withholding taxes arising from exercise or payment of a Stock Incentive (a “Withholding Election”). A Participant may make a Withholding Election only if both of the following conditions are met:

     (a) The Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the “Tax Date”) by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Committee; and

     (b) Any Withholding Election made will be irrevocable; however, the Committee may in its sole discretion disapprove and give no effect to the Withholding Election.

Annex A	2013 Proxy Statement

5.2 Changes in Capitalization; Merger; Liquidation.

     (a) The number of shares of Stock reserved for the grant of Options, Dividend Equivalent Rights, Performance Unit Awards, Phantom Shares, Stock Appreciation Rights and Stock Awards; the number of shares of Stock reserved for issuance upon the exercise, vesting, grant or settlement, as applicable, of each outstanding Option, Dividend Equivalent Right, Performance Unit Award, Phantom Share, Stock Appreciation Right and Stock Award and to which each such award pertains; the Exercise Price of each outstanding Option; the specified price of each outstanding Stock Appreciation Right; and the maximum fiscal year limitations on the number of shares of Stock granted to any single individual under Stock Incentives shall be proportionately adjusted for any nonreciprocal transaction between the Company and the holders of capital stock of the Company that causes the per share value of the shares of Stock underlying an award to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend (each, an “Equity Restructuring”).

     (b) In the event of any merger, consolidation, extraordinary dividend (including a spin-off), reorganization, recapitalization, sale of substantially all of the Company’s assets, other change in the capital structure of the Company, tender offer for shares of Stock, or a Change in Control of the Company, that in each case is not an Equity Restructuring, the Committee, in its sole discretion, may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate, including without limitation, the assumption of other awards, the substitution of new awards, the adjustment of outstanding awards, the acceleration of awards, the removal of restrictions on outstanding awards, the settlement of any awards in cash or cash equivalents, or the termination of outstanding awards in exchange for the cash value determined in good faith by the Committee of the vested and/or unvested portion of the award, all as may be provided in the applicable Stock Incentive Agreement or Stock Incentive Program or, if not expressly addressed therein, as the Committee subsequently may determine in its sole discretion. Any adjustment pursuant to this Section 5.2 may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Stock Incentive, but except as set forth in this Section may not otherwise diminish the then value of the Stock Incentive. In making any such adjustment, the Committee shall consider the impact of any adverse tax consequences that may affect the Participant under Code Section 409A and any adverse financial accounting consequences that may affect the Company.

     (c) The existence of the Plan and the Stock Incentives granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

5.3 Compliance with Code. Except to the extent provided otherwise by the Committee, awards under the Plan are intended to satisfy the requirements of Code Section 409A so as to avoid the imposition of any additional taxes or penalties under Code Section 409A. If the Committee determines that a Stock Incentive Agreement or Stock Incentive Program, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Code Section 409A, then unless the Committee provides otherwise, such Stock Incentive Agreement or Stock Incentive Program, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan, Stock Incentive Agreement, and/or Stock Incentive Program will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Code Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.

5.4 Right to Terminate Employment. Nothing in the Plan or in any Stock Incentive shall confer upon any Participant the right to continue as an employee, officer, director or other service provider of the Company or any of its affiliates or affect the right of the Company or any of its affiliates to terminate the Participant’s employment or services at any time.

5.5 Restrictions on Delivery and Sale of Shares; Legends. Each Stock Incentive is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Stock Incentive upon any securities exchange or under any state or federal law is

2013 Proxy Statement	Annex A

necessary or desirable as a condition of or in connection with the granting of such Stock Incentive or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Stock Incentive may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Stock Incentives then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to a Stock Incentive, that the Participant or other recipient of a Stock Incentive represent, in writing, that the shares received pursuant to the Stock Incentive are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to a Stock Incentive such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

5.6 Non-alienation of Benefits. Other than as specifically provided with regard to the death of a Participant, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit shall, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

5.7 Term; Termination and Amendment of the Plan. The Plan shall expire on the day immediately preceding the tenth (10th) anniversary of this restatement of the Plan, unless its continuation beyond such date is approved by the stockholders of the Company. Notwithstanding the foregoing, the Board of Directors at any time prior to the expiration of the Plan may amend or terminate the Plan without shareholder approval; provided, however, that the Board of Directors shall obtain shareholder approval for any amendment to the Plan that, except as provided under Plan Section 5.2, increases the number of shares of Stock available under the Plan, materially expands the classes of individuals eligible to receive Stock Incentives, materially expands the type of awards available for issuance under the Plan, or would otherwise require shareholder approval under the rules of the applicable exchange. Unless a Stock Incentive Agreement or Stock Incentive Program expressly provides otherwise, no such termination or amendment without the consent of the holder of a Stock Incentive may adversely affect the rights of the Participant under such Stock Incentive.

5.8 Choice of Law. The laws of the State of Georgia shall govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

5.9 Effective Date of Plan. The Plan, as amended and restated, shall become effective upon the date the Plan is approved by the Board of Directors.

5.10 Stockholder Approval. The Plan shall be submitted to the stockholders of the Company for their approval of the provisions of Plan Section 2.4(b) within twelve (12) months after the adoption of the Plan by the Board of Directors. If such approval is not obtained, the provisions of Plan Section 2.4(b) shall be rendered null and void and any Stock Incentive granted in the interim to a director of the Company or any affiliate who is not also an employee at the time of grant hereunder will be void.21
____________________

[21]	Although not referenced in Section 5.10, pursuant to the terms of the Board of Directors resolution authorizing the amendment to Section 3.4, the proposed changes to Section 3.4 are also subject to shareholder approval.

Annex A	2013 Proxy Statement

RUBY TUESDAY, INC. ATTN: RAMONA SEALE 150 W. CHURCH AVENUE MARYVILLE, TN 37801
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the annual meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the annual meeting. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M62068-P42401	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
RUBY TUESDAY, INC.

To Elect Three Class III Directors For a Term of Three Years To the Board of Directors:

The Board of Directors recommends a vote FOR all Director nominees listed below.

1.	Election of Directors		For	Against	Abstain

	1a.	JAMES J. BUETTGEN	☐	☐	☐

	1b.	MATTHEW A. DRAPKIN	☐	☐	☐

	1c.	BERNARD LANIGAN, JR.	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.		For	Against	Abstain

2.	TO APPROVE AN ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.	☐	☐	☐

3.	TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE RUBY TUESDAY, INC. 2003 STOCK INCENTIVE PLAN.	☐	☐	☐

4.	TO RATIFY THE SELECTION OF KPMG LLP TO SERVE AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 3, 2014.	☐	☐	☐

NOTE: IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report with Form 10-K are available at www.proxyvote.com.

M62069-P42401

RUBY TUESDAY, INC.
Annual Meeting of Shareholders
October 9, 2013 11:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated August 28, 2013. The undersigned hereby appoints James J. (J.J.) Buettgen and Michael O. Moore and either of them, with full power of substitution, as proxy or proxies to represent the undersigned and to vote all shares of Ruby Tuesday, Inc. (the "Company"), common stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders, to  be held at 11:00 AM, EDT on October 9, 2013 at the Ruby Tuesday Inc., Restaurant Support Center, 150  West  Church Avenue, Maryville, TN 37801, and any adjournment(s) thereof, as designated on the reverse side hereof and in their discretion as to other matters as described in the Proxy Statement and as to any other business as may lawfully come before the meeting, hereby revoking any proxies as to said shares heretofore given by the undersigned.

If you hold Ruby Tuesday stock in the Ruby Tuesday, Inc. Salary Deferral Plan (the "401 (K) Plan"), this proxy/voting instruction card is solicited by the Trustee, Wells Fargo Shareholder Services. You may vote these shares by phone and/or Internet as described on the reverse side. If you do not provide voting instructions with respect to the shares held in the 401 (K) Plan, those shares will not be voted.

This proxy/voting instruction card, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. This proxy is revocable at or anytime prior to the meeting.

Continued and to be marked, dated and signed on reverse side